Use these links to rapidly review the document
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 21, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FILTERING ASSOCIATES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	5734 (Primary Standard Industrial Classification Code Number)	33-0976892 (I.R.S. Employer Identification Number)

1495 Belleau Road
Glendale, California 91206
(818) 632-5853
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

David Y. Choi
President
1495 Belleau Road
Glendale, California 91206
Phone: (818) 632-5853
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

COPIES TO:

Michael J. Muellerleile M2 LAW PROFESSIONAL CORPORATION 500 Newport Center Drive, Suite 800 Newport Beach, California 92660 Phone: (949) 706-1470 Fax: (949) 706-1475	Robert W. Walker MATINEE MEDIA CORPORATION 2801 Via Fortuna, Suite 675 Austin, Texas 78746 Phone: (512) 329-5843 Fax: (512) 329-5847	Leib Orlanski KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP 10100 Santa Monica Boulevard Seventh Floor Los Angeles, California 90067 Phone: (310) 552-5000 Fax: (310) 552-5001

        Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	18,402,331	$0.46	$8,465,072.26	$259.88

(1)
Represents a bona fide estimate of the maximum number of shares of common stock, par value $0.001 per share, that may be issued in connection with the merger described herein (based on 13,968,598 shares of common stock of Matinee Media Corporation and options and warrants to purchase 4,433,733 shares of common stock of Matinee Media Corporation outstanding on the date of this filing).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, calculated based upon the book value of the Matinee Media Corporation common stock as of September 30, 2007, the latest practicable date prior to the date of this filing.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/ prospectus is not complete and may be changed. Filtering Associates, Inc. may not distribute and issue the securities being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and Filtering Associates, Inc. is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                        , 2007

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF FILTERING ASSOCIATES, INC.

PROSPECTUS FOR UP TO 18,402,331 SHARES OF COMMON STOCK OF
FILTERING ASSOCIATES, INC.

FILTERING ASSOCIATES, INC.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        We are pleased to report that the boards of directors of Filtering Associates, Inc. and Matinee Media Corporation have each unanimously approved a merger of the two companies under the terms of a merger agreement.

        In the merger, Filtering Associates will issue a combination of shares of common stock and replacement options and warrants. Specifically, each share of Matinee Media common stock will be converted into the right to receive one share of Filtering Associates common stock. Each outstanding option and warrant to purchase Matinee Media common stock will be converted into the right to receive options or warrants to purchase an equal number of shares of Filtering Associates common stock, with the same terms and conditions.

        Upon completion of the merger, Filtering Associates stockholders will continue to own their existing shares of Filtering Associates common stock, except that 1,662,214 shares of Filtering Associates outstanding common stock will be tendered by certain stockholders for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business.

        Filtering Associates common stock is listed on the OTC Bulletin Board under the symbol FLTG. However, Filtering Associates common stock has yet to actively trade in that market.

        We encourage you to read this proxy statement/prospectus including the section entitled "Risk Factors" beginning on page 16, before voting.

        Filtering Associates and Matinee Media have each scheduled a special meeting in connection with the respective votes required. Your vote is very important. Whether or not you plan to attend the Filtering Associates special stockholder meeting or the Matinee Media special shareholder meeting, please take the time to vote by marking your vote on your proxy card, signing and dating the proxy card, and returning it to your respective company in the enclosed envelope. The Filtering Associates proxy card is enclosed with this proxy statement. Information regarding Matinee Media's special meeting, including the Matinee Media proxy card, is being mailed by Matinee Media along with this proxy statement/prospectus to Matinee Media shareholders.

        Pursuant to the Nevada Revised Statutes, which we refer to as the NRS, the affirmative vote of holders of at least a majority of the outstanding shares of Filtering Associates common stock is required to approve the merger agreement. The NRS provides that any action that may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent, setting forth the action so taken, is signed by the holders of a majority of the outstanding shares entitled to vote. However, the Articles of Incorporation of Filtering Associates contain a provision that prohibits such action by consent of the stockholders. On the record date for the meeting of the stockholders of Filtering Associates, there were 2,873,000 shares of Filtering Associates common stock outstanding. The holders of Filtering Associates common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

        Pursuant to the Texas Business Corporations Act, which we refer to as the TBCA, the affirmative vote of holders of at least two-thirds of the outstanding shares of Matinee Media common stock is required to approve the merger agreement. On the record date for the special meeting of shareholders of Matinee Media, there were 13,968,598 shares of Matinee Media common stock outstanding. The holders of Matinee Media common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

        Within two business days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the date of the merger) set forth in the merger agreement is satisfied or waived, or at such other time or date as the parties may agree, Matinee Media and Filtering Associates will cause articles of merger to be filed with the Secretary of State of the State of Texas, as provided in the TBCA, and a certificate of merger to be filed with the Secretary of State of the State of Nevada, as provided in the NRS. Upon completion of such filings and the issuance of a certificate of merger by the Secretary of State of the State of Texas and the Secretary of State of the State of Nevada, the merger will become effective.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy statement/ prospectus is dated [                        ], 2007, and is first being mailed to Filtering Associates stockholders on or about [                        ], 2007 and by Matinee Media to Matinee Media shareholders on or about [                        ], 2007.

FILTERING ASSOCIATES, INC.
1495 Belleau Road
Glendale, California 91206

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                        ] 2007

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Filtering Associates, Inc., a Nevada corporation, will be held on [                        ,    ], 2007 at                        , local time, in the                        ,                         ,            , California, for the following purposes:

  (1)
  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 13, 2006, as amended, between Filtering Associates, Kevin Frost and Edward Wiggins, the sole officers and directors of Filtering Associates at the time of execution, and Matinee Media Corporation, a Texas corporation, and the merger of Matinee Media with and into Filtering Associates, as contemplated by the merger agreement, with Filtering Associates continuing as the surviving corporation; and

  (2)
  To transact such other business as may properly come before the special meeting.

        Subject to the terms and conditions of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A, at the effective time of the merger, each share of common stock of Matinee Media outstanding immediately prior to the effective time will be converted into the right to receive one share of Filtering Associates common stock. In addition, Matinee Media's outstanding options and warrants will then be converted into options and warrants to purchase an equal number of shares of Filtering Associates common stock, with the same terms and conditions. In connection with the merger, and pursuant to the terms of the merger agreement, Filtering Associates will change its corporate name to "Matinee Media Corporation".

        For the reasons set forth in this proxy statement/prospectus, on April 12, 2006, the Filtering Associates board of directors unanimously determined that the proposed merger, and the name change, is in the best interests of Filtering Associates and its stockholders, approved the terms of the merger agreement and recommended that the merger agreement be approved and adopted by the stockholders of Filtering Associates. The board of directors recommends that stockholders vote "FOR" approval of the merger agreement.

        This proxy statement/prospectus contains detailed information of the background of, reasons for and terms of the proposed merger. You are urged to read this material carefully. A copy of the merger agreement is attached as Appendix A. Whether or not you plan to attend the special meeting, you are asked to sign and return the enclosed proxy as promptly as possible. Failure to vote will have the same effect as a vote against the merger agreement. If you attend the special meeting, your proxy may be revoked if you elect to vote in person. Your prompt cooperation will be greatly appreciated.

        The Filtering Associates board of directors knows of no additional matters that will be presented for consideration at the special meeting of the stockholders of Filtering Associates. Execution of the accompanying proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Filtering Associates common stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before, and all matters incident to the conduct of, the special meeting or any adjournments or postponements thereof.

        Only stockholders of record on the books of Filtering Associates at the close of business on [            ], 2007, the record date fixed by the board of directors, are entitled to notice of, and to vote at, the special meeting. For specific instructions on how to vote your shares, please refer to the section of this proxy statement/prospectus entitled "Filtering Associates Special Meeting" beginning on page     .

        Under the Nevada Revised Statutes, as an owner of Filtering Associates common stock, you have the right to dissent from the merger and obtain cash payment for the "fair value" of your shares, as determined in accordance with the Nevada Revised Statutes. However, you must comply with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, the Nevada dissenters' rights statute. The text of the statute is set forth in Appendix B to this enclosed proxy statement/prospectus.

By Order of the Board of Directors
/s/ DAVID Y. CHOI David Y. Choi, Secretary
Glendale, California [ ], 2007

MATINEE MEDIA CORPORATION
2801 Via Fortuna
Suite 675
Austin, Texas 78746

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [                        ] 2007

To Our Shareholders:

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders, including any adjournments or postponements thereof, of Matinee Media Corporation, a Texas corporation, will be held on [                        ,    ], 2007 at                        , local time, in the                        ,                         , Austin, Texas, for the following purposes:

  (1)
  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 13, 2006, as amended, between Filtering Associates, Inc., a Nevada corporation, Kevin Frost and Edward Wiggins, the sole officers and directors of Filtering Associates at the time of execution, and Matinee Media, and the merger of Matinee Media with and into Filtering Associates, as contemplated by the merger agreement, with Filtering Associates continuing as the surviving corporation; and

  (4)
  To transact such other business as may properly come before the special meeting.

        Subject to the terms and conditions of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A, at the effective time of the merger, each share of common stock of Matinee Media outstanding immediately prior to the effective time will be converted into the right to receive one share of Filtering Associates common stock. In addition, Matinee Media's outstanding options and warrants will then be converted into options and warrants to purchase an equal number of shares of Filtering Associates common stock. In connection with the merger, and pursuant to the terms of the merger agreement, Filtering Associates will change its corporate name to "Matinee Media Corporation".

        For the reasons set forth in this proxy statement/prospectus, on April 3, 2006, the Matinee Media board of directors unanimously determined that the proposed merger is in the best interests of Matinee Media and its shareholders, approved the terms of the merger agreement and recommended that the merger agreement be approved and adopted by the shareholders of Matinee Media. The board of directors recommends that shareholders vote "FOR" approval of the merger agreement.

        This proxy statement/prospectus contains detailed information of the background of, reasons for and terms of the proposed merger. You are urged to read this material carefully. A copy of the merger agreement is attached as Appendix A hereto. Failure to vote will have the same effect as a vote against the merger agreement.

        Only stockholders of record on the books of Matinee Media at the close of business on [            ], 2007, the record date fixed by the board of directors, are entitled to notice of, and to vote at, the special meeting. A list of the stockholders entitled to vote at the special meeting will be kept on file at the offices of Matinee Media located at 2801 Via Fortuna, Suite 675, Austin, Texas 78746 for a period of at least ten days prior to the special meeting, subject to inspection by any shareholder, as required by law. For specific instructions on how to vote your shares, please refer to the section of this proxy statement/prospectus entitled "Matinee Media Special Meeting" beginning on page    .

        Under the Texas Business Corporation Act, as an owner of Matinee Media common stock, you do not have the right to dissent from the merger.

        Please do not send in any stock certificates at this time. Upon approval of the merger, you will be sent instructions regarding the procedures to exchange your existing certificates evidencing common stock of Matinee Media for certificates evidencing common stock of the surviving corporation.

By Order of the Board of Directors
/s/ ROBERT W. WALKER Robert W. Walker, Secretary

Austin, Texas
[                        ], 2007

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
SELECTED HISTORICAL FINANCIAL INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS
AGREEMENT AND PLAN OF MERGER
FILTERING ASSOCIATES SPECIAL MEETING
MATINEE MEDIA SPECIAL MEETING
THE MERGER
INFORMATION ABOUT MATINEE MEDIA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MATINEE MEDIA
INFORMATION ABOUT FILTERING ASSOCIATES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FILTERING ASSOCIATES
DIRECTORS AND MANAGEMENT OF SURVIVING CORPORATION FOLLOWING THE MERGER
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
DESCRIPTION OF SECURITIES OF SURVIVING CORPORATION
STOCKHOLDER PROPOSALS
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION

ANNEXES
Annex A-1—Agreement and Plan of Merger
Annex A-2—First Amendment to Agreement and Plan of Merger
Annex A-3—Second Amendment to Agreement and Plan of Merger
Annex A-4—Second Amendment to Agreement and Plan of Merger
Annex B—Nevada Revised Statutes Sections 92A.300 to 92A.500
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit 23.1 Consent of Jonathon P. Reuben C.P.A., an Accountancy Corporation
Exhibit 23.2 Consent of Malone & Bailey, PC
Exhibit 99.1 Proxy Card for Special Meeting

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers briefly address some commonly asked questions about the merger being voted upon at the special meeting of the stockholders of Filtering Associates and the special meeting of the shareholders of Matinee Media. Except where indicated otherwise, as used in this proxy statement/prospectus, "Filtering Associates" refers to Filtering Associates, Inc., a Nevada corporation, and "Matinee Media" refers to Matinee Media Corporation, a Texas corporation. In addition, except where indicated otherwise, references to the merger agreement include all amendments to the merger agreement.

Who is Filtering Associates?

        Filtering Associates is a marketer of USB flash memory drives. To date, Filtering Associates has not generated any reportable revenue, and is considered a "shell company" under the Securities Exchange Act. Beginning in 2005, the board of directors of Filtering Associates began researching opportunities, including a merger or acquisition of another business with long-term growth potential.

Who is Matinee Media?

        Matinee Media is primarily an acquirer, developer and seller of interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the Federal Communications Commission, which we refer to as the FCC, and currently holds the exclusive right to purchase, subject to prior FCC approval, 25 construction permits.

What is being voted on at the Filtering Associates special meeting?

        The only proposal on which the Filtering Associates stockholders are being asked to vote is to approve the merger with Matinee Media pursuant to the merger agreement, whereby Matinee Media will be merged with and into Filtering Associates, with Filtering Associates remaining as the surviving corporation. As consideration for such merger, and as further described herein, each share of Matinee Media common stock will be converted into the right to receive one share of Filtering Associates common stock. Each outstanding Matinee Media option and warrant will be converted into the right to receive an option or warrant to purchase an equal number of shares of Filtering Associates common stock, with the same terms and conditions.

What is being voted on at the Matinee Media special meeting?

        The only proposal on which the Matinee Media shareholders are being asked to vote is to approve the merger of Matinee Media with and into Filtering Associates pursuant to the merger agreement.

Why is Filtering Associates proposing the merger?

        The board of directors of Filtering Associates considered a number of factors in considering the merger with Matinee Media, but primarily that Filtering Associates' management has not been able to expand its operations to generate any meaningful revenues. In considering the merger with Matinee Media, the board of directors of Filtering Associates anticipated that this lack of meaningful revenues was likely to continue for the foreseeable future. Given those circumstances, the board of directors of Filtering Associates decided that the best course of action for Filtering Associates and its stockholders was to enter into the merger agreement and consummate the proposed merger with Matinee Media, after which the management of Filtering Associates would resign. In agreeing to the merger, the board of directors of Filtering Associates hoped that, by relinquishing control to Matinee Media's management and adopting Matinee Media's assets and operations, such a move would eventually add value to Filtering Associates, as the surviving corporation, and the interests of its stockholders. The board of directors of Filtering Associates reached this conclusion after analyzing Matinee Media's operations, assets and managerial resources, which are described in more detail below, and believes that acquiring Matinee Media's potential for profitable operations by means of the merger was the best opportunity to increase value to the existing stockholders of Filtering Associates.

Why is Matinee Media proposing the merger?

        Matinee Media's board of directors has determined that the merger with Filtering Associates is the most efficient method by which to provide liquidity to Matinee Media shareholders. The common stock of Filtering Associates is registered with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and is listed on the OTC Bulletin Board. However, Filtering Associates common stock has yet to actively trade in that market. In accordance with the terms of the merger, Matinee Media current shareholders will receive shares of common stock of Filtering Associates and, as a result, will be holders of shares of registered stock.

What vote is required in order to approve the merger proposal at the Filtering Associates meeting?

        The approval of the merger with Matinee Media will require the affirmative vote of a majority of the shares outstanding as of the record date of Filtering Associates' common stock. In addition, each Filtering stockholder who holds shares of common stock has the right to dissent from the merger and obtain cash payment for the "fair value" of those shares, as determined in accordance with the Nevada law. However, if the holders of more than 5% of the Filtering Associates common stock exercise their right to dissent from the merger, then Matinee Media will have the right to terminate the merger agreement and not consummate the merger.

What vote is required in order to approve the merger at the Matinee Media special meeting?

        The approval of the merger with Filtering Associates will require the affirmative vote of two-thirds of the shares outstanding as of the record date of Matinee Media's common stock.

If I am not going to attend the Filtering Associates special meeting of stockholders in person, should I return my proxy card instead?

        Yes.    After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign the enclosed proxy card. Then return your proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the Filtering Associates special meeting.

What will happen if I abstain from voting or fail to vote at the Filtering Associates meeting?

        Filtering Associates will count a properly executed proxy marked ABSTAIN with respect to the merger proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote, because it is not an affirmative vote in favor of the merger proposal, will have the same effect as a vote against the merger proposal.

What do I do if I want to change my vote prior to the Filtering Associates meeting?

        If you are a record holder and you wish to change your vote, please send a later-dated, signed proxy card to Filtering Associates at its corporate headquarters prior to the date of the special meeting or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Filtering Associates, provided such revocation is received prior to the date of the special meeting. If your shares are held in "street name", you should contact your broker on how to change your vote.

If my shares of Filtering Associates are held in "street name" by my broker, will my broker vote my shares for me?

        No.    Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provided to your broker.

What will Filtering Associates stockholders receive in the merger?

        If the merger is completed and you do not exercise your right to dissent from the merger, you will continue to hold the shares of Filtering Associates common stock that you currently own. If you exercise your right to dissent from the merger and comply with the Nevada dissenter's rights statute, your Filtering Associates shares will be cancelled and you will receive cash payment for the "fair value" of your shares, as determined in accordance with the Nevada law.

What will Matinee Media shareholders receive in the merger?

        As consideration for the merger, each share of Matinee Media common stock will be converted into the right to receive one share of Filtering Associates common stock.

Do Filtering Associates stockholders have appraisal rights?

        Under the Nevada Revised Statutes, holders of Filtering Associates common stock have the right to dissent from the merger and obtain cash payment for the "fair value" of their shares, as determined in accordance with the Nevada law. However, you must comply with NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute. The text of the statute is set forth in Appendix B to this proxy statement/prospectus. Filtering Associates stockholders wishing to exercise dissenters' rights must (i) not vote in favor of approval of the merger agreement (which would include submitting a signed proxy without voting instructions); (ii) deliver to Filtering Associates, prior to the date of the special meeting, written notice of their objection to the merger stating that they will exercise their right to dissent under the Nevada Revised Statutes; and (iii) strictly comply with the other requirements of the Nevada Revised Statutes. Failure to follow the procedures required by Sections 92A.300 to 92A.500 of the Nevada Revised Statutes may result in the loss of your dissenters' rights, in which case you would be entitled to the consideration for your shares as provided in the merger agreement. Matinee Media may terminate the merger agreement in the event that the holders of more than 5% of the outstanding Filtering Associates shares exercise their dissenters' rights. See "The Merger—Rights of Dissenting Stockholders" beginning on page     .

Do Matinee Media shareholders have appraisal rights?

        Matinee Media shareholders do not have appraisal or dissenters rights under the TBCA in connection with the merger.

Who will manage Filtering Associates and Matinee Media upon completion of the merger?

        Upon completion of the merger, Matinee Media will be merged with and into Filtering Associates, with Filtering Associates remaining as the surviving corporation. Under the terms of the merger agreement, the officers and directors of Matinee Media will become the officers and directors of the surviving corporation. It is anticipated that the surviving entity will be initially managed by the following persons:

Name	Position
Robert W. Walker	Chairman of the Board, President/CEO
Stephen M. Hackerman	Director
Jordan Levin	Director
Evan Smith	Director
Kevin W. Mischnick	Chief Financial Officer

        This list of individuals represents only the initial anticipated management personnel of the surviving corporation. The officers and directors of the surviving corporation can, and likely will, change in the future.

What will the name of the combined company be after the merger?

        Filtering Associates will change its name to Matinee Media Corporation.

Where will Filtering Associates common stock to be listed?

        Filtering Associates' common stock is currently listed on the OTC Bulletin Board under the symbol FLTG. Upon consummation of the merger, Matinee Media will merge with and into Filtering Associates, with Filtering Associates remaining as the surviving entity, and Filtering Associates' name will be changed to Matinee Media Corporation, and the surviving corporation's common stock will be listed on the OTC Bulletin Board under a new symbol.

By what date must the merger be consummated?

        The merger must be consummated by February 29, 2008, unless extended by Matinee Media and Filtering Associates.

What happens to Filtering Associates if the merger is not consummated?

        If the merger is not consummated, Filtering Associates will continue to search for a suitable operating company with which to merge.

What happens to Matinee Media if the merger is not consummated?

        If the merger is not consummated, Matinee Media intends to continue its business as a privately-held company for the foreseeable future.

When do you expect the merger to be completed?

        It is currently anticipated that the merger will be completed within two business days following the Filtering Associates special meeting of stockholders to be held on [                        ], 2007, and the Matinee Media special meeting of shareholders, to be held on [                        ], 2007.

What are the expected United States federal income tax consequences to the merger?

        The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

        A Matinee Media shareholder's receipt of Filtering Associates common stock in the merger will be tax-free for United States federal income tax purposes.

        The merger will have no direct tax effect on stockholders of Filtering Associates. However, any Filtering Associates stockholder who exercises his or her appraisal rights and who receives cash in exchange for his or her shares of Filtering Associates common stock generally will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of that stockholder's shares of Filtering Associates common stock. No gain or loss will be recognized by non-dissenting stockholders of Filtering Associates, other than those stockholders who will tender their shares for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business.

        No gain or loss will be recognized by Filtering Associates or Matinee Media as a result of the merger. For a description of the material federal income tax consequences of the merger, see "The Merger—Material United States Federal Income Tax Consequences" beginning on page     .

Who can help answer my questions?

        If you are a Filtering Associates stockholder and have questions about the merger discussed in the proxy statement/prospectus, you may write or call Filtering Associates, Inc. at 1495 Belleau Road, Glendale, California 91206, (818) 632-5853, Attention: David Choi.

        If you are a Matinee Media shareholder and have any questions about the merger discussed in the proxy statement/prospectus, you may write or call Matinee Media Corporation, 2801 Via Fortuna, Suite 675, Austin, Texas 78746, (512) 329-5843, Attention: Kevin W. Mischnick.

SUMMARY

        This summary highlights the material information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the Annexes, and the other documents to which this proxy statement/prospectus refers you. See "Where You Can Find More Information" beginning on page     .

The Merger

The Parties

  Filtering Associates, Inc.

        Filtering Associates was incorporated in Nevada on July 9, 2001. Filtering Associates markets USB flash memory drives by means of its website, but has never recognized any revenue from this or any other business. Filtering Associates is considered a "shell company" under the Securities Exchange Act.

        The principal executive office of Filtering Associates is located at 1495 Belleau Road, Glendale, California 91206, (818) 632-5853.

  Matinee Media Corporation

        Matinee Media was incorporated in the State of Texas on October 12, 2005. Matinee Media expects that its principal source of revenue and profits from its current business will be from the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, or broadcast licenses granted by the Federal Communications Commission, or the FCC.

        The principal executive office of Matinee Media is located at 2801 Via Fortuna, Suite 675, Austin, Texas 78746, (512) 329-5843, which will be the combined company's headquarters after the merger.

The Merger Agreement

        The merger agreement provides for the acquisition by Filtering Associates of all of the outstanding securities of Matinee Media through the merger of Matinee Media with and into Filtering Associates, with Filtering Associates remaining as the surviving entity. The merger agreement was executed on April 13, 2006. Following completion of the merger, the business and assets of Matinee Media will be Filtering Associates' only operations. At closing, as consideration for such merger, each share of Matinee Media common stock will be converted into the right to receive one share of Filtering Associates common stock. Each outstanding Matinee Media option and warrant will be converted into the right to receive an option or warrant to purchase an equal number of shares of Filtering Associates common stock, with the same terms and conditions.

        Filtering Associates and Matinee Media plan to complete the merger within two business days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the date of the merger) set forth in the merger agreement is satisfied or waived, provided that:

  •
  the merger agreement is approved and adopted by the requisite vote of the stockholders of Filtering Associates and the requisite vote of the shareholders of Matinee Media;

  •
  no more than 5% of the total number of shares of Filtering Associates' outstanding common stock are subject to dissenters' rights under Nevada law;

  •
  sufficient liabilities or obligations of Filtering Associates are forgiven or satisfied so that the total liabilities and obligations of Filtering Associates at the effective time of the merger does not exceed $200,000;

  •
  a total of 1,662,214 shares of Filtering Associates outstanding common stock is tendered by certain stockholders for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business; and

  •
  the other conditions specified in the merger agreement have been satisfied or waived.

        The merger agreement may be terminated by either Filtering Associates or Matinee Media if the merger is not consummated by February 29, 2008, unless the date is extended by Matinee Media and Filtering Associates.

        The merger agreement, the first amendment to the merger agreement, the second amendment to the merger agreement and the third amendment to the merger agreement are attached hereto as "Annex A-1," "Annex A-2," "Annex A-3" and "Annex A-4," respectively, to this proxy statement/prospectus. We encourage you to read the merger agreement and the amendments in their entirety. See "Agreement and Plan of Merger" beginning on page     .

Stock Ownership of Filtering Associates

        Of the 2,873,000 outstanding shares of Filtering Associates common stock, Kevin Frost and Edward Wiggins, the former officers and directors of Filtering Associates, and parties to the merger agreement, presently own an aggregate of 54.4% of the outstanding shares of Filtering Associates common stock, and these stockholders have agreed in the merger agreement to vote their shares in favor of the adoption and approval of the merger agreement and the merger. In addition, Peter Geddes, who presently owns 335,000 shares, or approximately 13.3% of the outstanding shares of Filtering Associates common stock, has indicated to Filtering Associates and Matinee Media that he will vote his shares in favor of the adoption and approval of the merger agreement and the merger.

        Based solely upon information contained in public filings, as of the record date, the following stockholders beneficially own greater than five percent of Filtering Associates' issued and outstanding common stock, as such amounts and percentages are reflected in the public filing of such stockholder:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage Of Outstanding Common Stock
Kevin Frost 101 W. Avenida Gaviota, Suite A San Clemente, California 92672	1,128,000	(1)	39.3%
Edward Wiggins 101 W. Avenida Gaviota, Suite A San Clemente, California 92672	435,000	(1)	15.1%
Alpine Opportunity Fund Limited 38 Hertford Street London, England W1J7SG	425,000	(1)	14.8%
Peter G. Geddes P.O. Box 5303 Beverly Hills, California 90212	335,000	(1)	13.3%

    (1)
    Mr. Frost, Mr. Wiggins will tender 1,563,000 of their shares for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business, and the shares will be cancelled. In addition an aggregate of 99,214 shares owned by Peter Geddes, Alpine Opportunity Fund and a shareholder owning less than 1% will be cancelled.

Stock Ownership of Matinee Media

        The following table sets forth information regarding the beneficial ownership of the common stock of Matinee Media, assuming the consummation of the merger, as of December     , 2007, by:

  •
  each person known by Matinee Media to be the beneficial owner of more than 5% of its outstanding shares of common stock;

  •
  each of Matinee Media's officers and directors; and

  •
  all of Matinee Media's officers and directors as a group.

        Unless otherwise indicated, Matinee Media believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. At the effective time of the merger, the shareholders of Matinee Media will own 13,968,597 shares, the former shareholders of Filtering Associates will own 1,210,786 shares, and the surviving entity in the merger will assume an aggregate 4,433,735 Matinee Media warrants and options outstanding. The table is based on the premise that as of the effective time of the merger, an aggregate of 15,179,383 shares will be outstanding. The address for Matinee Media's officers and directors is its corporate office located at 2801 Via Fortuna, Suite 675, Austin, Texas 78746.

	Shares Beneficially Owned After the Merger
Name and Address	Number of Shares		Percent of Class
Directors, Executive Officers and 5% Holders:
Robert W. Walker President, Chief Executive Officer and Chairman of the Board	2,229,888	(1)	14.1%
Stephen M. Hackerman Director	518,750	(2)	3.4%
Jordan Levin Director	100,000	(3)	*
Evan Smith Director	100,000	(3)	*
Bonanza Capital, Ltd. 300 Crescent Court, Suite 250 Dallas, Texas 75201	3,018,510	(4)	18.7%
William Smith 7588 Manatee St. Navarre, FL 32566	1,406,250		9.3%
John Paul DeJoria Austin, TX	1,100,000		7.2%
JMG Capital Management, LLC 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	1,054,851	(5)	6.8%
Forest Hill Capital, LLC 100 Morgan Keegan Dr., Suite 430 Little Rock, Arkansas 72202	1,054,851	(6)	6.8%
All directors and executive officers, as a group (5 persons)	3,233,677	(7)	19.3%

    *
    Represents beneficial ownership of less than 1%.

    (1)
    Includes (i) 775,000 shares held directly by Mr. Walker, (ii) 997,637 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker, (iii) 410,168 shares held directly by Mr. Walker's spouse, and (iv) 47,083 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker's spouse, who is an employee of Matinee Media.

    (2)
    Includes 50,000 shares issuable upon exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Hackerman.

    (3)
    Includes 100,000 shares issuable upon exercise of currently exercisable (or exercisable within 60 days) options held by this director.

    (4)
    Includes (i) 2,012,340 shares held directly by Bonanza Master Fund, Ltd., to which Bonanza Capital acts as investment advisor, and (ii) 1,006,170 shares issuable upon the exercise of currently exercisable warrants held by Bonanza Master Fund.

    (5)
    We have been advised by JMG Capital Management, LLC that Jonathan M. Glaser is its controlling person. Includes (i) 703,234 shares held directly by JMG Capital Partners, L.P., of which JMG Capital Management is the general partner, (ii) 351,617 shares issuable upon the exercise of currently exercisable warrants held by JMG Capital Partners.

    (6)
    We have been advised by Forest Hill Capital, LLC that Mark Lee is its controlling person. Includes (i) 438,818 shares held directly by Forest Hill Select Fund, L.P., of which Forest Hill Capital is the general partner, (ii) 219,409 shares issuable upon the exercise of currently exercisable warrants held by Forest Hill Select Fund, (iii) 264,416 shares held directly by Forest Hill Select Offshore Fund, Ltd., to which Forest Hill Capital acts as investment advisor, and (ii) 132,208 shares issuable upon the exercise of currently exercisable warrants held by Forest Hill Select Offshore Fund. Pursuant to Rule 13d-4, Forest Hill Capital and Mr. Lee disclaim all such beneficial ownership.

    (7)
    Includes (i) 1,243,750 shares held directly by our executive officers and directors, (ii) 1,532,676 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers and directors, (iii) 410,168 shares held directly by Mr. Walker's spouse, and (iv) 47,083 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker's spouse, who is an employee of Matinee Media.

Filtering Associates' Board of Directors' Recommendation

        After careful consideration, Filtering Associates' board of directors has determined unanimously that the merger proposal is fair to, and in the best interests of, Filtering Associates and its stockholders. Accordingly, Filtering Associates' board has unanimously approved and declared advisable the merger and unanimously recommends that the Filtering Associates stockholders vote or instruct their vote to be cast "FOR" the approval of the merger proposal.

Interests of Directors and Officers in the Merger

        No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person associated with either Filtering Associates or Matinee Media has any substantial interest, direct or indirect, by security holdings or otherwise, in the merger that is not shared by all other stockholders of Filtering Associates or all other shareholders of Matinee Media; provided, however, that Kevin Frost and Edward Wiggins, the former officers and directors of Filtering Associates, and parties to the merger agreement, and Peter Geddes, one of our shareholders, will tender 1,662,214 of their shares for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business, and the shares will be cancelled.

Conditions to the Completion of the Merger

        The obligations of Filtering Associates, Matinee Media and the stockholders of Filtering Associates who are parties to the merger agreement to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  Conditions to each parties' obligations:

  •
  the receipt of the Filtering Associates stockholder approval;

  •
  the receipt of the Matinee Media shareholder approval;

  •
  the absence of any order or injunction preventing consummation of the merger;

  •
  the shares of Filtering Associates common stock issued in the merger shall have been cleared for quotation on the OTC Bulletin Board; and

  •
  the closing of a financing by Matinee Media with gross proceeds therefrom of not less than $6.0 million, which occurred in April 2006.

  Conditions to Filtering Associates' obligations:

        The obligation of Filtering Associates to complete the merger is further subject to the following conditions:

  •
  Matinee Media's representations and warranties must be true and correct in all material respects as of April 13, 2006 and as of the effective time of the merger;

  •
  Matinee Media must have performed or complied in all material respects all agreements and covenants required to be performed by it under the terms of the merger agreement;

  •
  Filtering Associates must have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental entity and or third party as necessary in connection with the transactions contemplated by the merger agreement have been obtained;

  •
  Matinee Media must have delivered to Filtering Associates audited balance sheets of Matinee Media as of December 31, 2005, and the related statements of operations, changes in shareholders' equity and cash flows for the period October 13, 2005 (inception) through December 31, 2005; and

  •
  Matinee Media must have delivered to Filtering Associates an officer's certificate, dated as of the closing, certifying as to the satisfaction of certain conditions.

  Conditions to Matinee Media's obligations:

        The obligation of Matinee Media to complete the merger is further subject to the following conditions:

  •
  the representations and warranties of Filtering Associates and its stockholders who are parties to the merger agreement must be true and correct in all material respects as of April 13, 2006 and as of the effective time of the merger;

  •
  Filtering Associates and its stockholders who are parties to the merger agreement must have performed or complied in all material respects all agreements and covenants required to be performed by it under the terms of the merger agreement;

  •
  Filtering Associates and its stockholders who are parties to the merger agreement must have obtained, prior to the Closing, the forgiveness or satisfaction of sufficient liabilities or obligations of Filtering Associates necessary so that the liabilities and obligations of Filtering Associates at the effective time of the merger do not exceed $200,000;

  •
  Matinee Media must have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental entity and or third party as necessary in connection with the transactions contemplated by the merger agreement have been obtained;

  •
  Filtering Associates shall have filed, prior to the effective time of the merger, in the office of the Secretary of State or other office of each jurisdiction in which such filings are required, all applications, certificates and other documents, and pay all fees, as shall be necessary for the merger to become effective;

  •
  the holders of not more than five percent of the outstanding common stock of Filtering Associates shall have demanded appraisal rights in accordance with Nevada law;

  •
  at closing, Filtering Associates must have cancelled 1,665,272 shares of its outstanding common stock from the Filtering Associates stockholders who are parties to the merger agreement and provide evidence of cancellation of those shares satisfactory to counsel for Matinee Media;

  •
  Filtering Associates shall have filed its 10-KSB for the year ended December 31, 2005, which occurred on April 17, 2006; and

  •
  Filtering Associates must have delivered to Matinee Media an officer's certificate, dated as of the closing, certifying as to the satisfaction of certain conditions.

Termination, Amendment and Waiver

        The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after receipt of stockholder approval, as follows:

  •
  by mutual written consent;

  •
  by either party if the merger is not consummated on or before February 29, 2008;

  •
  by either party if any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable; or

  •
  by either party, subject to a ten-day cure period, if the other party has breached any of its covenants or representations and warranties in any material respect.

Regulatory Matters

        We believe the merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the merger agreement with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas, as applicable.

Closing of the Merger

        Subject to the provisions of the merger agreement, the closing of the merger will take place no later than February 29, 2007, or, as soon as practicable after all the conditions described above have been satisfied, unless Filtering Associates and Matinee Media agree to another time.

  Developments Since Execution of Merger Agreement

        On October 5, 2006, Matinee Media executed a letter of intent with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group) regarding a merger of USFR with and into Matinee Media. At the time, Matinee Media and Filtering Associates expected that the merger of Matinee Media and USFR would be consummated prior to the consummation of the merger of Matinee Media and Filtering Associates.

        On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas. In order for USFR to receive that loan, at the request of USFR's lenders, Matinee Media executed a security agreement for the benefit of those USFR lenders, pursuant to which Matinee Media pledged all of its interests in the option agreements under which Matinee Media had the exclusive right to purchase, subject to prior FCC approval, 24 FM radio permits. After USFR's acquisition of KTBU, Matinee Media and USFR began negotiating the terms of a merger agreement and preparing the financial statements that would be required before the merger of the combined entity with Filtering Associates could be consummated.

        On December 6, 2006, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who had executed the merger agreement entered into the first amendment to the merger agreement, providing primarily for the extension of the date on which either party could terminate the merger agreement if the merger is not consummated from December 31, 2006 to June 1, 2007, and to clarify that the Filtering Associates stockholders would not receive additional shares in the merger as the result of any issuance of shares of Matinee Media to USFR shareholders in the merger contemplated by the letter of intent between Matinee Media and USFR. The first amendment to the merger agreement also clarified other miscellaneous provisions of the merger agreement and is attached as Annex A-2.

        On February 16, 2007, a merger agreement was completed for execution by Matinee Media and USFR. On February 19, 2007, USFR informed Matinee Media that USFR would not execute the merger agreement or otherwise proceed with the merger with Matinee Media. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, Matinee Media filed a lawsuit against USFR and the USFR lenders in the district court of Travis County, Texas (Case No. D-1-GN-07-000634). The lawsuit claims, among other things, that USFR and its lenders fraudulently used Matinee Media's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. Matinee Media is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by Matinee Media for the benefit of the USFR lenders and a constructive trust in favor of Matinee Media on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. Matinee Media intends to vigorously pursue its claims in the lawsuit.

        On June 1, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the second amendment to the merger agreement, providing for (i) the extension of the termination date of the merger agreement from June 1, 2007 to September 30, 2007, (ii) the increase in Filtering Associates' maximum indebtedness from $100,000 to $200,000 to reflect expenses incurred by Filtering Associates after December 31, 2006, the original termination date, (iii) the clarification that the exchange ratios in the merger would not be effected by issuances of stock by Matinee Media prior to the effective date of the merger, (iv) the filing of this proxy statement/prospectus, rather than just a proxy statement, with the SEC, and (v) the prohibition of dividends to be paid by either company prior to the effective date of the merger, other than a declaration and payment of dividends by Matinee Media, so long as the appropriate amount of such dividends are held in trust and paid to the holders of the Filtering Associates common stock if the merger is consummated. The second amendment to the merger agreement is attached as "Annex A-3".

        On September 17, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the third amendment to the merger agreement, providing for the extension of the termination date of the merger agreement from September 30, 2007 to February 29, 2008. The third amendment to the merger agreement is attached as "Annex A-4".

SELECTED HISTORICAL FINANCIAL INFORMATION

        We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the Matinee Media historical information from the audited consolidated financial statements of Matinee Media for the period from October 12, 2005 (date of inception) to December 31, 2005 and for the year ended December 31, 2006. We derived the Matinee Media historical consolidated statement of operations data for the nine months ended September 30, 2007 and 2006 and the historical balance sheet data as of September 30, 2007 and 2006 from Matinee Media's unaudited interim historical consolidated financial statements. We derived the Filtering Associates historical information from the audited financial statements of Filtering Associates for the years ended December 31, 2006 and 2005. We derived the Filtering Associates historical statement of operations data for the nine months ended September 30, 2007 and 2006 and the historical balance sheet data as of September 30, 2007 and 2006 from Filtering Associates' unaudited interim historical consolidated financial statements. The information is only a summary and should be read in conjunction with each company's management's discussion and analysis of financial condition and results of operations and historical financial statements and related notes contained elsewhere in this proxy statement/prospectus. The historical results included below and elsewhere in this document are not indicative of the future performance of Matinee Media, Filtering Associates or the combined company.

Filtering Associates Selected Historical Financial Data

        The following table sets forth selected historical financial data of Filtering Associates.

STATEMENT OF OPERATIONS

	Nine-month period ended September 30,
				Period July 10, 2001(Inception) Through September 30, 2007
			Year ended December 31, 2006
	2007	2006
Total Revenue	$—	$—	$—	$—

Expenses
Legal and accounting	45,232	63,522	74,107	200,775
Compensation	23,000	24,000	32,000	188,870
Consulting	1,705	3,720	4,380	79,233
General and administrative	4,351	4,357	5,480	49,388

Total expenses	74,288	95,599	115,967	518,216

Interest expense	268	—	—	268
Forgiveness of debt	—	—	—	15,000

Loss before provision for income taxes	(74,556)	(95,599)	(115,967)	(503,484)

Provision for income taxes	(800)	—	(800)	(4,800)
Net loss	$(75,356)	$(95,599)	$(116,767)	$(508,284)

BALANCE SHEET DATA:

	September 30, 2007	December 31, 2006
Cash, cash equivalents and time deposits	$697	$2,853
Total assets	697	2,853
Total liabilities	198,366	136,316
Stockholders' deficit	(197,669)	(133,463)

Matinee Media Selected Historical Financial Data

        The following table sets forth selected historical financial data of Matinee Media.

STATEMENT OF OPERATIONS

	Nine-month period ended September 30,
				Period October 12, 2005(Inception) Through September 30, 2007
			Year ended December 31, 2006
	2007	2006
Total Revenue	$—	$—	$—	$—

Expenses
Salaries and benefits	932,683	653,311	928,872	1,867,882
Non-cash stock compensation	945,853	1,657,334	1,977,985	2,923,838
Legal fees	439,702	186,940	367,499	913,972
Other professional fees	138,913	106,679	171,348	461,740
Marfa Public Radio contribution	93,000	—	473,068	594,919
Travel and entertainment	102,122	95,710	161,403	268,459
General and administrative	119,304	138,706	198,122	355,541
Depreciation and amortization	19,321	14,355	20,468	39,789

Total expenses	2,790,898	2,853,035	4,304,765	7,426,140

Operating loss	(2,790,898)	(2,853,035)	(4,304,765)	(7,426,140)
Interest and other income	58,816	174,997	244,946	307,937
Interest expense	(84,243)	(85,444)	(97,379)	(223,707)

Net loss	(2,816,325)	(2,763,482)	(4,157,198)	(7,341,910)
Net loss attributable to non-controlling interest	(25,000)	(93,339)	(128,397)	(169,251)
Consolidated net loss	$(2,791,325)	$(2,670,143)	$(4,028,801)	$(7,172,659)

BALANCE SHEET DATA:

	September 30, 2007	December 31, 2006
Cash, cash equivalents and time deposits	$271,632	$3,795,518
Current assets	1,214,695	4,470,117
Total assets	8,583,806	9,377,973
Current liabilities	1,113,957	268,571
Total liabilities	2,103,897	1,224,733
Stockholders' equity	6,479,909	8,153,240

        We are providing the above financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of the surviving corporation will be after the effective time of the merger.

RISK FACTORS

        There are numerous risks relating to the merger and affecting the business of the surviving corporation in the merger, some of which are beyond the control of Filtering Associates or Matinee Media. You should consider carefully the following factors, as well as the other information set forth in this proxy statement/prospectus. Some of the following risks relate principally to the industry in which Matinee Media operates, and its business in general, which will be the sole business of the surviving corporation after the effective time of the merger. Any of these risk factors could significantly and negatively affect the business, financial condition or operating results of the surviving corporation after the merger. The risks and uncertainties described below are not the only ones the surviving corporation will face. In addition to the risks outlined below, risks and uncertainties not presently known to Filtering Associates or Matinee Media, or that they currently consider immaterial, may also impair future business operations of the surviving corporation. Potential risks and uncertainties that could affect operating results and financial condition include, without limitation, the following:

Risks Factors Relating to the Merger

  There may not be an active market for shares of the surviving corporation, which may cause its shares to trade at a discount and may make it difficult for you to sell your shares.

        There has been no active public market for the common stock of either Matinee Media or Filtering Associates prior to the date of this proxy statement/prospectus. After the effective time of the merger, we intend to have the common stock of the surviving corporation listed on the Over-the-Counter Bulletin Board market, which is viewed by most investors as a less desirable, and less liquid, marketplace. However, there can be no assurance that an active trading market for that common stock will develop and continue even after the effective time of the merger. As a result, an investor may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of the common stock. In addition, since the trading price of the common stock of the surviving corporation will likely be less than $5.00 per share, trading in the common stock will also be subject to the requirements of Rule 15g-9 of the Exchange Act. The common stock would also be considered a "penny stock" under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under Rule 15g-9, brokers who recommend the common stock of the surviving corporation to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they:

  •
  make an individualized written suitability determination for the purchaser; and

  •
  receive the purchaser's written consent prior to the transaction.

        The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements may severely limit the market liquidity of the common stock of the surviving corporation and the ability of its stockholders to sell their securities in the secondary market. For all of these reasons, an investment in the equity securities of Matinee Media, Filtering Associates or the surviving corporation may not be attractive to potential investors. We cannot predict at this time how actively the common stock of the surviving corporation will trade in the public market, even subsequent to the effective time of the merger, if at all, or whether the price of the common stock in the public market will reflect the actual financial performance of the surviving corporation.

  The price of the shares of the surviving corporation after the effective time of the merger may be volatile.

        We anticipate that any market for the common stock of the surviving corporation that develops will be limited, highly volatile, and will lack liquidity for the near term, and perhaps longer. The volatility of the market could adversely affect the market price of the common stock and the surviving corporation's ability to raise capital in the equity markets. The price of the common stock of the surviving corporation after the effective time of the merger may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

  •
  actual or anticipated fluctuations in quarterly and annual results;

  •
  changes in market valuations of companies in the broadcasting industry;

  •
  announcements by the surviving corporation or its competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;

  •
  changes in FCC regulation of the broadcasting industry and the ability to transfer radio station construction permits and broadcast licenses;

  •
  fluctuations in the quarterly revenues and earnings of the surviving corporation, and those of publicly held broadcasters;

  •
  shortfalls in the operating results of the surviving corporation from levels forecasted by securities analysts;

  •
  the inability of the surviving corporation to identify acquisition targets that both satisfy its acquisition criteria and are available on terms that will allow it to realize an adequate profit;

  •
  additions or departures of key personnel;

  •
  sales of capital stock of the surviving corporation in the future;

  •
  liquidity or cash flow constraints; and

  •
  fluctuations in stock market prices and volume, which are particularly common for the securities of highly volatile companies pursuing untested strategies.

        The broadcasting industry has been highly unpredictable and volatile. The market for common stock of companies in this industry may be equally volatile.

  Filtering Associates' current stockholders will experience a significant reduction in percentage ownership and voting power as a result of the merger.

        The current stockholders of Filtering Associates will experience a substantial reduction in their percentage ownership interests and effective voting power, relative to their respective percentage ownership interests in Filtering Associates prior to the merger. If the merger is consummated, the current stockholders of Filtering Associates will own approximately 8.0% of the shares of the surviving corporation and the current Matinee Media shareholders will own approximately 92.0% of the shares of the surviving corporation. The percentage the current Matinee Media shareholders own will increase to approximately 93.8% if all options and warrants held by Matinee Media shareholders and employees are exercised.

  A large portion of the outstanding shares of the common stock of the surviving corporation after the effective time of the merger, and shares of the common stock underlying outstanding convertible securities, will be freely tradable, or will be registered for resale, which may adversely affect the market price of the common stock of the surviving corporation.

        Sales of a large number of shares of the common stock of the surviving corporation by it stockholders, or the perception that such sales could occur, could have a negative impact on the market price of the common stock of the surviving corporation after the effective time of the merger. This circumstance may be more significant because of the relatively low volume of shares that we expect to be traded on any given day. After the effective time of the merger, 15,179,383 shares of the common stock of the surviving corporation will be issued and outstanding. Of these shares, the 1,210,786 shares held by current Filtering Associates stockholders will be freely tradable at any time, or 90 days after the consummation of the merger by stockholders who were affiliates of Filtering Associates prior to the merger, under Rule 144 of the Securities Act. This proxy statement/prospectus registers the issuance of the remaining 13,968,597 shares to be issued to current shareholders of Matinee Media in the merger and 4,433,735 shares of common stock underlying Matinee Media warrants and options, assumed by Filtering Associates in the merger. Of these shares, 10,771,089 shares will be held by stock holders who were not affiliates of Matinee Media immediately prior to the Matinee Media shareholders' vote to approve the merger, which will be freely tradable after the consummation of the merger under Rule 145 of the Securities Act. The remaining 3,197,508 shares, which will be held by affiliates of Matinee Media, will be immediately tradable after the consummation of the merger, but subject to the volume limitations, and other restrictions, under Rule 144 of the Securities Act.

        In connection with Matinee Media's April 2006 private placement, Matinee Media has the obligation to file a registration statement registering the resale of the shares issued in that private placement on or before 60 days after the effective time of the merger. Matinee Media has agreed to include an additional 2,962,500 outstanding shares held by the founders of Matinee Media and a Filtering Associates stockholder in that registration statement. The registration statement must be declared effective with the Securities and Exchange Commission prior to 180 days after the effective time of the merger. As a result of the merger, the surviving corporation will be bound by the obligations of Matinee Media regarding that registration statement. However, because this proxy statement/prospectus registers the issuance of all of the shares issued to current Matinee Media shareholders, and those shares not held by affiliates will freely tradable without restrictions, the surviving corporation intends to only include those shares held by affiliates of Matinee Media and the Filtering Associates stockholder in that registration statement.

        Upon the effective time of the merger, the surviving corporation will reserve 2,566,600 shares of its common stock for issuance upon the exercise of currently outstanding Matinee Media warrants. The surviving corporation will have the obligation to register the resale of all of those shares in the registration statement described above. Upon the effective time of the merger, the surviving corporation will reserve 1,867,133 shares of its common stock for issuance upon the exercise of outstanding Matinee Media options and 632,867 additional shares available for future grants under the Matinee Media long term incentive plan, which the surviving corporation will assume in the merger. We intend to register the issuance of all of the 2,500,000 incentive plan shares under the Securities Act as soon as practicable after we become eligible to file a registration statement on Form S-8. Therefore, it is possible that up to 20,245,984 shares of the common stock of the surviving corporation (consisting of the 1,210,786 shares held by current Filtering Associates stockholders, the 13,968,598 shares included in this proxy statement/prospectus, the 2,566,600 shares issuable upon the exercise of warrants and the 2,500,000 incentive plan shares) could be sold into the market within a fairly short time period after the consummation of the merger.

        We are unable to predict the potential effect that sales into the market of 20,245,984 shares may have on the then prevailing market price of the surviving corporation's common stock. Filtering

Associates' common stock has never traded on the Over-the Counter Bulletin Board. It is likely that market sales of these 20,245,984 shares (or the potential for those sales even if they do not actually occur) may have the effect of depressing the market price of the surviving corporation's common stock. As a result, the potential resale and possible fluctuations in trading volume of such a substantial amount of its stock may affect the share price negatively.

  After the effective time of the merger, the surviving corporation will have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of its stockholders' interest and adversely impact the rights of holders of our common stock.

        Filtering Associates has a total of 50,000,000 shares of common stock and 5,000,000 shares of "blank check" preferred stock authorized for issuance. After the effective time of the merger, the surviving corporation will have 34,820,616 shares of common stock and 5,000,000 shares of preferred stock available for issuance. The surviving corporation will reserve 4,433,733 shares for issuance upon the exercise of outstanding Matinee Media options and warrants, which will be assumed in the merger, and 632,867 additional shares available for future grants under the Matinee Media long term incentive plan, which will also be assumed in the merger. The surviving corporation may seek financing that could result in the issuance of additional shares of its capital stock and/or rights to acquire additional shares of its capital stock. The surviving corporation may also make acquisitions that result in issuances of additional shares of its capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in the surviving corporation. Furthermore, the book value per share of the surviving corporation's common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of the surviving corporation's common stock at the time of such exercise or conversion.

        The addition of a substantial number of shares of the surviving corporation's common stock into the market or by the registration of any of its other securities under the Securities Act may significantly and negatively affect the prevailing market price for its common stock. The future sales of shares of the surviving corporation's common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of its common stock, as such warrants and options would be more likely to be exercised at a time when the price of the common stock is greater than the exercise price.

        The surviving corporation's board of directors will have the power to establish the dividend rates, preferential payments on any liquidation, voting rights, redemption and conversion terms and privileges for any series of new preferred stock. The sale or issuance of any shares of such preferred stock having rights superior to those of the surviving corporation's common stock may result in a decrease in the value or market price of the common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of ownership in the surviving corporation without further vote or action by its stockholders and may adversely affect the voting and other rights of the holders of the common stock.

  We will be controlled by Matinee Media management and other related parties.

        If the merger is consummated, the current Matinee Media shareholders will own approximately 92.0% of the outstanding shares of the common stock of the surviving corporation. The founders of Matinee Media, including Robert W. Walker, the President and Chief Executive Officer of Matinee Media, will own approximately 52% of the outstanding shares of the common stock of the surviving corporation after the effective time of the merger, and will beneficially own over 610% of the common stock. While the existing Matinee Media shareholders, including the founders of Matinee Media, have no agreement, arrangement or understanding relating to the voting of their shares following the merger, they will effectively control the outcome of matters on which the surviving corporation stockholders are entitled to vote, including the election of directors and other significant corporate actions. Because of his stock ownership and other relationships with Matinee Media and the surviving corporation, Mr. Walker will be in a position to greatly influence the election of our board of directors, and thus control our affairs. The interests of the current Matinee Media shareholders may differ significantly from those of the current Filtering Associates stockholders.

        As a condition to the merger, each of Filtering Associates' current officers and directors must resign from their positions at the effective time of the merger. Our current officers and directors will have no role in the management of the surviving corporation after the merger. Instead, the current management of Matinee Media will manage the business of the surviving corporation.

  Filtering Associates and Matinee Media expect to incur significant costs associated with the merger, whether or not the merger is completed and the incurrence of these costs will reduce the amount of cash available to the surviving corporation to be used for other corporate purposes.

        Filtering Associates and Matinee Media expect to incur significant costs associated with the merger, whether or not the merger is completed, and the incurrence of these costs will reduce the amount of cash available to the surviving corporation to be used for other corporate purposes. Transaction costs will be recorded directly to the surviving corporation's stockholders' equity if the merger is consummated, and will be expensed by the respective parties if the merger is not consummated.

  As a result of the merger, Filtering Associates stockholders will be solely dependent on a single business.

        As a result of the merger, current Filtering Associates stockholders will be solely dependent upon the performance of Matinee Media management and its business. The surviving corporation will be subject to a number of risks that relate generally to that business and other risks that specifically relate to the surviving corporation.

  If the merger does not qualify as a nontaxable reorganization under the U.S. Internal Revenue Code, the transaction may be a taxable event to the stockholders of the surviving corporation.

        The merger has been structured to qualify as a nontaxable reorganization for U.S. federal income tax purposes. However, no legal opinion or Revenue Ruling from the I.R.S. to that effect has been sought or obtained. If the merger does not qualify as a nontaxable reorganization for federal income tax purposes, then the merger may result in the recognition of gain or loss to stockholders of either or both companies. In the event that the merger results in the recognition of gains to stockholders, stockholders will not receive any cash as a portion of the merger consideration that could be used by them to satisfy any tax liability created by the merger.

Industry Risk Factors Relating to the Surviving Corporation

  We cannot predict the future results of the surviving corporation because Matinee Media has a very limited operating history.

        Matinee Media was incorporated in October 2005. To date, Matinee Media has only realized revenues from the disposition of its interest in one broadcasting property. Given the limited operating history of Matinee Media, it will be difficult for you to evaluate its performance, or the prospects for the surviving corporation. You should consider the uncertainties that the surviving corporation may encounter as an early stage company. These uncertainties include:

  •
  its ability to identify and acquire broadcasting properties, and rights in those properties, that may be undervalued;

  •
  its ability to develop the radio broadcasting properties in which the surviving corporation will have interests to increase the coverage of the broadcast signal to include a larger population;

  •
  its ability to sell its interests in broadcasting properties for a profit, if at all;

  •
  its ability to recruit and retain skilled personnel; and

  •
  its unproven and evolving business model.

        If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

  The surviving corporation will be largely dependent upon the acquisition and sale of the rights to construct or upgrade radio stations.

        To date, Matinee Media has not realized any revenue from the daily operation of radio stations. We expect that the surviving corporation will also not realize any significant revenue from the daily operation of radio stations, and will be dependent upon the periodic acquisition and sale of assets to fund its operations. The surviving corporation's business will involve the opportunistic acquisition of rights, and interests in rights, issued by the FCC to construct or upgrade radio stations and, to a lesser extent, existing individual radio stations. This business involves numerous risks associated with buying and selling assets, including the availability of suitable acquisition candidates, construction delays relating to the construction or upgrade of existing stations, availability of funds to undertake the cost of acquisition and construction, and the limited number and willingness of potential purchasers. Due to the fact that the market value of the surviving corporation's broadcasting properties may fluctuate significantly, it may incur losses when it sells any specific property, which may adversely affect earnings and stockholders' equity. In addition, any determination that the value of the surviving corporation's radio properties has been impaired could result in a charge against its earnings and a reduction in the stockholders' equity. There can be no assurance that the surviving corporation's acquisitions will benefit it or that it will be able to dispose of the properties that it acquires at a profit, if at all.

        Because the business model of the surviving corporation will depend largely upon the sale of interests in radio stations as a revenue source, it may experience significant volatility in its results of operation from time to time and from quarter to quarter. We expect the surviving corporation to recognize revenues primarily from the sale of interests in radio stations, the timing of which will not always be predictable, and cannot be expected to occur on a recurring basis for any defined period of time. The volatility of the surviving corporation's results of operations may have a negative impact on the market price of its common stock.

  Competition within the broadcasting industry may result in higher acquisition costs and lower sales prices for the broadcasting properties the surviving corporation acquires in the future.

        The broadcasting industry is highly competitive. The surviving corporation will compete with companies, such as American Media Services and First Broadcasting, which are engaged in both the development of radio stations and the operation of broadcast facilities, and with other independent developers for the purchase or award of radio stations and construction permits. Many of these competitors have greater financial resources and name recognition than the surviving corporation will have. The surviving corporation will also compete with multi-station corporations, such as Clear Channel Communication, Inc., Cumulus Media Inc., Emmis Communications Corporation and Saga Communications, Inc., and owners of independent local radio stations when it attempts to sell or dispose of its radio properties. Competition for the purchase and sale of radio properties is based primarily on the scope of the broadcast licenses or construction permits that are involved, price and financing terms. Competitors may adopt Matinee Media's current strategy of acquiring interests in radio broadcasting properties for the purpose of modifying the authorized power and transmitter location to provide increased signal coverage over larger markets. There are numerous radio station operators with larger financial and other resources, which have the technical skill, background and experience in the industry to assess market opportunity and upgrade radio stations in smaller communities to enable such stations to broadcast into larger adjacent metropolitan areas. The surviving corporation may, therefore, encounter increased competition in acquiring the radio broadcasting properties it identifies. The surviving corporation may also encounter increased competition from properties developed by its competitors when the surviving corporation attempts to sell its properties. Many aspects of the Matinee Media business model is not proprietary to it, and may be replicated by other operators, and the surviving corporation cannot prevent such other operators from entering the markets in which it seeks to acquire properties.

        Because the Matinee Media strategy depends upon being able to broadcast into larger metropolitan areas from locations outside those areas, the surviving corporation will run the risk that the targeted larger metropolitan area may already be sufficiently covered by existing and established radio stations within the area. If the market is saturated, there may be insufficient demand by advertisers or listeners within the area for an additional radio station broadcasting from a location outside of the area. In such a case, the surviving corporation may not be able to sell the broadcasting properties in the market that it develops, or the surviving corporation may not be able to sell its properties at a price sufficient to justify its investment in the acquisition and development of the properties.

  New technologies may have a negative impact on the sales price of the surviving corporation's radio broadcasting properties.

        The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies, including the following:

  •
  audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless) and other digital audio broadcast formats;

  •
  satellite digital audio radio service, which now has two subscriber-based satellite radio services with numerous channels and sound quality equivalent to that of compact discs;

  •
  downloadable music to portable listening and replay devices, such as the i-pod®;

  •
  In-Band On-Channel™ digital radio, or high definition radio, which provides multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services; and

  •
  low power FM radio, which has resulted in additional FM radio broadcast outlets that are designed to serve small, localized areas.

        We have not been able to assess or determine the impact that any of these new technologies will have on FM radio audience listenership. There is a risk that listeners of FM radio stations may shift to using other technologies, and audiences for FM broadcasts will diminish over time. Should the audiences for FM radio diminish, the purchase prices for radio broadcasting properties will decrease, which will have a negative impact on the surviving corporation's revenues and operations.

  The surviving corporation may not be able to develop its broadcasting properties in a manner that will result in the expected increase in signal coverage.

        The surviving corporation's business strategy will be focused on acquiring interests in FM radio construction permits and other broadcasting properties that it believes can be developed in a manner that will increase the coverage of the broadcast signal to include a larger market in adjacent metropolitan areas. The surviving corporation's construction and development work may not result in the increase in population coverage that was expected when the property was acquired. The surviving corporation could, therefore, be in a situation in which it spends considerable resources to acquire, develop and upgrade a radio broadcasting property and then discover that the signal is not capable of reaching the expected larger population. Even if the surviving corporation can achieve the increased population coverage, it may not be able to achieve adequate signal strength to attract listeners to the radio station. In addition, the FAA may block the surviving corporation's ability to construct new towers, or alter existing towers, in a manner that would increase the population coverage of its properties. If the surviving corporation is incorrect in its assumptions regarding the ability to increase the population coverage of the signals in which it has interests, the surviving corporation may have to sell its interests in those properties at a loss because of the increase in costs or a lower sales price.

  The surviving corporation may not be successful in acquiring additional interests in construction permits through the FCC permit auction process in the future.

        All of the construction permits in which Matinee Media currently holds interests were acquired by the holders of those permits in the FCC permit auction process. A significant part of the surviving corporation's business model will include the acquisition of interests in additional FM construction permits and licenses through direct or indirect participation in future FCC permit auctions. The FCC held two FM permit auctions in 2007. There is no assurance that the FCC will hold additional auctions after 2007. The auction scheduled for late 2005 was delayed because of the effects of Hurricanes Katrina and Rita. If the FCC does not hold auctions after 2007, or cancels or significantly delays any scheduled auctions due to world events, the surviving corporation will lose its primary source of acquiring its radio broadcast properties.

        Even if the FCC continues to hold auctions for FM construction permits, the surviving corporation will be subject to the risk that it may not be the winning bidder for desirable permits at such auctions. It is unlikely that the surviving corporation will be able to benefit from bidding credits, which gives a bidder an advantage in becoming the winning bidder, in future auctions. In addition, the party submitting the highest bid in the FM auction must remit to the FCC a down payment of 20% of its winning bid within ten days after the release of the auction closing notice by the FCC, and must pay the balance of the winning bid price to the FCC within ten days after the deadline for the payment of the down payment. There can be no assurance that the surviving corporation will have sufficient capital to remit either the 20% payment within the ten day period or the balance of the purchase price, as required. The surviving corporation may lose its deposit and be limited in its participation in future auctions if it is unable to raise the funds to pay for the winning bids by the required time. If the surviving corporation is not successful in acquiring interests in construction permits in future FCC auctions, it may not be able to expand and grow its business.

  The cyclical nature of the broadcasting industry may lead to volatile changes in radio advertising rates and radio station values, which may adversely affect the profitability of the surviving corporation.

        The surviving corporation's profitability will be dependent upon radio station advertising rates, which affect the value of the radio station construction permits that it will seek to develop and sell. The supply of and demand for developed radio properties strongly influences the values of these permits. The demand for radio station properties is determined primarily by the demand for radio station advertising time. The demand for advertising time is affected by, among other things, world and regional economic and political conditions (including political election cycles, which create high demand for political air time, and fluctuations in economic activity).

        In addition to the prevailing and anticipated radio advertising rates, the rate of new radio station building, costs of development and other operating costs, demographics and size, the profile of radio station audiences in the market and FCC and industry regulation are factors that affect the values of radio stations. Many of these factors will be outside of the control of the surviving corporation and we cannot predict the nature, timing and degree of changes in industry conditions.

  The surviving corporation may be contingently liable for the debts of an unrelated entity, for which it may not receive any benefit.

        The surviving corporation may be subject to the pledge by Matinee Media of all of its interests in the option agreements under which Matinee Media has the exclusive right to purchase, subject to prior FCC approval, 25 FM radio permits in Texas, California, Arizona, Iowa, Illinois, Georgia, Mississippi and New Mexico to secure certain indebtedness of USFR, an unrelated entity. Matinee Media has filed a lawsuit that, among other things, questioning the validity of the security agreement. If the security agreement is found to be valid and the USFR creditors are able to foreclose on the option agreements to repay the USFR debt, which they can do only after exhausting their remedies against the assets of USFR, or if the surviving corporation has to repay the USFR indebtedness to protect its assets, the surviving corporation may not receive adequate, or any, benefit for the loss of those option agreements or for any such payment. Since merger talks with USFR have been terminated, any such foreclosure or payment will result in no benefit to the surviving corporation, unless it can receive reimbursement from USFR or foreclose on assets of USFR after purchasing the USFR debt. If the surviving corporation cannot recover sufficient value for any option agreements it loses to the USFR creditors, or for any payment it makes to those creditors, the surviving corporation's financial condition, including its liquidity position, may be negatively impacted, and its ability to continue its business may be adversely effected.

  The surviving corporation will not be able to develop or continue its business if it fails to attract and retain key personnel.

        The surviving corporation's future success depends upon its ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of its senior management. The loss of the services of the surviving corporation's executive officers or other key employees could adversely affect its business. Competition for qualified personnel possessing the skills necessary to implement the surviving corporation's acquisition strategy is intense, and it may fail to attract or retain the employees necessary to execute its business model successfully. Because the surviving corporation's common stock will not be traded on a recognized national market, it may have a difficult time using its stock to attract and retain the employees it needs. Matinee Media does not have agreements with most of its key employees that would likely preclude them from competing with the surviving corporation. Moreover, Matinee Media does not have "key person" life insurance policies covering any of its employees.

        The surviving corporation's success will depend to a significant degree upon the continued contributions of Matinee Media's key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that the future success of the surviving corporation is highly dependent on Robert W. Walker, Matinee Media's chief executive officer. If Mr. Walker or other key members of the management team leaves the surviving corporation's employment, its new business could fail, and the share price of its common stock would likely decline. Although Matinee Media has entered into an employment agreement with Mr. Walker, he may voluntarily terminate his services at any time, and may be free to compete with the surviving corporation, as long as he does not use its proprietary information after his departure.

  Regulatory restrictions on transfers of construction permits, broadcast licenses and radio stations may delay or prevent a future acquisition or sale of radio properties by the surviving corporation.

        The acquisition and sale of construction permits and broadcast licenses requires prior FCC approval. Such acquisitions and sales may also be subject to approval by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurance that the FCC or the FTC will approve the surviving corporation's future transfers of its interests in construction permits or broadcast licenses, or that such approvals will be granted in a timely fashion or without limitations. A delay or failure to obtain approval of any transaction from the FCC or the FTC, or a material limitation in acquisition or disposition of construction permits, broadcast licenses or radio stations, could adversely affect the financial condition of the surviving corporation by delaying or preventing an advantageous acquisition or the receipt of proceeds from the sale of its properties.

  The surviving corporation may be unable to recognize any proceeds from broadcast licenses in which it has interests if the permit holder fails to complete the construction of a broadcast facility within the time required by the construction permit.

        Construction permits granted by the FCC automatically terminate if the permit holder does not complete the construction of the facility and apply for a broadcast license within a specific period of time. If the holder of a construction permit in which the surviving corporation has an interest is unable to complete construction and apply for a broadcast license within the time required by that construction permit, or if the surviving corporation fails to sell its interest in such construction permit while there is still time for the purchaser to complete the construction required, the surviving corporation will lose substantially all of its investment in that construction permit. The surviving corporation's results of operation could be negatively impacted if it loses its investment in any of its radio properties.

  The amount of proceeds from the sale of the surviving corporation's interests in construction permits or broadcast licenses may be decreased if the holders of those permits or licenses are required to reimburse the FCC for bidding credits they received in FCC auctions.

        Matinee Media has the exclusive right to purchase, subject to prior FCC approval, certain construction permits, and the related broadcast licenses, pursuant to a series of option agreements. The holders of those permits are individuals who directly or indirectly own shares of Matinee Media common stock, or entities controlled by such individuals. Many of the permit holders received a bidding credit that reduced the purchase price for those construction permits by 35% of the winning bids for those permits. All or a portion of such bidding credits may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media or the surviving corporation. The FCC may also require a permit holder to reimburse its bidding credits if the FCC determines that the permit holder is controlled by a person who holds other media properties, including Matinee Media or the surviving corporation. Under the terms of the option agreements, the option price is increased to the extent the permit holder is required to reimburse the FCC any portion of the bidding credit upon exercise of the option or otherwise. Therefore, to the extent the permit holders have to reimburse the FCC for their bidding credits, the proceeds that the surviving corporation realizes on the sale of the related construction permit or broadcast license will be reduced by the amount of the reimbursed bidding credit, which may result in a loss on the sale of those broadcast properties.

  The radio broadcasting industry is subject to regulation that could require significant expenditures, delay the sale or reduce the value of broadcasting assets and affect the surviving corporation's cash flows and operations.

        The surviving corporation's business and the development of its permits will be materially affected by FCC regulation. Because such laws and regulations are often revised, we cannot predict the ultimate cost of complying with such laws and regulations or the impact thereof on the resale prices of the surviving corporation's broadcasting assets. For example, the FCC's more vigorous enforcement of its indecency rules against all broadcasters may result in a decrease in the demand for broadcasting properties, which are subject to those rules, and lower purchase prices for those properties. The FCC has also increased its enforcement actions against broadcasters, which may result in significant fines or forfeitures of permits or licenses. In addition, the FAA may restrict the surviving corporation's ability to increase the population coverage of certain of its properties by denying its ability to construct new towers at optimal sites or alter existing towers. City and county governments may delay the sale of the surviving corporation's properties by delaying the processing of utility, building and use applications for the surviving corporation's transmitter and/or tower sites, which may be needed to prove the population coverage of the properties to potential buyers. Additional laws and regulations may be adopted that could limit the surviving corporation's ability to do business, or increase the cost of doing business, and which may materially adversely affect its operations.

  World events outside of the control of the surviving corporation may negatively affect the surviving corporation's operations and financial condition.

        World events beyond the control of the surviving corporation, such as the terrorist attacks on the United States on September 11, 2001, and the continuing response of the United States to these attacks, as well as the threat of future terrorist attacks, continue to cause uncertainty in the world financial markets and may affect the surviving corporation's business, results of operations and financial condition. The current conflict in Iraq and the potential conflict with Iran and other rogue states may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also have a material adverse effect on the ability of the surviving corporation to obtain additional financing on acceptable terms, if at all.

        World events may also negatively affect the surviving corporation's operations and financial condition, and may directly impact the value of its radio broadcasting properties. Future terrorist attacks or other events could result in increased volatility of the financial markets in the United States and globally, and could result in an economic recession in the United States or the world. Any of these occurrences could have a material adverse impact on the value of broadcasting properties, including the surviving corporation's interests in such properties.

  Because the surviving corporation will initially not have an audit or compensation committee, stockholders must rely on the entire board of directors, only two members of which are independent, to perform these functions.

        The surviving corporation will not have an audit or compensation committee comprised of independent directors. All of the functions of the audit committee and the compensation committee will be performed initially by the board of directors as a whole. Only two of the four anticipated directors of the surviving corporation would be considered independent. Thus, there is a potential conflict in that board members who are part of management, or are otherwise not considered independent, will participate in discussions concerning management compensation and audit issues that may affect management decisions.

  The surviving corporation will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

        As a public company, the surviving corporation will incur significant legal, accounting, reporting and other expenses that Matinee Media did not incur as a private company. We also anticipate that the surviving corporation will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for the surviving corporation to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, the surviving corporation may experience difficulty attracting and retaining qualified individuals to serve on its board of directors or as its executive officers. We cannot predict or estimate the amount of additional costs that the surviving corporation may incur as a result of these requirements or the timing of such costs.

FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains "forward-looking statements" of the management of Filtering Associates and Matinee Media. All statements other than statements of historical fact are "forward-looking statements," including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan" or "anticipate" and other similar words. Such forward-looking statements may be contained in the sections "Risk Factors," "Information about Matinee Media," "Information about Filtering Associates," "Management Discussion and Analysis of Financial Condition and Results of Operations of Matinee Media," "Management Discussion and Analysis of Financial Condition and Results of Operations of Filtering Associates" and "The Merger," among other places, in this report.

        Although we believe that the expectations reflected in the forward-looking statements contained in this proxy statement/prospectus are reasonable, actual results could differ materially from those projected or assumed. The surviving corporation's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this proxy statement/prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement.

AGREEMENT AND PLAN OF MERGER

        The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, and the first, second and third amendments to the merger agreement, copies of which are attached as "Annex A-1," "Annex A-2," "Annex-3" and "Annex A-4," respectively, to this proxy statement/prospectus and are incorporated herein by reference. All stockholders are encouraged to read the merger agreement and the first and second amendments to the merger agreement in their entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

        At the effective time of the merger, Matinee Media will be merged with and into Filtering Associates, with Filtering Associates remaining as the surviving corporation.

Exchange of Shares

        Under the terms of the merger agreement, at closing, in exchange for all the outstanding shares of common stock of Matinee Media, Matinee Media shareholders will receive an equal number of shares of the common stock of Filtering Associates.

Closing of the Merger

        Subject to the provisions of the merger agreement, the closing of the merger will take place no later than February 29, 2008 after all the conditions described below under "Agreement and Plan of Merger—Conditions to the Completion of the Merger" have been satisfied, unless Filtering Associates and Matinee Media agree to another date.

Representations and Warranties

        The merger agreement contains a number of representations and warranties that each of Matinee Media and Filtering Associates has made to each other. These representations and warranties include and relate to:

  •
  organization and qualification;

  •
  organizational documents and bylaws;

  •
  capitalization, shareholders and books and records;

  •
  authorization, execution, delivery, and enforceability of the merger agreement and related agreements;

  •
  absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

  •
  taxes;

  •
  title to properties and absence of liens and encumbrances, subject to certain exceptions;

  •
  intellectual property;

  •
  absence of liability for brokerage, finders' fees or agent's commissions in connection with the merger agreement (Filtering Associates);

  •
  absence of litigation;

  •
  permits and compliance with applicable laws;

  •
  material contracts;

  •
  SEC filings and listing (Filtering Associates only);

  •
  accuracy of the information contained in financial statements;

  •
  labor and employment matters, and employee benefit plans;

  •
  board approval; and

  •
  absence of undisclosed liabilities (Filtering Associates only).

Materiality and Material Adverse Effect

        Certain of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the merger agreement, a material adverse effect on an entity means any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Filtering Associates to the consummation of the merger).

Interim Covenants Relating to Conduct of Business

        Under the merger agreement, Filtering Associates and Matinee Media have agreed, prior to the completion of the merger, to not (i) enter into any material transaction, with certain exceptions, (ii) sell or assign any assets, other than interests in construction permits, (iii) fail to keep business organization in tact, (iv) incur any material liabilities or create any liens, and (v) change its accounting or bookkeeping principles without the other party's consent.

No Solicitations

        During the term of the merger agreement, each of Filtering Associates and Matinee Media have agreed that it will not, and will cause its affiliates, employees, agents and representatives not to, directly or indirectly, solicit or initiate discussions with, enter into negotiations or agreements with, or furnish any information about themselves, or otherwise assist, facilitate or encourage, any person or group (other than parties to the merger agreement or their authorized representatives) concerning any proposal for a merger, sale or purchase of substantial assets, sale or purchase of shares of capital stock or other securities, recapitalization or other business combination transaction that would interfere with the consummation of the merger. Each party was required to immediately halt any discussions with any third party regarding any transaction that would be inconsistent with these exclusivity provisions or that would interfere with, prevent or delay the consummation of the transactions contemplated by the merger agreement.

Access to Information

        During the period prior to the closing, each of Matinee Media and Filtering Associates has agreed to give the other, its counsel, accountants and other representatives, reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, books, records and personnel of the other to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the other, as such party may reasonably request.

Matinee Media Options and Warrants

        An aggregate of 2,566,600 shares of Matinee Media common stock are issuable upon exercise of outstanding Matinee Media stock warrants. An additional 1,867,133 shares of Matinee Media common stock are issuable upon exercise of outstanding Matinee Media options. At the effective time of the merger, Matinee Media's obligations with respect to each outstanding and unexercised warrant or option to purchase Matinee Media common stock will be converted into a warrant or option to purchase the same number of shares of Filtering Associates common stock, with the same terms and conditions. Filtering Associates will also assume Matinee Media's 2006 Long-Term Incentive Plan in the merger.

Fees and Expenses

        Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the merger agreement and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses.

Public Announcements

        The parties have agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement, and the related transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to the merger agreement, or the merger without the prior consent of the other, except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system.

Conditions to the Completion of the Merger

        The obligations of Filtering Associates, Matinee Media and the stockholders of Filtering Associates who are parties to the merger agreement to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  Conditions to each parties' obligations:

  •
  the receipt of the Filtering Associates stockholder approval;

  •
  the receipt of the Matinee Media shareholder approval;

  •
  the absence of any order or injunction preventing consummation of the merger;

  •
  the shares of Filtering Associates common stock issued in the merger shall have been cleared for quotation on the OTC Bulletin Board;

  •
  the closing of a financing by Matinee Media with gross proceeds therefrom of not less than $6.0 million, which occurred in April 2006.

  Conditions to Filtering Associates' obligations:

        The obligation of Filtering Associates to complete the merger is further subject to the following conditions:

  •
  Matinee Media's representations and warranties must be true and correct in all material respects as of April 13, 2006 and as of the effective time of the merger;

  •
  Matinee Media must have performed or complied in all material respects all agreements and covenants required to be performed by it under the terms of the merger agreement;

  •
  Filtering Associates must have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental entity and or third party as necessary in connection with the transactions contemplated by the merger agreement have been obtained;

  •
  Matinee Media must have delivered to Filtering Associates audited balance sheets of Matinee Media as of December 31, 2005, and the related statements of operations, changes in shareholders' equity and cash flows for the period October 13, 2005 (inception) through December 31, 2005; and

  •
  Matinee Media must have delivered to Filtering Associates an officer's certificate, dated as of the closing, certifying as to the satisfaction of certain conditions.

  Conditions to Matinee Media's obligations:

        The obligation of Matinee Media to complete the merger is further subject to the following conditions:

  •
  the representations and warranties of Filtering Associates and its stockholders who are parties to the merger agreement must be true and correct in all material respects as of April 13, 2006 and as of the effective time of the merger;

  •
  Filtering Associates and its stockholders who are parties to the merger agreement must have performed or complied in all material respects all agreements and covenants required to be performed by it under the terms of the merger agreement;

  •
  Filtering Associates and its stockholders who are parties to the merger agreement must have obtained, prior to the closing, the forgiveness or satisfaction of sufficient liabilities or obligations of Filtering Associates necessary so that the liabilities and obligations of Filtering Associates at the effective time of the merger do not exceed $200,000;

  •
  Matinee Media must have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental entity and or third party as necessary in connection with the transactions contemplated by the merger agreement have been obtained;

  •
  Filtering Associates shall have filed, prior to the effective time of the merger, in the office of the Secretary of State or other office of each jurisdiction in which such filings are required, all applications, certificates and other documents, and pay all fees, as shall be necessary for the merger to become effective;

  •
  the holders of not more than five percent of the outstanding common stock of Filtering Associates shall have demanded appraisal rights in accordance with Nevada law;

  •
  at closing, Filtering Associates must have cancelled 1,665,272 shares of its outstanding common stock from the Filtering Associates stockholders who are parties to the merger agreement and provide evidence of cancellation of those shares satisfactory to counsel for Matinee Media;

  •
  Filtering Associates shall have filed its 10-KSB for the year ended December 31, 2005, which occurred on April 17, 2006; and

  •
  Filtering Associates must have delivered to Matinee Media an officer's certificate, dated as of the closing, certifying as to the satisfaction of certain conditions.

Termination, Amendment and Waiver

        The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after receipt of stockholder approval, as follows:

  •
  by mutual written consent;

  •
  by either party if the merger is not consummated on or before February 29, 2008;

  •
  by either party if any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable; or

  •
  by either party, subject to a ten-day cure period, if the other party has breached any of its covenants or representations and warranties in any material respect.

Regulatory Matters

        We believe the merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the merger agreement with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas, as applicable.

Closing of the Merger

        Subject to the provisions of the merger agreement, the closing of the merger will take place no later than February 29, 2008, or, as soon as practicable after all the conditions described above have been satisfied, unless Filtering Associates and Matinee Media agree to another time.

  Developments Since Execution of Merger Agreement

        On October 5, 2006, Matinee Media executed a letter of intent with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group), regarding a merger of USFR with and into Matinee Media. At the time, Matinee Media and Filtering Associates expected that the merger of Matinee Media and USFR would be consummated prior to the consummation of the merger of Matinee Media and Filtering Associates.

        On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas. In order for USFR to receive that loan, at the request of USFR's lenders, Matinee Media executed a security agreement for the benefit of those USFR lenders, pursuant to which Matinee Media pledged all of its interests in the option agreements under which Matinee Media had the exclusive right to purchase, subject to prior FCC approval, 24 FM radio permits. After USFR's acquisition of KTBU, Matinee Media and USFR began negotiating the terms of a merger agreement and preparing the financial statements that would be required before the merger of the combined entity with Filtering Associates could be consummated.

        On December 6, 2006, Filtering Associates, Matinee Media and certain Filtering Associates shareholders who had executed the merger agreement entered into the first amendment to the merger agreement, providing primarily for the extension of the date on which either party could terminate the merger agreement if the merger is not consummated from December 31, 2006 to June 1, 2007, and to clarify that the Filtering Associates stockholders would not receive additional shares in the merger as the result of any issuance of shares of Matinee Media to USFR shareholders in the merger contemplated by the letter of intent between Matinee Media and USFR. The first amendment to the merger agreement also clarified other miscellaneous provisions of the merger agreement and is attached as Annex A-2.

        On February 16, 2007, a merger agreement was completed for execution by Matinee Media and USFR. On February 19, 2007, USFR informed Matinee Media that USFR would not proceed with the merger with Matinee Media. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, Matinee Media filed a lawsuit against USFR and the USFR lenders in the district court of Travis County, Texas (Case No. D-1-GN-07-000634). The lawsuit claims, among other things, that USFR and its lenders fraudulently used Matinee Media's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. Matinee Media is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by Matinee Media for the benefit of the USFR lenders and a constructive trust in favor of Matinee Media on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. Matinee Media intends to vigorously pursue its claims in the lawsuit.

        On June 1, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the second amendment to the merger agreement, providing for (i) the extension of the termination date of the merger agreement from June 1, 2007 to September 30, 2007, (ii) the increase in Filtering Associates' maximum indebtedness from $100,000 to $200,000 to reflect expenses incurred by Filtering Associates during the period after December 31, 2006, (iii) the clarification that the exchange ratios in the merger would not be effected by issuances of stock by Matinee Media prior to the effective date of the merger, (iv) the filing of this proxy statement/prospectus, rather than just a proxy statement, with the SEC, and (v) the prohibition of dividends prior to the effective date of the merger, other than a declaration and payment by Matinee Media except for dividends by Matinee Media, so long as the appropriate amount of such dividends are held in trust and paid to the holders of the Filtering Associates common stock if the merger is consummated. The second amendment to the merger agreement is attached as "Annex A-3".

        On September 17, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the third amendment to the merger agreement, providing for the extension of the termination date of the merger agreement from September 30, 2007 to February 29, 2008. The third amendment to the merger agreement is attached as "Annex A-4".

Significant Differences Between the Corporation Laws of Texas and Nevada

        Matinee Media is incorporated under the laws of the State of Texas and Filtering Associates is incorporated under the laws of the State of Nevada. Upon consummation of the merger, the shareholders of Matinee Media, whose rights currently are governed by Texas law and Matinee Media's Articles of Incorporation and Bylaws, which were created pursuant to Texas law, will become stockholders of a Nevada corporation, Filtering Associates, and their rights as stockholders will then be governed by Nevada law and Articles of Incorporation and Bylaws that were created under Nevada law.

        Although the corporate statutes of Texas and Nevada are similar, certain differences exist. The most significant differences, in the judgment of the management of Matinee Media, are summarized below. This summary is not intended to be complete, and Matinee Media shareholders should refer to the Texas Business Corporation Act, or TBCA, and Chapters 78 and 92A of the Nevada Revised Statutes, or NRS, to understand how these laws apply to Matinee Media and Filtering Associates.

  Charter Amendments

        Under the TBCA, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different number, not less than a majority, is specified in the articles of incorporation. The Matinee Media articles of incorporation do not specify a different number, so the approval of the holders of at least two-thirds of the outstanding shares is required for any amendment of its articles of incorporation. The NRS provides that amendments to the articles of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the articles of incorporation provide for a greater number. The articles of incorporation of Filtering Associates do not require a greater number. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock, provided that the corporation's charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely.

  Bylaw Amendments

        The NRS provides that, subject to the bylaws, if any, adopted by the stockholders, the board of directors may make the bylaws of the corporation and, unless prohibited by a bylaw adopted by the stockholders, adopt, repeal or amend any bylaw, including one adopted by the stockholders. The TBCA provides that the power to adopt, amend or repeal the bylaws is reserved exclusively to the board of directors, unless the articles of incorporation reserves the right exclusively to the shareholders or the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. The Filtering Associates articles of incorporation provide that the board of directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the board of directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the corporation, except by the vote of the holders of not less than two thirds (2/3) of the outstanding shares. The Matinee Media articles of incorporation do not limit the power of the board of directors to adopt, amend or repeal its bylaws.

  Stockholder Vote for Mergers

        Under the TBCA, shareholders have the right to vote on all mergers (except for parent-subsidiary mergers in which the parent owns at least 90% of the subsidiary) to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide for a lesser amount, but not less than a majority, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by the TBCA to approve a merger. Unless the articles of incorporation provide otherwise, the approval of the shareholders of the corporation in a merger is not required under the TBCA if: (i) the corporation is the sole surviving corporation in the merger; (ii) there is no amendment to the corporation's articles of incorporation; (iii) each shareholder holds the same number of shares after the merger as before, with identical designations, preferences, limitations and relative rights; (iv) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (v) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger.

        Unless the articles of incorporation provide otherwise, the NRS requires the approval of the holders of a majority of shares (except for parent-subsidiary mergers in which the parent owns at least 90% of the subsidiary) to effect a merger. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. In addition, the approval of the stockholders of the surviving corporation is not required if: (i) the articles of the surviving corporation do not change; (ii) each stockholder of the surviving corporation holds the same number of shares with the same rights before and after the merger; (iii) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; and (iv) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%. Neither the articles of incorporation of Matinee Media nor of Filtering Associates alter these provisions.

  Sales, Leases, Exchanges and Other Dispositions

        The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless the articles of incorporation provide for a lesser amount. Unless otherwise provided in the articles of incorporation, under the NRS, stockholder approval is required for a sale, lease or exchange of all property and assets of a Nevada corporation, and the approval of holders of only a majority of the outstanding shares of the corporation is required. Under the TBCA, the transfer of substantially all of a corporation's assets to wholly-owned subsidiaries in such a manner that the corporation continues to indirectly engage in its business is deemed to be in the usual and regular course of its business. Neither the articles of incorporation of Matinee Media nor of Filtering Associates alter these provisions.

  Business Combinations

        Part Thirteen of the TBCA provides that, unless the corporation expressly elects to not be subject to the part in its articles of incorporation, a public Texas corporation shall not, directly or indirectly, enter into or engage in a business combination with an affiliated shareholder, or any affiliate or associate of the affiliated shareholder, during the three-year period immediately following the affiliated shareholder's share acquisition date unless: (1) the business combination or the purchase or acquisition of shares made by the affiliated shareholder on the affiliated shareholder's share acquisition date is approved by the board of directors of the issuing public corporation before the affiliated stockholder's share acquisition date; or (2) the business combination is approved, by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the issuing public corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders and not by written consent, duly called for that purpose not less than six months after the affiliated shareholder's share acquisition date. An "affiliated shareholder" is defined as a person, other than the issuing public corporation or a wholly-owned subsidiary of the issuing public corporation, that is the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation or that, within the preceding three-year period, was the beneficial owner of 20% or more of the then outstanding voting shares of the issuing public corporation. Part Thirteen of the TBCA further provides that where it specifies a particular shareholder vote required to approve a matter, a provision in the articles of incorporation or bylaws may require a greater, but not a lesser, vote. Since Matinee Media is not a public corporation, it is not subject to Part Thirteen of the TBCA.

        The NRS regulates combinations more stringently, but is only applicable to Nevada corporations with 200 or more stockholders of record, which Filtering Associates does not have. The NRS provides that a corporation can elect in its articles of incorporation to not be governed by the NRS provisions. Neither Matinee Media nor Filtering Associates elected to opt-out of the respective business combination statute. However, Filtering Associates' articles of incorporation provides for a limitation on business combinations separate from that in the NRS. The Filtering Associates' business combination limitation is similar to the TBCA business combination provisions.

  Classified Board of Directors

        The TBCA permits any Texas corporation's bylaws to classify its board of directors into as many as three classes with staggered terms of office. The NRS also permits corporations to classify boards of directors, provided that at least one-fourth of the directors is elected annually. The Matinee Media bylaws do not provide for a staggered board. The Filtering Associates' articles of incorporation provides for the board of directors to be divided into three classes. Since the current board of directors of Filtering Associates consists of only one member, the board is not currently divided. Upon the consummation of the merger, the board of directors of Matinee Media, which consists of four members, will become the board of directors of the surviving corporation, and will determine how to divide the members of the board of directors among the three classes at its first meeting after the consummation of the merger.

  Removal of Directors

        Under the TBCA, the articles of incorporation or bylaws may provide that holders of a number, but not less than a majority, of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board in which case, unless the articles of incorporation provide otherwise, directors may be removed only for cause, (ii) the corporation has cumulative voting in which case if less than the entire board is to be removed, no director may be removed if the vote cast against his removal would be enough to elect him, or (iii) a class or series of shares is entitled by the articles of incorporation to elect one or more directors in which case only the holders of that class or series shall be entitled to vote on removal of any director elected by such holders. The Matinee Media bylaws provide for the removal of and director or the entire board of directors, with or without cause, by majority vote. The NRS requires at least two-thirds of the voting shares or class entitled to vote at an election of directors to remove a director, unless the corporation has cumulative voting, in which case no director may be removed except upon the vote of stockholders owning sufficient shares to have prevented the director's election in the first place. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause or removal of directors when the board is divided into classes.

  Indemnification of Officers and Directors

        The TBCA and the NRS have substantially similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. Under the TBCA, a corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement, security arrangement or otherwise against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under the TBCA is limited in the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct. Under the NRS, a corporation is permitted to provide indemnification or advancement of expenses, by a bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to criminal matters, he had reasonable cause to believe his conduct was lawful. The articles of incorporation of Matinee Media make indemnification mandatory on the part of Matinee Media for its officers and directors to the fullest extent permitted by the TBCA. The bylaws of Filtering Associates make indemnification mandatory on the part of Filtering Associates for its officers and directors to the fullest extent permitted by the NRS.

        Under the TBCA, reasonable court costs and attorneys' fees incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under the TBCA. The NRS provides for the advancement of expenses to directors and officers for such proceedings upon receipt of a similar undertaking as to repayment. However, the NRS does not require that such person give an affirmation regarding his conduct in order to receive an advance of expenses.

        The TBCA provides that a determination that indemnification is appropriate under the TBCA shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a special committee of the board of directors consisting of at least two directors not party to the proceeding, (iii) by special legal counsel, or (iv) by shareholder vote.

        Similar to the TBCA, the NRS provides that a determination that indemnification is appropriate under the NRS shall be made (i) by stockholder vote, (ii) by a majority vote of a quorum of directors who are not party to the proceeding, (iii) if such a quorum of directors so directs, by independent legal counsel, or (iv) if such a quorum of directors cannot be obtained, by independent legal counsel.

        Under the TBCA, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding. The NRS requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

        The TBCA and the NRS both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. In addition, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement.

        The TBCA requires a report to the shareholders upon indemnification or advancement of expenses. The NRS does not have a similar reporting requirement.

  Limitation on Personal Liability of Directors

        The TBCA permits a corporation to eliminate in its charter all monetary liability of a director to the corporation or its shareholders for conduct in the performance of such director's duties. However, the TBCA does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) failing to act in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) engaging in a transaction from which the director obtains an improper benefit; or (v) violating applicable statutes which expressly provide for the liability of a director. The NRS permits a corporation to eliminate in its charter all monetary liability of a director or an officer to the corporation and the stockholders except for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the unlawful payment of distributions. The articles of incorporation of both Matinee Media and Filtering Associates contain such a limitation on director liability.

  Special Meetings of Stockholders

        Under the TBCA, (1) the president, the board of directors, or such other person or persons as may be authorized in the articles of incorporation or (2) the holders of not less than 10% of all of the shares entitled to vote have the right to call a special shareholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. The Matinee Media articles of incorporation do not provide for a number of shares greater than or less than 10%. The NRS provides that meetings of the stockholders may be called in the manner provided by the bylaws of the corporation. The Filtering Associates bylaws provide that the board of directors, president or chairperson may call a special meeting for any purpose. The holders of 10% of the outstanding shares may demand a special meeting be called for the purpose specified in the demand.

  Cumulative Voting

        Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors when such stockholders would not otherwise be able to elect any directors. The TBCA provides that each shareholder shall not have the right to cumulative voting unless otherwise granted in the articles of incorporation. The NRS provides that stockholders do not have the right to cumulate their votes unless granted in the articles of incorporation. Neither the articles of incorporation of Matinee Media nor of Filtering Associates grant cumulative voting.

  Actions by Written Consent of Stockholders

        The NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. Article Fourteenth of the articles of incorporation of Filtering Associates provides that no action required to be taken or which may be taken at any annual or special meeting of the stockholders of Filtering Associates may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. The TBCA provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of all of the outstanding stock consent to the action in writing. The articles of incorporation of a Texas corporation may provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. The articles of incorporation of Matinee Media provide for less than unanimous action by written consent of its shareholders. In addition, the TBCA requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

  Appraisal Rights

        In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement by the parties or by a court), in lieu of the consideration such stockholder would otherwise receive in any such transaction. Under the TBCA, appraisal rights are generally available for the shares of any class or series of stock of a Texas corporation in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national security exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or the NASD, or (ii) held of record by more than 2,000 holders. Even if the shares of any class or series of stock meet the requirements of clause (i) or (ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation: (i) consideration that is different from (other than cash in lieu of fractional shares) the consideration to any other holder of shares of the same class or series; (ii) shares of stock of any other corporation other than shares that are, at the effective date of the merger or consolidation, either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD, or held of record by more than 2,000 holders. No appraisal rights are available to shareholders of the surviving corporation if the merger did not require their approval.

        Under the NRS, a stockholder is entitled to dissent from and to obtain payment for the fair value of his shares in the event of consummation of a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the stockholders or to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. As with the TBCA, the NRS provides an exception to dissenters' rights. Holders (i) of securities listed on a national securities exchange included on the national market system by the NASD or (ii) of securities held by 2,000 holders of record are not entitled to dissenters' rights unless the (i) articles of incorporation of the issuing corporation provide otherwise; or (ii) the stockholders are required under a plan of merger or exchange to accept anything but cash, ownership interests, or ownership interests and cash in lieu of fractional shares of: (a) the surviving or acquiring entity, or (b) another entity that, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the NASD, or held of record by at least 2,000 owners.

  Stockholder Inspection Rights

        The TBCA grants any person who shall have been a shareholder for at least six months immediately preceding his demand or who shall be the holder of at least 5% of all the outstanding shares of a corporation the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other records. Directors also have the right to examine the corporation's stock ledger, a list of its shareholders and its other records for a purpose reasonably related to their positions as directors. The NRS also provides that any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand or any person who owns or has been authorized by the holders of at least 5% of all of its outstanding shares is entitled to inspect and copy the stock ledger. Furthermore, any person who has been a stockholder of record of any corporation and owns, or has been authorized by the holders of, at least 15% of all of its outstanding shares, is entitled to inspect and copy other corporate records.

  Dividends

        The NRS prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business; and (ii) render the corporation's total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The TBCA prohibits distributions if (i) after giving effect to the distribution, the corporation will be unable to pay its debts as they become due or (ii) the distribution exceeds the surplus of the corporation. Surplus is defined under the TBCA as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board of directors. This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets equal or exceed the proposed distribution.

FILTERING ASSOCIATES SPECIAL MEETING

The Filtering Associates Special Meeting

        Filtering Associates is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Filtering Associates board of directors for use at the special meeting in connection with the proposed merger. This proxy statement/prospectus provides you with the information you need to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        The special meeting will be held at                        , local time, in the                        ,                         ,                         , California, to vote on the merger proposal.

Purpose of the Special Meeting

        At the special meeting, the holders of Filtering Associates common stock are being asked to approve the merger with Matinee Media pursuant to an Agreement and Plan of Merger by and among Filtering Associates, Matinee Media and certain stockholders of Filtering Associates by means of a merger after which Matinee Media will merge with and into Filtering Associates, with Filtering Associates remaining as the surviving corporation.

        The Filtering Associates board of directors:

  •
  has unanimously determined that the merger proposal is fair to, and in the best interests of, Filtering Associates and its stockholders;

  •
  has determined that the consideration to be paid by Filtering Associates in connection with the merger with Matinee Media is fair to its current stockholders;

  •
  has unanimously approved and declared advisable the merger proposal; and

  •
  unanimously recommends that the holders of Filtering Associates common stock vote "FOR" the proposal to approve the merger with Matinee Media and change its name to "Matinee Media Corporation".

Record Date; Who is Entitled to Vote

        The record date for the special meeting is [                        ], 2007. Record holders of Filtering Associates common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 2,873,000 outstanding shares of Filtering Associates common stock.

        Each share of Filtering Associates common stock is entitled to one vote per share at the special meeting.

Quorum

        The presence, in person or by proxy, of a majority of all the outstanding shares of Filtering Associates common stock constitutes a quorum at the Filtering Associates special meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if there is a quorum present.

Voting Your Shares

        Each share of Filtering Associates common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Filtering Associates common stock that you own.

        There are two ways to vote your shares of Filtering Associates common stock at the special meeting:

  •
  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Filtering Associates board, "FOR" the approval of the merger proposal.

  •
  You can attend the special meeting and vote in person. Filtering Associates will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Filtering Associates can be sure that the broker, bank or nominee has not already voted your shares.

        If you do not vote your shares of Filtering Associates common stock in any of the ways described above, it will have the same effect as a vote against the merger proposal.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your Filtering Associates common stock, you may write or call Filtering Associates, Inc. at 1495 Belleau Road, Glendale, California 91206, (818) 632-5853, Attention: David Choi.

No Additional Matters May Be Presented at the Special Meeting

        This special meeting has been called only to consider the approval of the merger proposal. Under Filtering Associates' bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  •
  You may send another proxy card with a later date;

  •
  You may notify Filtering Associates in writing before the special meeting that you have revoked your proxy; and

  •
  You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

        The approval of the merger proposal will require the affirmative vote of a majority of the shares outstanding as of the record date of Filtering Associates' common stock. For purposes of approval, if you abstain from voting or do not vote, either in person or by proxy or by voting instruction, it will have the same effect as a vote against the merger proposal.

Abstentions and Broker Non-Votes

        If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposal to approve the merger with Matinee Media pursuant to the merger agreement. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of a vote against the merger proposal.

MATINEE MEDIA SPECIAL MEETING

The Matinee Media Special Meeting

        Matinee Media is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Matinee Media board of directors for use at the special meeting in connection with the proposed merger. This proxy statement/prospectus provides you with the information you need to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        The special meeting will be held at                        , local time, in the                        ,                         , Austin, Texas, to vote on the merger proposal.

Purpose of the Special Meeting

        At the special meeting, the holders of Matinee Media common stock are being asked to approve the merger with Filtering Associates pursuant to an Agreement and Plan of Merger by and among Filtering Associates, Matinee Media and certain stockholders of Filtering Associates by means of a merger after which Matinee Media will merge with and into Filtering Associates, with Filtering Associates remaining as the surviving corporation.

        The Matinee Media board of directors:

  •
  has unanimously determined that the merger proposal is fair to, and in the best interests of, Matinee Media and its shareholders;

  •
  has determined that the consideration to be paid by Filtering Associates in connection with the merger with Matinee Media is fair to its current shareholders;

  •
  has unanimously approved and declared advisable the merger proposal; and

  •
  unanimously recommends that the holders of Matinee Media common stock vote "FOR" the proposal to approve the merger with Filtering Associates.

Record Date; Who is Entitled to Vote

        The record date for the special meeting is [                        ], 2007. Record holders of Matinee Media common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 13,968,598 outstanding shares of Matinee Media common stock.

        Each share of Matinee Media common stock is entitled to one vote per share at the special meeting.

Quorum

        The presence, in person or by proxy, of a majority of all the outstanding shares of Matinee Media common stock constitutes a quorum at the Matinee Media special meeting. Abstentions will be counted as present for purposes of determining if there is a quorum present.

Voting Your Shares

        Each share of Matinee Media common stock that you own in your name entitles you to one vote.

        There are two ways to vote your shares of Matinee Media common stock at the special meeting:

  •
  You can vote by signing and returning the proxy card provided by Matinee Media. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Matinee Media board, "FOR" the approval of the merger proposal.

  •
  You can attend the special meeting and vote in person. Matinee Media will give you a ballot when you arrive.

        If you do not vote your shares of Matinee Media common stock in any of the ways described above, it will have the same effect as a vote against the merger proposal.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your Matinee Media common stock, you may write or call Matinee Media Corporation, 2801 Via Fortuna, Suite 675, Austin, Texas 78746, (512) 329-5843, Attention: Kevin W. Mischnick.

No Additional Matters May Be Presented at the Special Meeting

        This special meeting has been called only to consider the approval of the merger proposal. Under Matinee Media's bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  •
  You may send another proxy card with a later date;

  •
  You may notify Matinee Media in writing before the special meeting that you have revoked your proxy; and

  •
  You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

        The approval of the merger proposal will require the affirmative vote of two-thirds of the shares outstanding as of the record date of Matinee Media's common stock. For purposes of approval, if you abstain from voting or do not vote, it will have the same effect as a vote against the merger proposal.

Abstentions

        Abstentions are counted for purposes of determining the presence of a quorum. Abstentions, while considered present for the purposes of establishing a quorum, will have the effect of a vote against the merger proposal.

THE MERGER

THE COMPANIES

Filtering Associates, Inc.

        Filtering Associates was incorporated in Nevada on July 9, 2001, and was initially formed to be a reseller of Internet content filtering and blocking software. In 2003, Filtering Associates began marketing USB flash memory drives by means of its website. USB flash memory drives are computer peripheral devices that can be used to access and transport data. Filtering Associates' management had believed at that time that there was a growing market for this type of device because it is small and compact, comes in various storage capacities, does not require any battery, software or cables and it is compatible with IBM PC/compatible desktop and laptop computers with USB or USB 2.0 ports.

        During 2005, Filtering Associates' board of directors began researching other opportunities that might enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. On June 6, 2005, Filtering Associates signed a term sheet relating to a potential reverse merger with Hawaii Biotech, Inc. However, the proposed merger was abandoned in October 2005, and Filtering Associates began looking for another merger or acquisition candidate. In April 2006, Filtering Associates entered into a definitive agreement to merge with Matinee Media. From April 2006 to the present, Filtering Asssociates' business strategy has been to complete the merger with Matinee Media.

        Filtering Associates' common stock currently is listed for quotation on the Over-the-Counter Bulletin Board under the symbol "FLTG." However, shares of the common stock have yet to actively trade in that market.

Matinee Media Corporation

        Matinee Media was incorporated in the State of Texas on October 12, 2005. Matinee Media expects that its principal source of revenue and profits from its current business will be from the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the Federal Communications Commission, or FCC. Matinee Media's founders and management team, which is led by its President and Chief Executive Officer, Robert W. Walker, have approximately 60 years of combined experience in the radio, television and cable industries. Matinee Media's Chief Financial Officer, Kevin W. Mischnick, previously served as Vice-President of Finance for AMFM, Inc. and Capstar Broadcasting Partners, Inc., the owner of 450 stations that was sold to Clear Channel Communications, Inc. in 2000 for $23.5 billion.

        Matinee Media's current business strategy is focused on acquiring interests in FM radio construction permits and broadcast licenses for frequencies granted to smaller communities located near larger metropolitan areas that it believes can be developed in a manner that will increase coverage to include a larger market in those metropolitan areas. Matinee Media believes that the larger population coverage resulting from such development will result in a significant increase in the value of the permits. Matinee Media currently holds the exclusive right to purchase, subject to prior FCC approval, 25 FM radio permits in Texas, California, Arizona, Iowa, Illinois, Georgia, Mississippi and New Mexico, which were acquired by affiliates of Matinee Media in recent FCC auctions. Matinee Media believes that the 25 permits that it has the right to acquire have a potential value much greater than the aggregate winning bids for those permits in the FCC permit auctions, and the price at which Matinee Media has the exclusive right to purchase the permits from the winning bidders.

        Matinee Media intends to acquire additional FM construction permits through direct or indirect participation in future FCC permit auctions. It also expects to seek non-auction acquisition opportunities, such as purchasing radio stations from others who have received the construction permits from the FCC but who may be unable to realize the value of the permit because of inadequate financing, inability to complete construction or other factors. Matinee Media will undertake to technically modify the authorized power and transmitter location of a particular construction permit to provide increased signal coverage over larger markets. Matinee Media expects that it will then resell its interest in the related radio station. Matinee Media may sell a radio station, or assign or terminate for a fee its rights to purchase the construction permit relating to a radio station, at any point during the permitting, construction or operation process, depending on when it believes it will generate the greatest return to its shareholders. As a result, Matinee Media may operate radio stations that it develops or owns for a period of time, but it does not expect to generate any significant revenue or profit from station operations in the near term. Matinee Media is exploring a long-term business model that it expects will provide a predictable, recurring revenue stream while minimizing the risk, expense and income fluctuation typically associated with day-to-day radio station operation. Matinee Media may retain some of the radio stations resulting from the construction permits it acquires to implement this business model.

        Pursuant to the terms of the merger agreement, Matinee Media will merge with and into Filtering Associates and the separate corporate existence of Matinee Media shall cease. Following the merger, Filtering Associates will continue as the surviving corporation, but will take the name "Matinee Media Corporation." APPROVAL OF THE MERGER WILL RESULT IN A CHANGE IN FILTERING ASSOCIATES' CONTROL TO CONTROL BY MATINEE MEDIA'S MANAGEMENT AND THE ASSUMPTION OF MATINEE MEDIA'S OPERATIONS AND LIABILITIES.

PREEXISTING RELATIONSHIPS

        Matinee Media and Filtering Associates did not have any preexisting relationship prior to entering into the merger agreement. To the best of our knowledge, none of the Filtering Associates stockholders hold shares of Matinee Media common stock nor do any of the Matinee Media shareholders hold shares of Filtering Associates common stock.

EFFECT OF THE MERGER

        At the Effective Time of the Merger:

  •
  Matinee Media will merge with and into Filtering Associates and the separate corporate existence of Matinee Media will cease;

  •
  Filtering Associates will issue 13,968,598 shares of its common stock, 1,697,133 options and 2,566,600 warrants to purchase additional shares of its common stock to the shareholders and employees of Matinee Media in exchange for 100% of the issued and outstanding shares of Matinee Media common stock, and corresponding options and warrants to purchase shares of Matinee Media common stock; and

  •
  a total of 1,662,214 shares of Filtering Associates' current outstanding common stock will be tendered for redemption by Filtering Associates in exchange for assets held by Filtering Associates relating to its USB flash memory drive business.

        As a result of the merger, Filtering Associates will be the surviving corporation and the shareholders of Matinee Media will become stockholders of Filtering Associates. The existing stockholders of Filtering Associates will own approximately 8.0% of the issued and outstanding shares of Filtering Associates common stock, based upon 15,179,384 shares of the surviving corporation's common stock outstanding after the merger. The existing stockholders of Filtering Associates will own approximately 6.2% of the issued and outstanding shares of the surviving corporation's common stock after the merger if all 1,697,133 options and 2,566,600 warrants to purchase shares of Filtering Associates' common stock acquired by Matinee Media's shareholders and employees pursuant to the merger are exercised, which would result in 19,613,117 outstanding shares of the surviving corporation's common stock. In April 2006, pursuant to a securities purchase agreement executed almost simultaneously with the merger agreement, Matinee Media raised approximately $11.1 million.

        Following the merger, Filtering Associates will continue as the surviving corporation, but will take the name "Matinee Media Corporation." The change in the name of Filtering Associates will be reflected in its stock records by book-entry in its records. For those stockholders of Filtering Associates who hold physical certificates, please do not destroy your stock certificates or send them to us. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

BACKGROUND OF THE MERGER

        The terms of the merger agreement are the result of arm's-length negotiations between representatives of Filtering Associates and Matinee Media. The following is a brief discussion of the background of these negotiations, the merger and related transactions.

        Filtering Associates was incorporated in Nevada on July 9, 2001, and was initially formed to be a reseller of Internet content filtering and blocking software. In 2003, Filtering Associates began marketing USB flash memory drives by means of its website. During 2005, Filtering Associates' board of directors began researching other opportunities that might enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. On June 6, 2005, Filtering Associates signed a term sheet relating to a potential reverse merger with Hawaii Biotech, Inc. However, the proposed merger was abandoned in October 2005, and Filtering Associates began looking for another merger or acquisition candidate.

        During the spring and summer of 2005, Robert Walker, a founder of Matinee Media, began negotiations with Bonanza Capital, a potential lead investor, regarding a private placement financing of a new company that would implement a strategy of acquiring, developing and reselling interests in FM radio construction permits and broadcast licenses, a strategy previously used by Mr. Walker successfully. The negotiations included the exchange of a draft term sheet for the private placement, which contemplated that a condition to closing the private placement would be that the new company would have to become a public company through a merger with an existing public shell company. The draft term sheet contemplated that the stockholders of the public shell would retain approximately 8% of the surviving corporation in the merger.

        On October 12, 2005, Mr. Walker and the other Matinee Media founders organized Matinee Media Corporation as a Texas corporation. Shortly after the organization of Matinee Media, the company entered into a series of option agreements, acquiring the exclusive right to purchase, subject to prior FCC approval, certain FM radio construction permits held by, or to be granted to, affiliates of Matinee Media founders. Matinee Media entered into a term sheet, dated October 26, 2005, with Bonanza Capital, Arabella Securities, Matinee Media's broker for the private placement, for a private placement of up to $16 million of Matinee Media common stock and warrants and a subsequent merger of Matinee Media with a public shell company to be identified by Grove Street Capital Advisors. In November and December 2005, Matinee Media issued a series of convertible promissory notes, in the aggregate original principal amount of $2,500,000, to certain institutional and individual accredited investors, the proceeds of which were to cover deposits and expenses relating to the participation of Ace Radio Corporation, an affiliate of a founder of Matinee Media, in FCC Auction 62, which was scheduled to take place in December 2005. The bridge notes were secured by Matinee Media's existing option agreements. In November 2005, Filtering Associates was identified by Grove Street as the public shell company that was willing to complete the merger on the terms outlined in the term sheet. From December 2005 through the middle of April 2006, representatives of Matinee

Media and Filtering Associates negotiated the terms of the merger agreement and conducted their due diligence reviews of each other.

        On April 3, 2006, Matinee Media entered into a securities purchase agreement and a related registration rights agreement with certain institutional and individual accredited investors, including the holders of the outstanding Matinee Media bridge notes, regarding the private placement of Matinee Media's common stock and warrants. In connection with the private placement, the bridge notes were converted into Matinee Media common stock and warrants to purchase additional shares of common stock.

        On April 13, 2006, Matinee Media and Filtering Associates executed the merger agreement. On April 17, 2006, Filtering Associates announced the execution of the merger agreement.

        In April 2006, Matinee Media completed the private placement of its common stock and warrants for total proceeds of approximately $11.2 million, including the proceeds from the issuance of the bridge notes.

        On October 5, 2006, Matinee Media executed a letter of intent with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group) regarding a merger of USFR with and into Matinee Media. At the time, Matinee Media and Filtering Associates expected that the merger of Matinee Media and USFR would be consummated prior to the consummation of the merger of Matinee Media and Filtering Associates.

        On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas. In order for USFR to receive that loan, at the request of USFR's lenders, Matinee Media executed a security agreement for the benefit of those USFR lenders, pursuant to which Matinee Media pledged all of its interests in the option agreements under which Matinee Media had the exclusive right to purchase, subject to prior FCC approval, 24 FM radio permits. After USFR's acquisition of KTBU, Matinee Media and USFR began negotiating the terms of a merger agreement and preparing the financial statements that would be required before the merger of the combined entity with Filtering Associates could be consummated.

        On December 6, 2006, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who had executed the merger agreement entered into the first amendment to the merger agreement, providing primarily for the extension of the date on which either party could terminate the merger agreement if the merger is not consummated from December 31, 2006 to June 1, 2007, and to clarify that the Filtering Associates stockholders would not receive additional shares in the merger as the result of any issuance of shares of Matinee Media to USFR shareholders in the merger contemplated by the letter of intent between Matinee Media and USFR. The first amendment to the merger agreement also clarified other miscellaneous provisions of the merger agreement and is attached as Annex A-2.

        On February 16, 2007, a draft merger agreement was completed for execution by Matinee Media and USFR. On February 19, 2007, USFR informed Matinee Media that USFR would not execute the merger agreement or otherwise proceed with the merger with Matinee Media. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, Matinee Media filed a lawsuit against USFR and the USFR lenders in the district court of Travis County, Texas (Case No. D-1-GN-07-000634). The lawsuit claims, among other things, that USFR and its lenders fraudulently used Matinee Media's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. Matinee Media is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by Matinee Media for the benefit of the USFR lenders and a constructive trust in favor of Matinee Media on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. Matinee Media intends to vigorously pursue its claims in the lawsuit.

        On June 1, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the second amendment to the merger agreement, providing for (i) the extension of the potential termination date of the merger agreement from June 1, 2007 to September 30, 2007, (ii) the increase in Filtering Associates' maximum indebtedness from $100,000 to $200,000, to reflect expenses incurred by Filtering Associates after December 31, 2006, the original termination date, (iii) the clarification that the exchange ratios in the merger would not be effected by issuances of stock by Matinee Media prior to the effective date of the merger, (iv) the filing of this proxy statement/prospectus, rather than a traditional proxy statement, with the SEC, and (v) the prohibition of dividends to be paid by either company prior to the effective date of the merger, other than a declaration and payment of dividends by Matinee Media, so long as the appropriate amount of such dividends are held in trust and paid to the holders of the Filtering Associates common stock if the merger is consummated. The second amendment to the merger agreement is attached as "Annex A-3".

        On September 17, 2007, Filtering Associates, Matinee Media and certain Filtering Associates stockholders who executed the merger agreement entered into the third amendment to the merger agreement, providing for the extension of the termination date of the merger agreement from September 30, 2007 to February 29, 2008. The third amendment to the merger agreement is attached as "Annex A-4".

REASONS FOR THE MERGER

Filtering Associates' Reasons for the Merger

        Filtering Associates' board of directors considered various factors in approving the merger and the merger agreement, including:

  •
  Filtering Associates' inability to expand its current level of operations;

  •
  the available operating, financial and managerial resources available to Matinee Media;

  •
  prospects for the future for Filtering Associates;

  •
  the quality and experience of management services available and the depth of Matinee Media management;

  •
  Matinee Media's potential for growth or expansion;

  •
  Matinee Media's profit potential; and

  •
  an anticipated increase in stockholder value as a result of the merger.

        Filtering Associates' board of directors considered these factors, but primarily that Filtering Associates' management has not been able to expand Filtering Associates' operations to generate any revenues. In considering the merger with Matinee Media, Filtering Associates' board of directors anticipated that this lack of meaningful revenues was likely to continue for the foreseeable future. Given those circumstances, Filtering Associates' board of directors decided that the best course of action for Filtering Associates and its stockholders was to enter into the merger agreement and consummate the proposed merger with Matinee Media, after which Filtering Associates' management would resign. In agreeing to the merger, Filtering Associates' board of directors hoped that, by relinquishing control to Matinee Media's management and adopting Matinee Media's assets and operations, such a move would eventually add value to Filtering Associates, as the surviving corporation, and further the interests of its stockholders. Filtering Associates' board of directors reached this conclusion after analyzing Matinee Media's operations, assets and managerial resources, which are described in more detail below, and believes that acquiring Matinee Media's potential for profitable operations by means of the merger was the best opportunity to increase value to Filtering

Associates' stockholders. Filtering Associates' board of directors did not request a fairness opinion in connection with the merger.

Matinee Media's Reasons for the Merger

        Matinee Media's board of directors considered various factors in approving the merger and the merger agreement, including:

  •
  the increased market liquidity expected to result from exchanging stock in Matinee Media, a private company, for publicly registered securities of Filtering Associates;

  •
  the possibility of using publicly traded securities to make acquisitions of assets or businesses;

  •
  increased visibility in the financial community;

  •
  enhanced access to the capital markets;

  •
  improved transparency of operations; and

  •
  perceived credibility and enhanced corporate image of being a public company.

        Matinee Media's board of directors did not request a fairness opinion in connection with the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person associated with Filtering Associates has any substantial interest, direct or indirect, by security holdings or otherwise, in the merger that is not shared by all other stockholders of Filtering Associates. Kevin Frost and Edward Wiggins, the former officers and directors of Filtering Associates, who may still be considered affiliates of Filtering Associates due to their stock ownership, Peter Geddes, Alpine Opportunity Fund and a shareholder owning less than 1% will tender an aggregate of 1,662,214 of their shares for redemption by Filtering Associates in exchange for assets relating to Filtering Associates USB flash memory drive business to be conveyed to Messrs. Frost and Wiggins, and the shares will be cancelled.

        No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person associated with Matinee Media has any substantial interest, direct or indirect, by security holdings or otherwise, in the merger that is not shared by all other shareholders of Matinee Media.

WHAT WE NEED TO DO TO COMPLETE THE MERGER

        Filtering Associates and Matinee Media will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. These conditions include:

  •
  the approval and adoption of the merger agreement by the requisite vote of the stockholders of Filtering Associates and the requisite vote of the shareholders of Matinee Media;

  •
  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity that prohibits, restrains, enjoins or restricts the consummation of the merger;

  •
  accuracy of each company's representations and warranties;

  •
  performance by each company of its obligations under the merger agreement;

  •
  the forgiveness or satisfaction of sufficient liabilities or obligations of Filtering Associates necessary so that the total liabilities and obligations of Filtering Associates at the effective time of the merger does not exceed $200,000;

  •
  no more than 5% of the total number of shares of Filtering Associates outstanding common stock may be subject to dissenters' rights under Nevada law, as described below; and

  •
  the cancellation of 1,662,214 shares of Filtering Associates common stock.

RIGHTS OF DISSENTING STOCKHOLDERS

        No appraisal rights are available under the TBCA for the shareholders of Matinee Media in connection with the merger proposal.

        If the merger agreement is approved by the required vote of Filtering Associates' stockholders and is not abandoned or terminated, stockholders of Filtering Associates who did not vote in favor of the merger may, by complying with NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute, be entitled to dissenters' rights as described therein. The text of the statute is set forth in Appendix B attached hereto. This description is not intended to be complete. If you are considering exercising your dissenters' rights, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights. Failure to take any one of the required steps may result in termination of your dissenters' rights under Nevada law. If you are considering dissenting, you should consult with your own legal advisor.

        To exercise your right to dissent, you must:

  •
  before the effective date of the merger, deliver written notice to Filtering Associates at Filtering Associates, Inc., 1495 Belleau Road, Glendale, California 91206, Attn: Corporate Secretary, stating that you intend to demand payment for your shares if the merger is completed; and

  •
  not vote your Filtering Associates shares in favor of the merger, either by proxy or in person.

        A VOTE IN FAVOR OF THE MERGER BY A STOCKHOLDER OF FILTERING ASSOCIATES WILL RESULT IN A WAIVER OF THAT STOCKHOLDER'S DISSENTERS' RIGHTS.

        If you satisfy those conditions, Filtering Associates will send you a written dissenter's notice within ten days after the merger is effective. This dissenter's notice will:

  •
  specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

  •
  inform holders of uncertificated shares to what extent the transfer of their shares will be restricted after their payment demand is received;

  •
  supply a form of payment demand that includes the date the merger was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

  •
  set a date when Filtering Associates must receive the payment demand, which may not be less than 30 or more than 60 days after the date that the dissenters' notice is delivered; and

  •
  provide you a copy of Nevada's dissenters' rights statute.

        After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

  •
  demand payment either through the delivery of the payment demand form to be provided or other comparable means;

  •
  certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

  •
  deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

        FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER'S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA'S DISSENTERS' RIGHTS STATUTE. YOUR RIGHTS AS A STOCKHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

        Within 30 days after receiving your properly executed payment demand, Filtering Associates will pay you what it determines to be the fair value of your shares, plus accrued interest (computed from the effective date of the merger until the date of payment). The payment will be accompanied by:

  •
  Filtering Associates' balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

  •
  an explanation of how Filtering Associates estimated the fair value of the shares and how the interest was calculated;

  •
  information regarding your right to challenge the estimated fair value; and

  •
  a copy of Nevada's dissenters' rights statute.

        Filtering Associates may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice. If Filtering Associates withholds payment, after the consummation of the merger, it will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of Filtering Associates' estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

        If you believe that the amount paid to you in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and Filtering Associates'. You must make such demand within 30 days after Filtering Associates has made or offered payment; otherwise, your right to challenge its calculation of fair value terminates.

        If there is still disagreement about the fair market value within 60 days after Filtering Associates receives your demand, Filtering Associates will petition the District Court of Clark County, Nevada to determine the fair value of the shares and the accrued interest. If Filtering Associates does not commence such legal action within the 60-day period, it will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

  •
  the amount of the fair value of the shares, plus interest, in excess of the amount paid by Filtering Associates; or

  •
  the fair value, plus accrued interest, of the after-acquired shares for which Filtering Associates withheld payment.

        Filtering Associates will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed. Attorney fees will be divided as the court considers equitable.

        FAILURE TO FOLLOW THE STEPS REQUIRED BY NRS SECTIONS 92A.400 THROUGH 92A.480 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IF DISSENTERS' RIGHTS ARE NOT PERFECTED, YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NEVADA'S DISSENTERS' RIGHTS STATUTE, IF YOU ARE CONSIDERING OBJECTING TO THE MERGER YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

ANTICIPATED ACCOUNTING TREATMENT

        The merger will be accounted for under the reverse acquisition application of the equity recapitalization method of accounting in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, Filtering Associates will be treated as the "acquired" company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the merger will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger will be treated as the equivalent of Matinee Media issuing stock for the net monetary assets of Filtering Associates, accompanied by a recapitalization. The net monetary assets of Filtering Associates will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated deficit of Matinee Media will be carried forward after the merger. Operations prior to the merger will be those of Matinee Media.

MATERIAL UNITED STATED FEDERAL INCOME TAX CONSEQUENCES

        The following describes the material U.S. federal income tax considerations of the merger that are generally applicable to the holders of Matinee Media common stock and the holders of Filtering Associates common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing, temporary, and proposed Treasury regulations thereunder, current administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to Matinee Media stockholders that hold their Matinee Media common stock and Filtering Associates stockholders that hold their Filtering Associates common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular holder of Matinee Media common stock or Filtering Associates common stock in light of such holder's personal circumstances or to holders subject to special treatment under the United States federal income tax laws, including:

  •
  financial institutions,

  •
  investors in pass-through entities,

  •
  Insurance companies,

  •
  tax-exempt organizations,

  •
  dealers in securities or currencies,

  •
  traders in securities that elect to use a mark to market method of accounting,

  •
  persons who are treated as nonresident aliens of the United States pursuant to federal tax law, or who otherwise are not subject to United States taxation on their worldwide income, and

  •
  stockholders who acquired their shares of Filtering Associates common stock or their shares of Matinee Media common stock through the exercise of an employee stock option, or otherwise, as compensation.

        In addition, this discussion does not address any alternative minimum or any state, local or foreign tax consequences of the merger.

        Specifically, this discussion does not address any aspect of United States federal taxation of the 1,662,214 shares of Filtering Associates common stock that are being tendered by certain stockholders for redemption by Filtering Associates in exchange for assets relating to its USB flash memory drive business.

        Each holder of Filtering Associates common stock or Matinee Media common stock should consult his, her or its tax advisor with respect to the particular tax consequences of the merger to such holder based on the holder's specific circumstances, applicable state, local and foreign tax consequences and potential changes in applicable tax laws.

        Neither Matinee Media nor Filtering Associates intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or a court would not sustain, a position contrary to any of those set forth below.

Tax Consequences of the Merger to Matinee Media Shareholders

        The merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. As a consequence:

  •
  no gain or loss will be recognized by shareholders of Matinee Media who receive solely shares of Filtering Associates common stock in exchange for shares of Matinee Media common stock;

  •
  the aggregate tax basis of the shares of Filtering Associates common stock received in the merger by the Matinee Media shareholders will be equal to the aggregate tax basis of the shares of Matinee Media common stock exchanged therefore; and

  •
  the holding period of the Filtering Associates common stock received in the merger by the Matinee Media shareholders will include the holding period of the Filtering Associates common stock exchanged therefor.

Tax Consequences of the Merger to Filtering Associates Stockholders

        No gain or loss will be recognized by the stockholders of Filtering Associates pursuant to the merger who do not exercise their appraisal rights.

        A stockholder of Filtering Associates who exercises their appraisal rights and who receives cash in exchange for their shares of Filtering Associates common stock generally will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of such stockholder's shares of Filtering Associates common stock exchanged therefor. This gain or loss will generally be long-term capital gain or loss if the holder's holding period with respect to the Filtering Associates common stock surrendered is more than one year at the effective time of the merger. There are limitations on the extent to which stockholders may deduct capital losses from ordinary income. If a Filtering Associates stockholder who receives cash in exchange for all of the stockholder's shares of Filtering Associates common stock actually or constructively owns Filtering Associates common stock after the merger, all or a portion of the cash received by the stockholder may be taxed as a dividend, and those stockholders should consult their tax advisors to determine the amount and character of the income recognized in connection with the merger.

Tax Consequences of the Merger Generally to Filtering Associate and Matinee Media

        Generally, no taxable gain or loss will be recognized by Filtering Associates or Matinee Media as a result of the merger, except that Filtering Associates may have taxable gain to the extent that the value of the assets transferred to certain stockholders in exchange for the tender of shares for redemption exceeds the adjusted tax basis of those assets. Net operating loss carryforwards of Matinee Media may be available to be applied against that gain.

        The merger will increase the likelihood that previously incurred net operating losses of Matinee Media that are transferred to the surviving corporation in the merger will become subject to an annual limitation pursuant to Section 382 of the Code if there are additional changes in the equity ownership of the surviving corporation in the future, including changes arising from the exercise of currently outstanding Matinee Media stock options and warrants. Depending on the surviving corporation's market value at the time of such future ownership change, an ownership change under Section 382 could negatively impact the surviving corporation's ability to use the net operating loss deferred tax assets attributable to Matinee Media's previously incurred net operating losses in the event the surviving corporation generates future taxable income. [Currently, Matinee Media has recorded a full valuation allowance against its net operating loss deferred tax asset.]

Reporting and Recordkeeping

        A holder of Matinee Media common stock receiving Filtering Associates common stock as a result of the merger, is required to retain records relating to such holder's Matinee Media common stock and file with its United States federal income tax return a statement setting forth facts relating to the merger and with respect to the holder's nonrecognition of gain or loss upon the exchange of such holder's shares of Matinee Media common stock for shares of Filtering Associates common stock pursuant to the merger. At a minimum, the statement must include (1) the holder's tax basis in the Matinee Media common stock surrendered and (2) the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the Filtering Associates common stock received in exchange therefor.

Backup Withholding and Information Reporting

        Payments of cash to a holder of Filtering Associates common stock as a result of an exercise of the holder's dissenters rights may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption satisfactory to Filtering Associates or furnishes the holder's taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

        Because the complexity of the tax laws, and because the tax consequences of any particular stockholder may be affected by matters not discussed above, each Filtering Associates stockholder and each Matinee Media shareholder is urged to consult a tax advisor with respect to the specific tax consequences of the transactions contemplated by the merger agreement to him, her or it, including the applicability and effect of state, local and non-U.S. tax laws, as well as federal tax laws.

Regulatory Matters

        We believe the merger and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the merger proposal with the Secretary of State of the State of Nevada and the Secretary of State of the State of Texas, as applicable.

INFORMATION ABOUT MATINEE MEDIA

Matinee Media's Background

        Matinee Media was incorporated in the State of Texas on October 12, 2005. Matinee Media expects that its principal source of revenue and profits from its current business will be from the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the Federal Communications Commission, or FCC. Matinee Media's founders and management team, which is led by its President and Chief Executive Officer, Robert W. Walker, have approximately 60 years of combined experience in the radio, television and cable industries. Matinee Media's Chief Financial Officer, Kevin W. Mischnick, previously served as Vice-President of Finance for AMFM, Inc. and Capstar Broadcasting Partners, Inc., the owner of 450 stations that was sold to Clear Channel Communications, Inc. in 2000 for approximately $23.5 billion.

        Matinee Media's current business strategy is focused on acquiring interests in FM radio construction permits and broadcast licenses for frequencies granted to smaller communities located near larger metropolitan areas that it believes can be developed in a manner that will increase coverage to include a larger market in those metropolitan areas. Matinee Media believes that the larger population coverage resulting from such development will result in a significant increase in the value of the permits. Matinee Media currently holds the exclusive right to purchase, subject to prior FCC approval, 25 FM radio construction permits in Texas, California, Arizona, Iowa, Illinois, Georgia, Mississippi and New Mexico. Matinee Media believes that the 25 radio permits that it has the right to acquire have a potential value much greater than the aggregate winning bids for those permits in the FCC auctions, and the price at which Matinee Media has the exclusive right to purchase the permits from the winning bidders.

        Matinee Media intends to acquire additional FM construction permits through direct or indirect participation in future FCC permit auctions. It also expects to seek non-auction acquisition opportunities, such as purchasing radio stations from others who have received the construction permits from the FCC but who may be unable to realize the value of the permit because of inadequate financing, inability to complete construction or other factors. Matinee Media will undertake to technically modify the authorized power and transmitter location of a particular construction permit to provide increased signal coverage over larger markets. Matinee Media expects that it will then resell its interest in the related radio station. Matinee Media may sell a radio station, or assign or terminate for a fee its rights to purchase the permit relating to a radio station, at any point during the permitting, construction or operation process, depending on when it believes it will generate the greatest return to its shareholders. As a result, Matinee Media may operate radio stations that it develops or owns for a period of time, but it does not expect to generate any significant revenue or profit from station operations in the near term. Matinee Media is exploring a long-term business model that it expects will provide a predictable, recurring revenue stream, while minimizing the risk, expense and income fluctuation typically associated with day-to-day radio station operation. Matinee Media may retain some of the radio stations resulting from the construction permits it acquires to implement this business model.

        Matinee Media has invested in a full length, independently produced film and a documentary film. Matinee Media may also explore opportunities to expand into print media or the film or music industries through additional direct investment, joint ventures or other relationships. Matinee Media may also explore opportunities to expand into print media or the film or music industries, through additional direct investments, joint ventures or other relationships that it believes are compatible with and enhance the value of its core business. Matinee Media does not expect that any of the investments involved in these activities will be in material amounts, or will result in material revenues to Matinee Media.

        On October 5, 2006, Matinee Media executed a letter of intent with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group), regarding a merger of USFR with and into Matinee Media. On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas. In order for USFR to receive that loan, at the request of USFR's lenders, Matinee Media executed a security agreement for the benefit of those USFR lenders, pursuant to which Matinee Media pledged all of its interests in the option agreements under which Matinee Media had the exclusive right to purchase, subject to prior FCC approval, 24 FM radio permits. After USFR's acquisition of KTBU, Matinee Media and USFR began negotiating the terms of a merger agreement and preparing the financial statements that would be required before the merger of the combined entity with Filtering Associates could be consummated.

        On February 16, 2007, a merger agreement was completed for execution by Matinee Media and USFR. On February 19, 2007, USFR informed Matinee Media that USFR would not proceed with the merger with Matinee Media. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, Matinee Media filed a lawsuit against USFR and the USFR lenders in the district court of Travis County, Texas (Case No. D-1-GN-07-000634). The lawsuit claims, among other things, that USFR and its lenders fraudulently used Matinee Media's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. Matinee Media is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by Matinee Media for the benefit of the USFR lenders and a constructive trust in favor of Matinee Media on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. Matinee Media intends to vigorously pursue its claims in the lawsuit.

Construction Permits for FM Stations

        Available FM frequencies are established in advance in response to a petition submitted to the FCC to add a particular frequency in a particular community, or an FM allotment. The right to construct a new FM radio broadcast facility, the construction permit, is granted by the FCC primarily through a multi-stage auction process. The FCC periodically announces FM permit auctions by public notice, and any interested person may submit a short-form application to participate in an auction. The short-form application contains information about the ownership structure of the applicant and a description of the broadcast permits on which the applicant wishes to bid. If the short-form application is accepted by the FCC for filing, the applicant must then submit an advance payment, which establishes the applicant's eligibility to bid in the auction.

        The party submitting the highest bid in the auction for an FM allotment must remit 20% of its winning bid, as a down payment, to the FCC within ten days after the close of the auction, and must file a long-form application (FCC Form 301) within 30 days after the close of the auction. The long-form application includes the specific engineering parameters of the proposed radio station. The filing fee for the long-form application is currently $2,980. The winning bidder must pay the balance of the winning bid price to the FCC within ten days after the deadline for the payment of the down payment. The construction permit is granted after the FCC determines that it will grant the permit for the FM allotment based upon the engineering parameters submitted in the applicable FCC Form 301. The person or entity who is awarded a construction permit is sometimes referred to as the "permittee." Construction permits have a finite term of three years within which the permittee must complete construction and apply for a license to operate a broadcast facility. A construction permit will terminate automatically if the permittee fails to complete the construction of the specified broadcast facility and apply for a broadcast license within the specified time.

Construction Requirements

        Construction of a radio station involves the selection and installation of broadcasting equipment meeting the requirements of the construction permit, and the procurement of a suitable transmitter, antenna and main studio. The cost of constructing new facilities or upgrading existing facilities varies widely according to the size and power of the radio station, the cost of land in the community of license and the availability of construction trades.

        Usually, the most critical element of successful radio station construction is the location and procurement of a suitable transmitter-tower site, or the lease of space on an existing multi-transmitter tower. FM radio station tower sites are usually located at the highest point possible that has a good line-of-sight to the community of license. Transmitter-tower sites require easy access for building and maintenance and utility services, such as electricity and phone service. Offices, studios and other facilities necessary to operate a radio station may be located at the site of the transmitter-tower or at a location remote from the site, and may be either owned or leased by the permittee.

Broadcast Licenses

        Upon completion of the construction of a broadcast facility in accordance with the construction permit, the permittee must apply to the FCC for a license to broadcast a radio signal in accordance with the limitations of the construction permit. The license is normally granted on a routine basis. The station may generally begin broadcast operations under program test authority upon notification to the FCC, subject to certain limitations, pending the issuance of a broadcast license. The owner of a broadcast license is sometimes referred to as a "licensee." The license application filing fees for FM broadcast licenses are $170 for a non-directional station and $695 for a directional station.

        Once issued, broadcast licenses continue in effect for terms of up to eight years, which expire on a common date based upon the state in which the community of license is located, and may be renewed for additional eight year terms by filing an application, accompanied by a renewal fee of $150, four months prior to the expiration of the previous license. Interested persons, including members of the public, may file petitions to deny license renewals. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine if the renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a substantial and material question of fact as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet various requirements and that no mitigating factors justify the imposition of a lesser sanction, the FCC may deny a license renewal application. If there are no violations of FCC rules and regulations during the previous license term, the license renewal application is generally granted within four months following the renewal filing. In any case, the licensee may continue to operate the station subject to the broadcast license while the renewal application is pending.

        The FCC classifies each FM radio station. The classification of an FM radio station determines its minimum and maximum facilities requirements. In general, commercial FM radio stations are classified as follows, in order of increasing power and antenna height: Class A, B1 or C3, B or C2, C1, C0 and C. In addition, the FCC has adopted a rule that subjects Class C FM radio stations that do not satisfy a certain antenna height requirement to an involuntary downgrade in classification to Class C0 under certain circumstances, so that their classification reflects the existing operating characteristics of the station.

Transfers or Assignments of Permits and Licenses

        The Communications Act of 1934, as amended, or the Communications Act, prohibits the assignment of construction permits and broadcast licenses or a change in control of the owner of a construction permit or broadcast license without the prior approval of the FCC. In determining whether to grant approval of an assignment or change in control, the FCC considers a number of factors pertaining to the current owner and the proposed new owner, including:

  •
  compliance with the various rules and policies limiting common ownership of media properties in a given market;

  •
  the character of the proposed new owner and those persons who have significant or attributable interests in the new owner; and

  •
  compliance with the Communications Act's limitations on alien ownership, as well as compliance with other FCC regulations and policies.

        The permittee or licensee of a construction permit or broadcast license must apply to the FCC for prior approval of a proposed assignment or transfer of control of a station license or permit. If the application involves a substantial change in ownership or control, the applicant must publish a local public notice of the application in a newspaper. The FCC must also list the application on an FCC public notice for not less than 30 days, during which time interested persons, including listeners, advertisers and competitors, may file petitions to deny, or other objections against, the application. Interested persons may file informal objections to assignment and transfer of control applications at any time up until the FCC acts on the application. Once the FCC staff grants an application, interested persons may ask the FCC to reconsider its grant within 30 days after the date of grant, or the FCC may reconsider its grant on its own motion for 40 days after the date of grant. If the application does not involve a substantial change in ownership or control, it is considered a "pro forma" application. The pro forma application is nevertheless subject to having interested persons file informal objections against it. The application filing fees for an assignment or transfer of control application is currently $830, but only $120 for a pro forma assignment or transfer of control. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any person other than the person specified in the application.

Matinee Media's Acquisition Strategy

        Matinee Media's acquisition strategy is primarily focused on acquiring interests in FM construction permits based upon the potential, in its view, to technically modify the authorized power and transmitter location of the permit to provide increased signal coverage over more densely populated metropolitan markets. Matinee Media believes that it has an acquisition process that is more structured and disciplined than the process used by other frequent buyers of FM construction permits. A construction permit must meet the following minimum criteria before Matinee Media will consider it for acquisition:

  •
  the permit must be issued to a community located within reasonable proximity (typically within 30 to 50 miles) to a more densely populated area, or it must already provide coverage over such targeted, more densely populated, market;

  •
  technical studies must show that the permit's authorized signal strength can be sufficiently increased and/or its proposed transmitter site can be relocated closer to the targeted market;

  •
  the targeted market must be economically vibrant;

  •
  the target market must be considered economically and competitively desirable from the standpoint of the radio broadcast industry; and

  •
  the broadcast station's potential valuation (considering historical comparable sales in the targeted market) must be sufficiently above the proposed permit acquisition price.

        Matinee Media's ability to execute its permit acquisition strategy is subject to its ability to identify acquisition targets that both satisfy its acquisition criteria and are available on terms that are economically and commercially acceptable to Matinee Media. Matinee Media has been able to negotiate option agreements giving it the exclusive right to acquire, subject to prior FCC approval, 25 radio permits from three recent FCC auctions that Matinee Media believes meet the acquisition criteria. Matinee Media cannot be certain that acceptable acquisition opportunities will continue to arise in the future. Many of Matinee Media's competitors for permit acquisitions have greater financial resources than it does and may be able to outbid Matinee Media for future attractive acquisition targets, especially if Matinee Media maintains its disciplined acquisition process. Additionally, even if Matinee Media is able to identify acceptable acquisition opportunities, its ability to complete such acquisitions will also remain subject to, among other factors, FCC approval and the availability of adequate capital, which may not be available to Matinee Media when needed or on acceptable terms.

Current Matinee Media Construction Permit Portfolio

        As of September 30, 2007, Matinee Media had the exclusive right to acquire, subject to prior FCC approval, the construction permits, when granted, set forth on the following table pursuant to a series of option agreements with the permittee, James Falcon, for the option prices indicated below, of which Matinee Media has paid $10 each. Mr. Falcon was the winning bidder for the listed permits in FCC Auction 37 conducted in December 2004.

City of License	FCC Status		Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Rio Grande City, TX	Original App		95.1	A	McAllen, TX	120,000	$838,500	$877,948
Seymour, TX	CP		92.3	C2	Wichita Falls, TX	142,000	$107,250	$112,296
Knox City, TX	CP		107.3	A	N/A	17,700	$87,100	$91,198
Pleasant Valley, TX	CP		98.7	A	Wichita Falls, TX	142,000	$80,600	$84,392
Olney, TX	App		104.3	C2	Metro Ft. Worth, TX	150,000	$95,550	$100,045
Grape Creek, TX	App	***	104.5	C2	San Angelo, TX	106,000	$222,300	$232,758
Wellington, TX	CP		98.5	C3	Childress, TX	27,000	$102,700	$107,532
Eldorado, OK	CP		96.9	C3	Altus, OK	60,000	$102,700	$107,532

*
Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option. The option price includes actual out-of-pocket expenses, including financing costs, incurred by the permittee to procure and "build out" the permit and will be increased to the extent of future out-of-pocket expenses.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C2 allotment and a change in the city of license.

        As of September 30, 2007, Matinee Media had the exclusive right to acquire, subject to prior FCC approval, the construction permits, when granted, set forth on the following table pursuant to a series of option agreements with the permittee, Matinee Radio, LLC, for the option prices indicated below, of which Matinee Media has paid $10 each. Matinee Radio was the winning bidder for the listed permits in FCC Auction 37 conducted in December 2004. Matinee Radio is owned in part by founding shareholders of Matinee Media, including its President and Chief Executive Officer, Robert W. Walker.

City of License	FCC Status		Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Albany, TX	CP		98.9	C3	Abilene, TX	116,000	$252,750	$267,376
Goldsmith, TX	CP		94.7	A	Midland/Odessa, TX	165,000	$347,250	$385,828
Camden, TX	App	***	98.1	C3	Lufkin, TX	169,000	$337,500	$355,615
Magdalena, NM	CP		95.9	C1	Albuquerque, NM	464,000	$321,000	$331,510
Marfa, TX	App	****	93.5	C1	West Texas	30,000	$215,250	$215,250

*
Auction bids are net of 25% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 25% bidding credit upon exercise of the option. The option price includes actual out-of-pocket expenses, including financing costs, incurred by the permittee to procure and "build out" the permit and will be increased to the extent of future out-of-pocket expenses.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment and a change in the city of license.

****
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C1 allotment. On July 25, 2007 the FCC issued the "ready to grant" public notice for this application.

        As of September 30, 2007, Matinee Media has funded $612,698 for Matinee Radio to pay a portion of the winning bid prices of the permits noted above and related fees and expenses for Matinee Radio to obtain those construction permits from the FCC. If not repaid sooner this amount is expected to be repaid with proceeds from the sale(s) of the permits.

        Marfa Public Radio Corporation, is a non-profit organization created to operate a radio station on FM frequency 93.5 MHz in Marfa, Texas. The station has been designated as a public radio station serving far west Texas. The construction permit for the station, for which Matinee Media had the exclusive right to purchase, subject to FCC approval, was originally granted to Matinee Radio. In order to assist in the construction and initial launch of the Marfa station, Matinee Media has provided services and funding to Marfa Public Radio. Matinee Media also assisted Marfa Public Radio in obtaining a grant from the U.S. Department of Commerce to assist in the construction of the station. The grant in the amount of $432,000 was awarded on September 22, 2005, and was funded on December     , 2007. On September 5, 2007, Matinee Radio agreed to donate the construction permit for the station to Marfa Public Radio, subject to FCC approval. Since 2005, Matinee Media funded approximately $1,045,000 to Marfa Public Radio for operations and build-out of a studio and tower. On December     , 2007, Matinee Media and Marfa Public Radio entered into an agreement under which Marfa Public Radio agreed to pay Matinee Media the proceeds of the Department of Commerce grant in exchange for the release of all claims for amounts due by Marfa Public Radio. Under the agreement, Matinee Media will continue to provide funding to Marfa Public Radio for a year after the transfer of the construction permit from Matinee Radio, and will have the exclusive right to distribute programming produced by Marfa Public Radio. Matinee Media also agreed to terminate its option agreement relating to the Marfa construction permit.

        As of September 30, 2007, Matinee Media had the exclusive right to acquire, subject to prior FCC approval, the construction permits, when granted, set forth on the following table pursuant to a series of option agreements with the permittee, Ace Radio Corporation, for the option prices indicated, for which Matinee Media has paid $10 each. Ace Radio was the winning bidder for the listed permits in FCC Auction 62 conducted in January 2006. The president, sole director and majority shareholder of Ace Radio is Stephen M. Hackerman, a director of Matinee Media and Mr. Walker's brother-in-law.

City of License	FCC Status		Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Erie, IL	Original App		105.5	A	Quad Cities, IA-IL	300,000	$118,300	$135,328
Cazadero, CA	License		106.3	A	Santa Rosa, CA	265,000	$172,900	$519,886
Morristown, AZ	CP		99.5	C2	Phoenix, AZ	2,318,000	$1,452,100	$1,623,856
Gallup, NM	CP		101.5	C1	Gallup, NM	108,000	$78,000	$87,394
Wall, TX	App	***	101.1	A	San Angelo, TX	150,000	$309,400	$343,854
Coalinga, CA	CP		97.3	A	Fresno, CA	950,000	$309,400	$331,224
Dunkerton, IA	CP		103.9	A	Waterloo/Cedar Falls, IA	195,000	$295,750	$330,989
Waynesboro, GA	Original App		92.9	A	Augusta, GA	200,000	$130,000	$153,093
Lost Hills, CA	CP		105.7	B1	Bakersfield, CA	215,000	$248,950	$296,082
New Albany, MS	CP		101.5	A	Tupelo, MS	185,000	$190,450	$237,334
Santa Anna, TX	CP		105.5	C3	Brownwood, TX	50,000	$127,400	$147,811
New Augusta, MS	CP		101.7	A	Hattiesburg, MS	140,000	$407,550	$426,924

*
Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option. The option price includes actual out-of-pocket expenses, including financing costs, incurred by the permittee to procure and "build out" the permit and will be increased to the extent of future out-of-pocket expenses.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment.

        As of September 30, 2007, Matinee Media had the exclusive right to acquire, subject to prior FCC approval, the construction permits, when granted, set forth on the following table pursuant to a series of option agreements with the permittee, Able Radio Corporation, for the option prices indicated, for which Matinee Media has paid $10 each. Able Radio was the winning bidder for the listed permits in FCC Auction 70 conducted in March 2007. The permits have yet to be granted. Able Radio is a wholly-owned subsidiary of Ace Radio.

City of License	FCC Status		Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid	Option Price to Matinee Media*
Balmorhea, TX	Original App		104.5	C	West Texas	30,000	$40,000	$40,000
Aquila, AZ	App	**	107.3	C1	Phoenix, AZ	2,670,000	$1,659,000	$1,733,520

*
The option price includes actual out-of-pocket expenses incurred by the permittee to procure and "build out" the permit and will be increased to the extent of future out-of-pocket expenses.

**
The application for this permit proposes a one-step upgrade of the current Class C3 allotment to a Class C1 allotment.

        On February 9, 2006, Matinee Media entered into a line of credit with Ace Radio in order for Ace Radio to fund FCC winning bid prices as the Auction 62 construction permits are granted by the FCC and for build out expenses for those permits. The original principal amount of the line of credit was $4,500,000. The maturity date of the line of credit was February 9, 2007, at which time the maturity of the line of credit was extended to March 1, 2008. On April 26, 2007, the line of credit was increased to $7,500,000 in order for Ace Radio to fund Able Radio's FCC winning bids from FCC Auction 70 and for build out expenses for those permits. The line of credit bears interest at 7% per annum. As of September 30, 2007, the outstanding principal amount of the line of credit was $5,640,026, plus accrued interest of $371,866.

        On September 10, 2007, Ace Radio signed an asset purchase agreement under which Ace Radio agreed to sell its license granted by the FCC for Cazadero, California to Redwood Empire Stereocasters, subject to FCC approval. On November 1, 2007, the FCC approved the sale of the license. On November 15, 2007, the license was sold for $2,600,000 in cash and a $300,000 in promissory note, which bears interest at 6% per annum and is payable in two equal annual installments of $150,000. Ace Radio paid Matinee Media $2,070,000 of the proceeds of the sale in exchange for Matinee Media's agreement to terminate its option agreement for the Cazadero license. Ace Radio used the remainder of the cash proceeds to repay a portion of its line of credit with Matinee Media.

Competition

        Matinee Media operates in a highly competitive industry. Matinee Media competes with companies such as American Media Services and First Broadcasting, which are engaged in both the development of radio stations and the operation of broadcast facilities, and with other independent developers, for the purchase or award of radio stations and construction permits. Many of these competitors have greater financial resources and name recognition than Matinee Media does. Matinee Media also competes with multi-station corporations, such as Clear Channel Communication, Inc., Cumulus Media Inc., Emmis Communications Corporation and Saga Communications, Inc., and owners of independent local radio stations when Matinee Media attempts to sell or dispose of its radio broadcasting properties. Competition for the purchase and sale of radio stations is based primarily on the scope of the broadcast licenses or construction permits that are involved, price and financing terms. Matinee Media believes, but can give no assurance, that its ability to identify undervalued construction permits and its disciplined acquisition process are significant advantages.

        The value of a radio station is primarily a function of the number of other stations and listeners in a particular broadcast area, the percentage of the listeners that are attracted to the station and advertising revenues. Factors that are material to a radio station's competitive position include management experience, the station's audience rank in its local market, transmitter power, assigned frequency, audience characteristics, local program acceptance and programming of other radio stations in the market area.

        Although the radio broadcasting industry is highly competitive, the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities within that market. The FCC's multiple ownership rules have historically limited the number of stations that may be owned or controlled by a single entity in a given market. Matinee Media believes that these limitations support the potential value of the construction permits it has interests in, or will acquire interests in.

        The radio broadcasting industry is also subject to technological change, evolving industry standards and the emergence of new media technologies. Several new media technologies have been, or are being, developed, including the following:

  •
  audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless) and other digital audio broadcast formats;

  •
  satellite digital audio radio service, which now has two subscriber-based satellite radio services with numerous channels and sound quality equivalent to that of compact discs;

  •
  downloadable music to portable listening and replay devices, such as the i-pod®;

  •
  In-Band On-Channel™ digital radio, or high definition radio, which provides multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services; and

  •
  low power FM radio, which has resulted in additional FM radio broadcast outlets that are designed to serve small, localized areas.

        The value of a construction permit or broadcast license may also be a function of the perceived competitive position of the radio broadcast industry versus new technologies. Historically, the radio broadcasting industry has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio-tapes, personal digital audio devises and compact discs. Matinee Media believes that a growing population, greater use of automobiles and increased commute times has contributed to this growth. There can be no assurances, however, that this historical growth will continue or that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

        Matinee Media believes that some of the new technologies listed above, particularly satellite digital audio radio service, compete with FM radio for the consumer's attention in the car. However, traditional FM radio has had a well established market for its services for many years and generally offers free broadcast reception paid for by commercial advertising rather than by the subscription fee charged by satellite radio providers. Also, many radio stations offer information programming of a local nature, such as local news, weather and sports, which satellite radio is precluded from offering under current FCC rules. One of satellite radio's competitive advantages over traditional radio is the lack of commercials. However, satellite radio has begun to insert a limited number of commercials on some of its channels. Some traditional radio stations also have begun reducing the number of commercials per hour, expanding the range of music played on the air and experimenting with new formats in order to compete more directly with satellite radio services. Several major radio companies recently banded together to launch an advertising campaign designed to assert the benefits of traditional local radio.

        Matinee Media believes that the introduction and adoption of high definition radio will increase the ability of traditional radio to compete with satellite radio services on the basis of sound quality. Digital radio broadcast services have been expanding, and an increasing number of radio stations in the U.S. have begun digital broadcasting or are in the process of converting to digital broadcasting. The technology permits broadcasters to transmit as many as five stations per frequency. To the extent that traditional AM/FM radio stations adopt digital transmission technology, and to the extent such technology allows signal quality that rivals that of satellite radio, Matinee Media believes that any competitive advantage that satellite radio services enjoy over traditional radio because of its digital signal would be lessened.

Federal Regulation of Radio Broadcasting

        The radio broadcasting industry is subject to extensive and changing federal regulation by the FCC, which regulates radio station ownership, operation and transfer. Among other things, the FCC:

  •
  assigns frequency bands for broadcasting;

  •
  determines the particular frequencies, locations, operating powers and other technical parameters of radio stations;

  •
  issues, renews, revokes, conditions and modifies radio station licenses;

  •
  determines whether to approve changes in ownership or control of radio station licenses;

  •
  regulates equipment used by radio stations; and

  •
  adopts and implements regulations and policies that directly affect the ownership, operation and employment practices of radio stations.

        The FCC has the power to impose penalties for violations of its rules or the Communications Act, including the imposition of monetary forfeitures, the issuance of short-term licenses, the imposition of a condition on the renewal of a license and, in egregious cases, the non-renewal of licenses and the revocation of licenses.

        The following is a brief summary of some provisions of the Communications Act and of certain specific FCC rules and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. For further information concerning the nature and extent of federal regulation of radio stations, you should refer to the Communications Act, FCC rules and FCC public notices and rulings. Although Matinee Media does not expect to generate significant revenue from station operations, to the extent it decides to operate stations, Matinee Media will be required to comply with all of the applicable regulations.

        Programming and Operation.    The Communications Act requires broadcasters to serve the public interest. Since 1981, the FCC has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, although listener complaints may be filed and considered at any time and must be maintained in the station's public file.

        The FCC's rules prohibit the broadcast of obscene material at any time and indecent material between the hours of 6 am and 10 pm. All broadcasters face the risk of violating the prohibition on the broadcast of indecent material because of the inherent vagueness of the FCC's definition of indecent material, coupled with the spontaneity of live programming.

        Recently, the FCC has begun more vigorous enforcement of its indecency rules against the broadcasting industry as a whole, and has threatened to initiate license revocation proceedings against broadcast licensees for future serious indecency violations. Two Congressional committees have recently conducted hearings related to indecency. Legislation has also been introduced in Congress that would increase the penalties for broadcasting indecent programming and, depending on the number of violations engaged in, would automatically subject broadcasters to license revocation, renewal or qualification proceedings in the event that they broadcast indecent material. The FCC's more vigorous enforcement of its indecency rules may encourage third parties to challenge license renewal or assignment applications in which Matinee Media has an interest, or may have an adverse effect upon the demand for the construction permits in which it has interests, which could result in lower sales prices for those permits.

        Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the advertisement of casinos and lotteries, sponsorship identification and technical operations, including limits on radio frequency radiation.

        The FCC adopted new equal employment opportunity, or EEO, rules for broadcasters, which became effective March 10, 2003. The new rules are outreach and recruitment focused and require that broadcasters: (1) widely disseminate information for each full-time job vacancy, except for vacancies filled in exigent circumstances; (2) provide notification to community and recruitment organizations that have requested information on all or selected job vacancies; and (3) participate in "longer-term" recruitment initiatives, such as job fairs, internships, scholarships and EEO/anti-discrimination training programs. Broadcasters remain subject to the FCC's anti-discrimination policy but the use of minority or women-targeted recruitment sources is no longer mandated. The new rules also require a broadcaster to keep extensive internal records regarding its recruitment efforts including information regarding its recruitment sources and interviewees, notification to requesting community groups and specifics regarding participation in the longer-term initiatives. Broadcasters must also prepare and place in the public inspection file (and on their website if they maintain one) an annual EEO public file report that details recruitment efforts and interviewee totals, the referral sources used for each vacancy, the community groups notified, and specifics regarding participation in longer-term recruitment initiatives. Broadcast licensees are subject to an FCC mid-term review in the fourth year of the license term and an FCC review as part of the license renewal application, both requiring the submission of the annual EEO public file report for the preceding two years with a statement certifying that the broadcaster's reports are accurate. At the present time, the FCC has not reinstated its requirement for a broadcaster to submit its annual workforce employment information to the FCC for statistical purposes. The FCC is expected to address the workforce employment information and filing requirements in a separate Report and Order. Also pending is the FCC's review of recruitment requirements for part-time vacancies and it issued a Further Notice of Proposed Rulemaking in conjunction with the new proposed rules to solicit public comment on this issue.

        The FCC has issued a decision holding that a broadcast station may not deny a candidate for federal political office a request for broadcast advertising time solely on the grounds that the amount of time requested is not the standard length of time that the station offers to its commercial advertisers.

Local Marketing Agreements and Joint Sales Agreements.

        A significant number of radio broadcast licensees have entered into local marketing agreements, or LMAs, or joint sales agreements, or JSAs. Under a typical LMA, separately-owned and licensed radio stations serving a common geographic area agree to function cooperatively in terms of programming, advertising sales and various administrative duties, subject to the licensee of each station maintaining independent control over the programming and station operations of its own station and subject to compliance with other requirements of the FCC's rules and policies, as well as the antitrust laws. The LMA concept is referred to in the FCC rules as "time brokerage," under which a licensee of a station is permitted to sell the right to broadcast blocks of time on its station to an entity or entities that program the blocks of time and sell their own commercial advertising announcements for their own account during the time periods in question. Under a typical JSA, two separately owned radio stations serving a common service area agree to function cooperatively in terms of advertising sales only. Under such an arrangement, the licensee of one station sells the advertising time for its own account on the other licensee's station, but does not provide any programming to the other licensee's station. This arrangement is also subject to ultimate control by the latter licensee.

        The FCC's multiple ownership rules specifically permit radio stations to enter into and implement LMAs and JSAs, so long as the licensee of the station that is being programmed under the LMA maintains complete control over the operations of its station and assures compliance with applicable FCC requirements. A party programming more than 15% of the broadcast time of a radio station pursuant to an LMA or more than 15% of the advertising time of a radio station pursuant to a JSA is considered to have an attributable ownership interest in that station if such party either (a) owns a radio station, television station or a daily newspaper in the same market or (b) has a combined equity/debt interest in the licensee with a value exceeding 33% of the value of the station licensee's total assets.

        To the extent that Matinee Media operates radio stations that it develops or owns for a period of time before resale, Matinee Media expects to enter into LMAs with other broadcast licensees that will allow them to use all of the broadcasting time on Matinee Media's stations for a fee. By entering into these LMAs, Matinee Media believes that it will avoid the risk, expense and income fluctuation typically associated with day-to-day radio station operation. Matinee Media may also use LMAs in connection with the operation of the radio stations that it decides to retain to implement any long-term business model that it may develop.

        Proposed and Recent Changes.    Congress, the FCC or other federal agencies may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of FM radio stations, and affect Matinee Media's ability to acquire additional interests in construction permits, finance acquisitions or sell its assets. These matters include:

  •
  changes in the FCC's ownership rules and policies, including changes to the local radio ownership rules and the limitations on the cross-ownership of radio and other media proposals to increase regulatory fees or to impose spectrum use or other fees on FCC licensees;

  •
  technical and frequency allocation matters and changes to broadcast technical requirements;

  •
  proposals to restrict or prohibit certain advertising, such as the advertising of beer, wine and other alcoholic beverages;

  •
  proposals to limit the tax deductibility of advertising expenses by advertisers;

  •
  restatement in revised form of FCC's EEO rules and revision to rules relating to political broadcasting; and

  •
  proposals to regulate or prohibit payments to radio stations by independent record promoters.

        The FCC recently selected In-Band, On-Channel technology as the exclusive standard for digital services for terrestrial AM and FM broadcasters. The FCC has authorized the immediate commencement of "hybrid" transmissions—simultaneous transmissions in both analog and digital—pending the adoption of formal licensing and service rules, using In-Band, On-Channel systems for AM stations (during daytime only) and FM stations. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-Band, On-Channel technology will permit radio stations to transmit radio programming in both analog and digital formats, and eventually in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what formal licensing and service rules the FCC will adopt regarding digital audio broadcasting and what effect these regulations will have on Matinee Media's business.

        In January 2000, the FCC created a new low power FM radio service. The new low power stations operate at a maximum power of between ten and 100 watts in the existing FM commercial and non-commercial band. Low power stations may be used by governmental and non-profit organizations to provide non-commercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity is permitted to have an ownership interest or enter into any program or operating agreement with any low power FM station. During the first two years of the new service, applicants must be based in the area that they propose to serve. Applicants are not permitted to own more than one station nationwide during the initial two-year period. After the initial two-year period, entities are allowed to own up to five stations nationwide, and after three years, the limit will be raised to ten stations nationwide. A single person or entity may not own two low power stations whose transmitters are less than seven miles from each other. The authorizations for the new stations are not transferable. In April 2001, the FCC adopted a third channel interference protection standard, and prohibited any applicant from obtaining a low power FM station who has previously operated a station without a license.

        At this time it is difficult to assess the competitive impact of these new stations. Although the new low power stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, Matinee Media cannot be certain of the level of interference that low power stations will cause after they begin operating. Moreover, if low power FM stations are licensed in the markets in which Matinee Media is developing radio stations, the low power stations may compete with Matinee Media's radio stations for listeners and reduce the value of its assets. The low power stations may also limit our ability to obtain new licenses or to modify our existing facilities, or cause interference to areas of existing service that are not protected by the FCC's rules, any of which may harm Matinee Media's business.

        On January 28, 2003, Senator Russell Feingold reintroduced a bill in the U.S. Senate entitled "The Competition in Radio and Concert Industries Act." The bill purports to address anti-competitive practices in the radio and concert industries. Among other things, the bill would impose a 60% national audience reach cap for commercial radio stations and a local radio ownership cap of 35% of the local audience share or 35% of the local radio revenue. It would also prohibit the FCC from relaxing the present local numerical radio ownership caps. The bill would further regulate LMAs, JSAs and other contractual relationships between radio stations, including limiting the duration of LMAs entered into after the enactment of the legislation to no more than one year. The Feingold legislation would also modify federal law that prohibits the payment of money, services or other valuable consideration to a radio station or station employee in exchange for the inclusion of any matter in the station's programming without on-air disclosure. The Feingold legislation would prohibit a radio station from using its control over any matter broadcast to extract consideration from a record company, artist, concert promoter or other entity. It is unclear what impact the legislation, if adopted, would have on existing relationships between radio stations and independent record promoters. The Feingold legislation, if enacted, is likely to affect the operation, ownership and profitability of FM radio stations, and negatively impact the value of radio broadcasting assets, including Matinee Media's broadcasting assets.

        Matinee Media cannot predict what other matters might be considered in the future by the FCC or Congress, nor can Matinee Media judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

        Federal Antitrust Considerations.    The FCC and the Department of Justice, which evaluates transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active in their review of radio station acquisitions, particularly in cases in which an operator proposes to acquire additional stations in its existing markets.

        For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, require the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice, and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide whether either of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information. The issuance of a formal request extends the waiting period until the 20th calendar day after the date of substantial compliance with the request by all parties to the acquisition. Thereafter, the waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a formal request can take a significant amount of time and effort. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. These discussions and negotiations can be time consuming, and the parties may agree to delay completion of the acquisition during their pendency.

        At any time before or after the completion of a proposed acquisition, the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it considers necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business or other assets acquired. The Federal Trade Commission or the Department of Justice may investigate acquisitions that are not required to be reported under the Hart-Scott-Rodino Act under the antitrust laws before or after completion. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under federal or state antitrust laws.

        As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that commencement of operations under time brokerage agreements, LMAs, JSAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the Hart-Scott-Rodino Act could violate the Hart-Scott-Rodino Act. In connection with acquisitions subject to the waiting period under the Hart-Scott-Rodino Act, so long as the Department of Justice policy on the issue remains unchanged, Matinee Media would not expect to commence operation of any affected station to be acquired under a time brokerage agreement, LMA or similar agreement until the waiting period has expired or been terminated.

        Federal Aviation Administration Considerations.    In addition to regulation by the FCC, the development of Matinee Media's radio broadcasting properties may be subject to regulation by the Federal Aviation Administration, or FAA. Any person who intends to sponsor any construction or alterations that may affect navigable airspace, including any antenna towers, must notify the FAA, which may refuse to allow such construction or alterations. To the extent that Matinee Media wants to construct a new antenna tower, or alter an existing tower, in an attempt to increase the population coverage of one of its radio broadcasting properties, Matinee Media must notify the FAA, which can refuse to allow any construction or alteration. In addition, the FAA regulates the marking and lighting standards for antenna towers. To the extent a tower does not comply with those standards, the owner is subject to fines and other penalties.

Intellectual Property

        Matinee Media relies, and intends to rely, on a combination of trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of its business, including its acquisition process. Matinee Media has filed two applications to register two separate trademarks, and may apply to register further trademarks in the future. Matinee Media does not currently have any plans to file any patent applications relating to its business.

Seasonality

        Seasonal revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures. Matinee Media does not expect that its revenues or profits will be subject to such fluctuation, except to the extent Matinee Media operates radio stations prior to their sale or pursuant to a new long-term business model.

Employees

        Matinee Media had eight employees, all of whom are full time, as of September 30, 2007. None of Matinee Media's employees are represented by a labor union. Matinee Media has not experienced any work stoppages, and it believes that it has good employee relations.

Environmental

        Currently, Matinee Media is only subject to federal, state and local environmental laws and regulations as a lessee of its headquarters. However, Matinee Media may become the owner, lessee, or operator of various radio properties and facilities as it develops its assets. Matinee Media may have to make significant expenditures of funds to comply with existing or new environmental laws and regulations related to these properties.

Research and Development

        Since inception, Matinee Media has not spent any material amounts on research and development activates, and does not have any employees dedicated to this effort. Matinee Media does not expect to spend any material amounts on these activities in the foreseeable future.

DESCRIPTION OF PROPERTIES

        Matinee Media's principal property consists of its headquarters located in a leased facility (approximately 2,100 square feet) at 2801 Via Fortuna Drive, Suite 675, Austin, Texas 78746. Matinee Media believes that its present facility is adequate for its current needs.

LEGAL PROCEEDINGS

        From time to time, Matinee Media may be involved in litigation relating to claims against Matinee Media arising out of its operations in the normal course of business. At this time, Matinee Media is not involved in any legal proceedings that its management currently believes would be material to its business, financial condition or results of operations. Matinee Media is currently in litigation, as the plaintiff, with USFR and its lenders, as described above. To the extent Matinee Media becomes involved in any litigation, it could be forced to incur material expenses with respect to those legal proceedings, and in the event there is an outcome in any that is adverse to Matinee Media, its financial position and prospects could be harmed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF MATINEE MEDIA

        The following is a discussion of Matinee Media's financial condition and results of operations for the year ended December 31, 2006, the period from October 12, 2005(inception) through December 31, 2005 and the nine months ended September 30, 2007 and 2006. You should consider the foregoing when reviewing Matinee Media's consolidated financial statements and this discussion. You should read this section together with Matinee Media's consolidated financial statements, including the notes to those financial statements, as applicable, for the periods mentioned above.

Overview

        Our primary business activities include the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, granted by the Federal Communications Commission, or FCC. We have entered into option agreements to purchase 26 FM construction permits in California, Arizona, New Mexico, Texas, Oklahoma, Iowa, Illinois, Mississippi and Georgia and one broadcast license in California. Our acquisition strategy is focused on acquiring interests in FM radio construction permits for frequencies granted to smaller communities located near larger metropolitan areas, and which we believe can be developed in a manner that will increase coverage to include that larger metropolitan area. We believe that the larger population coverage resulting from such development will result in a significant increase in the value of the permits.

        We intend to acquire additional FM construction permits through direct or indirect participation in future FCC permit auctions. We also expect to seek non-auction acquisition opportunities, such as purchasing small market radio stations from others who have received the construction permits from the FCC but who may be unable to realize the value of the permit because of inadequate financing, inability to complete construction or other factors. We undertake to technically modify the authorized power and transmitter location of a particular construction permit to provide increased signal coverage over larger markets. We expect to will then resell our interest in the radio station. We may sell a radio station, or assign or terminate for a fee its rights to purchase the construction permit relating to a radio station, at any point during the permitting, construction or operation process, depending on when we believe we will generate the greatest return. As a result, we may operate radio stations we develop or purchase for a period of time, but do not expect to generate significant revenue or profit from station operations in the near term. However, we are exploring a long-term business model that we expect will provide a predictable, recurring revenue stream while minimizing the risk, expense and income fluctuation typically associated with day-to-day radio station operation and may retain some of the radio stations acquired to implement this business model.

        Through Matinee Productions Corporation, or MPC, a wholly-owned subsidiary, we have invested in a full length, independently produced film and have invested in a documentary film. We may also explore opportunities to expand into print media or the film or music industries through additional direct investment, joint ventures or other relationships. However, we do not expect these types of investments to become a significant portion of our overall business.

Basis of Presentation, Critical Accounting Policies and Estimates

  Basis of Presentation

        We prepare our financial statements in conformity with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. We base our estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions are routinely evaluated. Actual results may differ from these estimates.

        We a development stage enterprise, as defined in Statement of Financial Accounting Standard No. 7. Accordingly, the statement of operations, statement of cash flows and statement of shareholders equity include activity since the date of inception.

  Principles of Consolidation

        The consolidated financial statements for the year ended December 31, 2006, October 12, 2005(inception) through December 31, 2005 and the nine month periods ended September 30, 2007 and 2006 include the results of Matinee Media and its wholly-owned subsidiary, MPC. The consolidated financial statements also include results of Matinee Radio, LLC ("Matinee Radio") and Ace Radio Corporation and its wholly-owned subsidiary Able Radio Corporation ("Ace Radio"), each considered a variable interest entity, as defined under Financial Accounting Standards Board (FASB) Interpretation No. 46. Matinee Media and the consolidated entities are collectively referred to herein as the "Company." All significant inter-company accounts and transactions have been eliminated in consolidation.

Results of Operations

For the nine month periods ended September 30, 2007 and 2006

        Revenue.    For the nine month periods ended September 30, 2007 and 2006, we realized no revenues. We anticipate that we will generate revenue from the sale, assignment or termination for a fee of our rights to acquire FM radio properties during the fourth fiscal quarter of 2007.

        Operating Expenses.    For the nine month periods ended September 30, 2007 and 2006 our total operating expenses were approximately $2.8 million and $2.9 million, respectively. These amount consists of compensation of approximately $1.9 million and $2.3 million, respectively, including the following: approximately $946,000 and $1.7 million, respectively, related to non-cash compensation expense of stock options under FAS123R; approximately $579,000 and $294,000, respectively of professional fees, including approximately $440,000 and $187,000, respectively, in legal fees primarily related to the failed merger with USFR, including the subsequent lawsuit filed against USFR; and approximately $334,000 and $249,000, respectively, of general and administrative expenses, such as leased office space and equipment, travel and entertainment, and depreciation and amortization.

        Other Income(Expenses).    For the nine month periods ended September 30, 2007 and 2006 other income (expenses) totaled approximately ($25,000) and $89,000, respectively. Other income(expense) consists of interest income on cash and cash equivalents of $59,000 and $175,000, respectively; offset by interest expense on notes payable of $84,000 and $86,000 for the same periods. The decrease in other income relates to the reduction in cash and cash equivalents for operating and capital needs as well as the conversion of notes to common stock in April 2006, as well as non-cash interest expense for the re-pricing of warrants in connection with a short-term loan.

For the Year Ended December 31, 2006 and the period October 12, 2005(inception) through December 31, 2005:

        Revenue.    For the year ended December 31, 2006 and from inception on October 12, 2005 through December 31, 2006, we have realized no revenues. We anticipate that we will first generate revenue from the sale, assignment or termination for a fee of our rights to acquire FM radio properties during the fourth fiscal quarter of 2007.

        Operating Expenses.    For the year ended December 31, 2006 our total operating expenses were approximately $4.3 million. This amount consists of compensation of approximately $2.9 million, including the following: approximately $2.0 million related to non-cash compensation expense of stock options under FAS123R; $545,000 of professional fees, including approximately $367,000 of legal fees related to the Merger and to the failed merger with USFR; and approximately $380,000 of general and administrative expenses, such as leased office space and equipment, travel and entertainment, and depreciation and amortization. In addition, operating expenses include contributions to Marfa Public Radio Corporation in the amount of approximately $473,000 for start-up costs, operating costs and studio and tower equipment purchases. For the year ended December 31, 2005 our total operating expenses were approximately $330,000. This amount consists of $252,000 of professional fees and $72,000 related to general and administrative expenses.

        Other Income(Expenses).    For the year ended December 31, 2006 and 2005 other income (expenses) totaled approximately $148,000 and ($38,000), respectively. Other income(expense) consists of interest income on cash and cash equivalents of approximately $245,000 and $4,000 for the years ending December 31, 2006 and 2005, respectively; offset by interest expense on notes payable of approximately $97,000 and $42,000 for the same periods.

Liquidity and Capital Resources.

        Our principal source of liquidity has been funds from an April 2006 equity transaction in which we raised approximately $11.2 million, including approximately $2.5 million from the issuance of bridge notes in 2005, which converted to common stock and warrants in that transaction. As of September 30, 2007 we had cash and cash equivalents of approximately $272,000. On August 6, 2007, we entered into an arrangement with Robert Walker, our President and Chief Executive Officer, and his spouse, under which we can borrow up to $500,000 under a line of credit to cover any additional operating expenses and capital needs required over the near to mid term. As of September 30, 2007, we had borrowed $198,000 under that line of credit. In addition, on September 26, 2007, we entered into an arrangement with JMG Capital Partners, LP, a shareholder, under which we borrowed $350,000.

        On November 15, 2007, Ace Radio sold its license granted by the FCC for Cazadero, California. The license was sold for $2,600,000 in cash and a $300,000 promissory note. We used the proceeds from the transaction to repay the loan from JMG Capital Partners and the line of credit from Robert Walker and his spouse. We will use the balance of the proceeds for future operating and general and administrative expenses.

Plan of Operation for the Next Twelve Months.

        Our primary business activities include the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the FCC. On November 15, 2007, Ace Radio sold its license granted by the FCC for Cazadero, California. The license was sold for $2,600,000 in cash and a $300,000 promissory note. Matinee Media receive a fee from Ace Radio equal to $2,070,000, the difference between the purchase price and the option price at which Matinee Media could purchase the broadcast facilities, in exchange for its agreement to terminate the option agreement. This transaction illustrates the ability of Matinee Media to realize revenue from its interests in broadcast facilities. Hence, we believe that we will be able generate sufficient cash flow from our core business activities to meet operating and capital needs for the next twelve months.

Off-Balance Sheet Arrangements.

        In connection the security agreement we entered into in November 2006, we pledged a security interest all of our option agreements to purchase, subsequent to prior FCC approval, construction permits or license to USFR's lenders, as additional collateral for USFR's $28.0 million in promissory notes, the proceeds of which were used by USFR to acquire KTBU-TV in Houston, Texas. The security interests in our option agreements are subordinate to all other USFR assets, including KTBU-TV, which has an appraised value of approximately $46.5 million; USFR's publication division, which has an appraised value of approximately $10.0 million, and USFR's television network, America One. We have demanded that the USFR lenders relinquish their security interests in our option agreements due to the fact that in February 2007 USFR terminated all merger discussions with us and, therefore, we received no benefit from the loans to USFR. In conjunction with the lawsuit filed by us against USFR and its lenders, we intent to continue to pursue the release of the security interests in our option agreements and to obtain a reasonable compensation for our efforts in connection with USFR's acquisition of KTBU-TV. Due to the significant value of assets held by USFR, even if we cannot obtain a release of the security interests, we do not expect that the security agreement will have a material adverse effect on our ongoing business.

INFORMATION ABOUT FILTERING ASSOCIATES

Filtering Associates' Background

        Filtering Associates was incorporated in Nevada on July 9, 2001, and was initially formed to be a reseller of Internet content filtering and blocking software. In 2003, Filtering Associates' management changed and it began marketing USB flash memory drives by means of its website. USB flash memory drives are computer peripheral devices that can be used to access and transport data. Filtering Associates' management believes that there will be a growing market for this type of device because it is small and compact, comes in various storage capacities, does not require any battery, software or cables and it is compatible with IBM PC/compatible desktop and laptop computers with USB or USB 2.0 ports. Filtering Associates is no longer operating the Internet content filtering business or the USB flash drive business.

        During 2005, Filtering Associates' board of directors began researching other opportunities that might enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. On June 6, 2005, Filtering Associates signed a term sheet relating to a potential reverse merger with Hawaii Biotech, Inc. However, the proposed merger was abandoned in October 2005, and Filtering Associates began looking for another merger or acquisition candidate.

        On April 13, 2006, Filtering Associates executed the merger agreement. On December 18, 2006, Filtering Associates executed the first amendment to the merger agreement. On May 31, 2007, Filtering Associates executed the second amendment to the merger agreement. On September 17, 2007 Filtering Associates executed the third amendment to the merger agreement. Filtering Associates cannot assure you that the merger will be consummated, or that it will be consummated.

        From April 2006 to the present, Filtering Associates' business strategy has been to complete the merger with Matinee Media.

Products

        Filtering Associates is not currently marketing or selling any products.

Competition

        If Filtering Associates does not complete the merger, it may look for another merger or acquisition target. Filtering Associates cannot guaranty that it will complete the merger, or enter into any similar transaction, or that in the event Filtering Associates acquires another entity, this transaction will increase the value of its common stock. The competition for locating potential merger or acquisition candidate is intense. Filtering Associates may not be able to compete successfully against current or future competitors. Our competitors vary in size and in scope and breadth of services they can offer to potential merger or acquisition candidates. Filtering Associates encounters competition from a variety of companies.

Government Regulation

        Filtering Associates is subject to federal, state and local laws and regulations applied to businesses generally, such as payroll taxes on state and federal levels. In general, our operations are not subject to particular regulatory requirements. Filtering Associates believes that it is in conformity with all applicable laws in all relevant jurisdictions.

Intellectual Property

        Filtering Associates does not currently own any patents, trademarks, licenses, concessions or royalties, and do not expect to obtain any of the foregoing under its existing business. Filtering Associates owns the domain name www.filterdrive.com, which is currently down. Under current domain name registration practices, no one else can obtain an identical domain name, but someone may obtain a similar name, or identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and Filtering Associates could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain name.

Employees

        Filtering Associates had no employees, other than its sole officer and director, as of September 30, 2007. Filtering Associates anticipates that it will not hire any employees in the foreseeable future, unless it completes the merger.

Environmental

        Currently, Filtering Associates is only subject to federal, state and local environmental laws and regulations as a lessee of its headquarters.

Research and Development

        Since inception, Filtering Associates has not spent any material amounts on research and development activates, and does not have any employees dedicated to this effort. Filtering Associates does not expect to spend any material amounts on these activities in the foreseeable future.

DESCRIPTION OF PROPERTIES

        Filtering Associates' principal property consists of its headquarters located in a leased facility (approximately 300 square feet) at 1495 Belleau Road, Glendale, California 91206. Filtering Associates believes that its present facility is adequate for its current needs.

LEGAL PROCEEDINGS

        At this time, Filtering Associates is not involved in any legal proceedings that its management currently believes would be material to its business, financial condition or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF FILTERING ASSOCIATES

        The following is a discussion of Filtering Associates' financial condition and results of operations comparing the fiscal years ended December 31, 2006 and 2005 and the six months ended June 30, 2007 and 2006. You should consider the foregoing when reviewing Filtering Associates' financial statements and this discussion. You should read this section together with Filtering Associates' financial statements, including the notes to those financial statements, as applicable, for the periods mentioned above.

Critical Accounting Policy and Estimates

        Filtering Associates' Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in Filtering Associates' Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

        During the past year, Filtering Associates business strategy has been to complete the merger with Matinee Media. On April 13, 2006, Filtering Associates executed a definitive agreement to merge with Matinee Media. Matinee Media's principal source of revenue will be from the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, granted by the Federal Communications Commission. The definitive merger agreement contemplates a merger of Filtering Associates with Matinee Media, whereby Filtering Associates will be the surviving entity, shares of Matinee Media will be converted to shares of Filtering Associates common stock, and Filtering Associates will change its name to Matinee Media Corporation. Other material terms of the agreement require Matinee Media to have closed funding with gross proceeds of not less than $6.0 million, shareholder approval by shareholders of both entities, and that Filtering Associates cancel 1,665,272 shares of our outstanding common stock held by certain of our former officers and directors. After giving effect to the merger, Filtering Associates' stockholders would own approximately 8% of the surviving entity.

        On December 18, 2006, Filtering Associates executed the first amendment to the definitive merger agreement with Matinee Media. The terms of the amendment account for the proposed merger of Matinee Media with US Farm and Ranch Supply Company, Inc. (d/b/a USFR Media Group), which was expected to close prior to the merger between Filtering Associates and Matinee Media. The amendment also provided that the merger with Matinee Media would close on or before June 1, 2007. As of March 28, 2007, USFR had terminated its merger negotiations with Matinee Media. On May 31, 2007, Filtering Associates executed the second amendment to the definitive merger agreement with Matinee Media. The second amendment provided, among other things, that the merger with Matinee Media would close on or before September 30, 2007. On September 17, 2007, Filtering Associates

executed the third amendment to the definitive merger agreement with Matinee Media. The third amendment provided that the merger with Matinee Media would close on or before February 29, 2008. Filtering Associates hopes to close the merger with Matinee Media on or before that date. Filtering Associates cannot assure you that the merger with Matinee Media will be consummated at all, or that it will be consummated on or before February 29, 2008.

        If Filtering Associates does not complete the merger transaction discussed herein, it will look for another merger or acquisition target. Filtering Associates cannot guarantee that it will merge with Matinee Media or any other third party, or enter into any similar transaction, or that in the event that Filtering Associates acquires another entity, this acquisition will increase the value of its common stock.

For the nine months ended September 30, 2007, compared to the nine months ended September 30, 2006:

Results of Operations

        Revenue.    For the nine months ended September 30, 2007 and 2006, and from Filtering Associates' inception on July 10, 2001 through September 30, 2007, it has realized no revenues. Filtering Associates does not anticipate that it will generate any revenues as its business objective is to complete the merger with Matinee Media.

        Operating Expenses.    For the nine months ended September 30, 2007, Filtering Associates' total operating expenses were $74,288. This amount was represented by $45,232 in legal and accounting expenses, $23,000 in compensation expense, $1,705 in consulting expense and $4,351 in general and administrative expenses. This is in comparison to Filtering Associates operating expenses of $95,599 for the nine months ended September 30, 2006, which was represented by $63,522 in legal and accounting expenses, $24,000 in compensation expense, $3,720 in consulting expenses and $4,357 in general and administrative expenses. The decrease in legal and accounting fees for the nine months ended September 30, 2007, as compared to the nine months ended September 30, 2006, was due to a reduction in the amount of merger related legal work for that period. Filtering Associates anticipates that it will continue to incur significant professional and general and administrative expenses related to the proposed merger with Matinee Media. Filtering Associates' net loss for the nine months ended September 30, 2007, was $75,356, as compared to net loss of $95,99 for the nine months ended September 30, 2006. Filtering Associates' net loss for the period from its inception on July 10, 2001 through September 30, 2007 was $508,284.

        Liquidity and Capital Resources.    As of September 30, 2007, Filtering Associates had cash of $697 in the trust account of our legal counsel. Filtering Associates believes that its available cash is not sufficient to pay its day-to-day expenditures and it will have to rely on advances and contributions from its principal shareholder to continue operating. During the first nine months of 2007, Filtering Associates' principal shareholder has loaned it $13,000 to pay certain expenses. The loans are interest free and due on demand.

        Filtering Associates' current liabilities were $198,366 as of September 30, 2007, of which $126,416 was represented by accounts payable, $1,600 in income taxes payable, and $70,350 due to certain officers and shareholders. Filtering Associates had no other liabilities and no long term commitments or contingencies as of September 30, 2007.

For the Years Ended December 31, 2006 and 2005:

Results of Operations

        Revenue.    For the years ended December 31, 2006 and 2005, and from Filtering Associates inception on July 10, 2001 through December 31, 2006, it has realized no revenues. Filtering Associates does not anticipate that it will generate any revenues as its business objective is to complete the merger with Matinee Media.

        Operating Expenses.    For the year ended December 31, 2006, Filtering Associates' total operating expenses were $115,967. This amount was represented by $74,107 in legal and accounting expenses, $32,000 in compensation expense, $4,380 in consulting expense and $5,480 in general and administrative expenses. This is in comparison to Filtering Associates operating expenses of $82,141 for the year ended December 31, 2005, which was represented by $20,396 in legal and accounting expenses, $32,000 in compensation expense, $20,850 in consulting expenses and $8,895 in general and administrative expenses. Filtering Associates anticipates that it will continue to incur significant general and administrative expenses related to the proposed merger with Matinee Media. Filtering Associates' net loss for the period from its inception on July 10, 2001 through December 31, 2006 was $432,928.

        Liquidity and Capital Resources.    Filtering Associates' total current assets were $2,853 as of December 31, 2006, which consisted solely of cash and equivalents. Filtering Associates believes that its available cash is not sufficient to pay its day-to-day expenditures and it will have to rely on advances and contributions from its principal shareholder to continue operating. During the first three months of 2007, Filtering Associates principal shareholder loaned it $12,500 to pay certain expenses. The loans are interest free and due on demand.

        Filtering Associates' current liabilities were $136,316 as of December 31, 2006, of which $92,366 was represented by accounts payable, $1,600 in income taxes payable, and $42,350 due to certain former officers and certain current shareholders. Filtering Associates had no other liabilities and no long term commitments or contingencies as of December 31, 2006.

        Plan of Operation for the Next Twelve Months.    Filtering Associates' plan of operation for the next twelve months is to complete the proposed merger with Matinee Media. Matinee Media was incorporated in the State of Texas on October 12, 2005. Matinee Media's principal source of revenue is expected to be from the purchase, development and resale of direct and indirect interest in the rights to construct FM radio broadcast facilities, or construction permits, granted by the Federal Communications Commission.

        On December 18, 2006, the merger agreement with Matinee Media was amended to account for the proposed merger of Matinee Media with USFR and extend the termination date to June 1, 2007. USFR has since terminated the merger agreement with Matinee Media. On May 31, 2007, Filtering Associates executed the second amendment to the definitive merger agreement with Matinee Media. The second amendment provides, among other things, that the merger will close on or before September 30, 2007, and that Filtering Associates shall obtain forgiveness or satisfaction of certain liabilities so that our liabilities at the closing of the merger do not exceed $200,000. On September 17, 2007, Filtering Associates executed the third amendment to the definitive merger agreement with Matinee Media. The third amendment provides, among other things, that the merger will close on or before February 29, 2008. The Registrant cannot guaranty that the merger with Matinee Media will be consummated, or that it will be consummated on or before February 29, 2008. Filtering Associates hope to close the merger with Matinee Media on or before February 29, 2008. Filtering Associates cannot assure you that the merger with Matinee Media will be consummated, or that it will be consummated on or before February 29, 2008. It is anticipated that the merger between us and Matinee Media will be concluded upon the completion of the review of Matinee Media's financial statements.

        Filtering Associates had cash of $697 in the trust account of our legal counsel as of September 30, 2007. In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months and Filtering Associates will have to rely on contributions and advances from our principal shareholder to continue operating. Filtering Associates believes that its principal shareholder will assist us in continuing to operate because he owns a significant percentage of our stock. Assuming Filtering Associates does not complete the transaction with Matinee Media, Filtering Associates believes that its monthly costs will remain consistent over the next twelve months because

Filtering Associates does not intend to hire any more employees over the next twelve months. Other than anticipated monthly costs and the costs of our proposed merger with Matinee Media, Filtering Associates is not aware of any other known trends, events or uncertainties, which may affect its future liquidity.

        Filtering Associates' forecast for the period for which its financial resources will be adequate to support its operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Filtering Associates will need to raise additional capital to continue its operations. Filtering Associates intends to pursue capital through public or private financing as well as borrowings and other sources, such as our principal shareholder. Filtering Associates cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then its ability to expand its operations may be significantly hindered. If adequate funds are not available, Filtering Associates believes that its principal shareholder will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, Filtering Associates' principal shareholder is not committed to contribute funds to pay for its expenses.

        Filtering Associates is not currently conducting any research and development activities. Filtering Associates does not anticipate conducting such activities in the near future. Filtering Associates does not anticipate that it will purchase or sell any significant equipment. Filtering Associates will not hire additional employees or independent contractors other than professionals related to our proposed merger with Matinee Media.

        Because Filtering Associates has limited operations and assets, it may be considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, Filtering Associates has checked the box on the cover pages of its quarterly and annual reports that specifies it is a shell company.

        Off-Balance Sheet Arrangements.    Filtering Associates does not have any off balance sheet arrangements.

DIRECTORS AND MANAGEMENT OF
SURVIVING CORPORATION FOLLOWING THE MERGER

        In connection with the Merger, all of the current directors and executive officers of Matinee Media will become directors and executive officers of the surviving corporation, and the current Filtering Associates officers and directors will resign as officers and directors.

        The executive officers and directors of Matinee Media, who will manage the operations of the surviving corporation after the effective time of the merger, and their respective ages and positions as of September 30, 2007, are as follows:

Name	Age	Position
Robert W. Walker	53	President, Chief Executive Officer and Chairman of the Board
Kevin W. Mischnick	41	Vice President and Chief Financial Officer
Stephen M. Hackerman	62	Director
Jordan Levin	40	Director
Evan Smith	41	Director

        Robert W. Walker has served as the President, Chief Executive Officer and a member of the board of directors of Matinee Media since its formation in October 2005. Mr. Walker has over 25 years experience in cable television and broadcast station acquisition and development. Since 1987, Mr. Walker has been acquiring and developing broadcast properties and serving in various consulting roles before forming Matinee Media. Mr. Walker has owned and operated over 30 broadcast stations during his career, specializing in FCC licensing and station start-up.

        Kevin W. Mischnick has served as the Vice President and Chief Financial Officer of Matinee Media since January 2006. Prior to joining Matinee Media, Mr. Mischnick served as Vice President of Finance of Valence Technology, Inc. (NASDAQ: VLNC), a manufacturer and marketer of battery systems for large-format applications, from July 2001 to January 2006. From November 2000 to March 2001, he served as Vice President of Finance at CarOrder, Inc., an internet automobile dealership. From March 1997 to October 2000, Mr. Mischnick served as Vice President of Finance for AMFM, Inc., a radio broadcasting company, and one of its predecessor companies, where he was responsible for all aspects of treasury and cash management systems. Prior to joining AMFM, Inc., Mr. Mischnick held several positions, including Audit Manager, for the accounting firm Ernst & Young. Mr. Mischnick is a certified public accountant.

        Stephen M. Hackerman has served as a member of the board of directors of Matinee Media since April 2007. Mr. Hackerman has been a partner in the Houston, Texas law firm of Hackerman Frankel, P.C. since April 1991. Mr. Hackerman is Mr. Walker's brother-in-law.

        Jordan Levin has served as a member of the board of directors of Matinee Media since August 2006. Mr. Levin has been a principal of Generate Holding Company LLC, a content development and talent management company based in Los Angeles, since its formation in February 2006. Previously, Mr. Levin held various management positions, most recently as chief executive officer, of The WB Television Network from August 1994 until leaving in June 2004, and was an independent contractor from November 2004 to December 2005 until founding Generate.

        Evan Smith has served as a member of the board of directors of Matinee Media since August 2006. Mr. Smith has served as Managing Editor and Executive Vice President for Texas Monthly Magazine since May 2002. Since joining Texas Monthly in January 1992, as Senior Editor, Mr. Smith has held various editing positions.

        After the merger, the officers and employee directors will devote their full time and attention to the ongoing operations of the surviving corporation and the non-employee directors will devote such time as is necessary and required to satisfy their duties as a director of a public company.

Board of Directors and Committees of the Board

        The articles of incorporation of Filtering Associates provide for a board of directors of no more than 15 members and no less than one member. After the merger with Matinee Media, the board of directors will consist of four members, and it is anticipated that two of such directors will be considered "independent." Mr. Walker and Mr. Hackerman would not be considered an "independent director" under the Marketplace Rules of the Nasdaq Stock Market. The articles of incorporation of Filtering Associates also provide that the board of directors will be divided into three classes, with the term of office of one class expiring each year. After the merger with Matinee Media, the directors will be appointed to such classes so that the classes of the board of directors of the surviving corporation are as equal as possible.

        Neither Filtering Associates nor Matinee Media currently have a compensation committee, but it is anticipated that the surviving corporation will establish one, consisting of our independent directors, after the merger is consummated. Until that committee is established, compensation of executive officers will be determined, or recommended to the board for determination, by a majority of the independent directors on our board of directors, to the extent such compensation is not already set forth in employment agreements, as is the case for Robert Walker and Kevin Mischnick. See "Agreement and Plan of Merger—Employment Agreements" beginning on page    . The chief executive officer will not be present during voting or deliberations. None of Filtering Associates' officers currently receive compensation from Filtering Associates, and Filtering Associates does not expect to pay any compensation to any of its officers until after the consummation of the merger with Matinee Media.

        To date, given the fact that Filtering Associates has no operations, Filtering Associates' board of directors has not established a nominating and governance committee or an audit committee. It is anticipated that the surviving corporation will establish each of these committees after the consummation of the merger.

Code of Conduct and Ethics

        Filtering Associates has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It is anticipated that the surviving corporation will prepare and adopt a code of ethics after the closing of the merger with Matinee Media.

Director Compensation

        Directors who are employees of the surviving corporation or beneficially own greater than 10% of the outstanding common stock of the surviving corporation will receive no compensation for serving on the board of directors of the surviving corporation or its committees.

        We anticipate that directors who are not employees of the surviving corporation and do not beneficially own greater than 10% of the outstanding common stock will receive the following compensation:

  •
  new directors, not including existing directors of Matinee Media who become directors in the merger, will receive an initial stock option grant to purchase 100,000 shares of common stock at the then fair market value, half of which will be immediately exercisable and half of which will be fully vested after one year if the director remains on the board of directors; and

  •
  $1,000 in cash for each meeting of the board of directors, or any of its committees, attended by such director in person or by telephone.

        All directors will be reimbursed reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors.

        The following table provides information concerning the total compensation of the directors of Matinee Media who are not named executive officers during the year ended December 31, 2006.

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jordan Levin	1,000	—	$127,648	—	—	—	$127,648
Evan Smith	1,000	—	$127,648	—	—	—	$127,648

(1)
The assumptions used for this calculation include expected volatility of 115.56%, no dividends, a risk free rate of return of 4.68-4.87% and an expected option term of 5.24-5.46 years.

Executive Compensation

        No executive officer of Filtering Associates has received any cash compensation for services rendered by him.

        Since its formation, Filtering Associates has not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

        Upon completion of the merger, it is anticipated that employment agreements with Robert Walker and Kevin Mischnick will become effective with respect to the surviving corporation. A summary of the employment agreements can be found under "Agreement and Plan of Merger—Employment Agreements" on page    .

        The following table provides information concerning the total compensation received for services related to Matinee Media during the year ended December 31, 2005, the year Matinee Media was formed, and the year ended December 31, 2006 by the chief executive officer and the other most highest paid executive officers of Matinee Media as of December 31, 2006. In this proxy statement, we refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert W. Walker Chief Executive Officer and President	2006 2005	$213,535 —	$15,000 —	— —	$1,038,163 —	— —	— —	$63,362 —	$1,330,060 —	(2)

Kevin W. Mischnick Chief Financial Officer	2006	$145,810	26,563	—	$309,475	—	—	$2,000	$483,848	(3)

(1)
The assumptions used for this calculation include expected volatility of 115.56%, no dividends, a risk free rate of return of 4.68-4.87% and an expected option term of 5.24-5.46 years.

(2)
Mr. Walker did not receive any compensation from Matinee Media from inception in October 2005 through December 31, 2006.

(3)
Mr. Mischnick joined Matinee Media in January 2006.

        The following table provides information concerning Matinee Media options held as of December 31, 2006 by each of the named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Walker	564,998	494,439	—	$2.844	4/14/2016	—	—	—	—
Kevin Mischnick	161,428	141,268	—	2.844	4/14/2016	—	—	—	—

(1)
The options granted to Mr. Walker and Mr. Mischnick were vested as to 30% of the underlying shares on the date of grant, with the remaining shares vesting in twenty-four equal monthly installments, beginning on May 14, 2006.

Matinee Media Long-Term Incentive Plan

        On April 14, 2006, Matinee Media's board of directors approved the Matinee Media Corporation Long-Term Incentive Plan, pursuant to which Matinee Media may grant awards of up to 2,500,000 shares of its common stock to employees, consultants and directors. On April 14, 2006, Matinee Media's board of directors also granted options to purchase a total of 1,547,133 shares of its common stock, for $2.844 per share, to certain of its employees and consultants, subject to shareholder approval of the plan. Included in those option grants was a grant of options to purchase 1,059,437 shares of common stock to Mr. Walker and a grant of options to purchase 302,696 shares of common stock to Mr. Mischnick. All such options were vested as to 30% of the underlying shares at the date of grant, with the remainder vesting in 24 equal monthly installments, if the optionholder continues in the service of Matinee Media. On August 28, 2006, Matinee Media's board of directors granted options to purchase 120,000 shares of its common stock, for $2.844 per share, to certain of its employees and consultants, subject to shareholder approval of the plan. On September 20, 2006, Matinee Media's board of directors also granted options to purchase 100,000 shares of its common stock, for $2.844 per share, to each of its two outside directors, subject to shareholder approval of the plan. On April 13,

2007 the shareholders of Matinee Media approved the incentive plan. All of the outstanding options under the Matinee Media incentive plan will be assumed by the surviving corporation.

Employment Agreements

        Under an employment agreement dated September 20, 2006, Matinee Media agreed to continue to employ Robert W. Walker as its chief executive officer at a base salary of not less than $260,000. Mr. Walker is also eligible for discretionary bonuses pursuant to bonus policies to be established. The employment agreement has an initial term of two years, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary. If Mr. Walker is terminated for any reason other than for "cause" or Mr. Walker terminates his employment for "good reason", as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Walker is entitled to a lump sum payment equal to the remaining salary and maximum bonus for the initial term or renewal term, as the case may be. In the event Matinee Media experiences a change in control, which will not occur upon the consummation of the merger, all of Mr. Walker's options, to the extent not otherwise exercisable, will immediately become exercisable, and he may terminate his employment agreement for "good reason". Additionally, Mr. Walker has agreed to return all confidential information to Matinee Media upon his termination, and to not solicit Matinee Media's customers or employees for 12 months after the termination of his employment. The surviving corporation will assume the employment agreement with Mr. Walker.

        Under an employment agreement dated September 20, 2006, Matinee Media agreed to continue to employ Kevin W. Mischnick as its chief financial officer at a base salary of not less than $150,000, with annual review and upward adjustment of his base salary of no less than 5% per annum. Mr. Mischnick is also eligible for discretionary bonuses pursuant to bonus policies to be established. The employment agreement has an initial term of two years, with successive one-year renewal terms, unless either party gives 30 days prior notice to the contrary. If Mr. Mischnick is terminated for any reason other than for "cause" or Mr. Mischnick terminates his employment for "good reason", as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Mischnick is entitled to a lump sum payment equal to the remaining salary and maximum bonus for the initial term or renewal term, as the case may be. In the event Matinee Media experiences a change in control, which will not occur upon the consummation of the merger, all of Mr. Mischnick's options, to the extent not otherwise exercisable, will immediately become exercisable, and he may terminate his employment agreement for "good reason". Additionally, Mr. Mischnick has agreed to return all confidential information to Matinee Media upon his termination, and to not solicit Matinee Media's customers or employees for 12 months after the termination of his employment. The surviving corporation will assume the employment agreement with Mr. Mischnick.

Severance and Change-in-Control Arrangements

        Filtering Associates is not a party to any severance or change-in-control arrangements. Upon a change in control of Matinee Media, or the surviving corporation after the effective time of the merger, all of the options granted to date under the Matinee Media incentive plan, to the extent not otherwise exercisable, will immediately become exercisable. In addition, a change in control will allow Mr. Walker and Mr. Mischnick to terminate their employment agreements for "good cause," as discussed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On September 26, 2007, Matinee Media issued a secured promissory note to JMG Capital Partners, LP, a beneficial owner of over 5% of the common stock of Matinee Media, under which Matinee Media borrowed $350,000. The JMG note was secured by Matinee Media's interests in the option agreements relating to the broadcast license for Cazadero, California and the construction permit for Morristown, Arizona and bore interest at 12% per annum. Matinee Media was required to apply the proceeds from the sale of either broadcast property first to reasonable expenses of the sale and then to repay the JMG note, prior to the payment of any other obligations. The JMG note matured and was repaid upon the sale of the Cazadero license by Ace Radio on November 15, 2007. In connection with the issuance of the JMG note, Matinee Media agreed to decrease the exercise price of the warrant to purchase 351,617 shares of its common stock held by JMG from $3.50 to $2.50 per share, and to provide for a possible adjustment to that exercise price upon the payment of any dividends by Matinee Media on its common stock.

        On August 6, 2007, Matinee Media entered into an arrangement with Robert Walker, our President and Chief Executive Officer, and his spouse, under which Matinee could borrow amounts under an unsecured line of credit promissory note to cover additional operating expenses and capital needs required by Matinee Media until Matinee Media could realize revenues from the sale of one of the radio properties in which Matinee Media holds an interest. The principal amount of the line of credit was $500,000 and bore interest at 10% per annum. As of September 30, 2007, Matinee Media had borrowed $225,000 under the line of credit. Matinee Media repaid all outstanding principal and accrued interest under the line of credit with the proceeds Matinee Media received from the sale of the Cazadero license by Ace Radio, after repaying the JMG note.

        In March 2006, Matinee Media entered into option agreements for the exclusive right to purchase, subject to prior FCC approval, 12 FM radio station construction permits from Ace Radio Corporation. The president and sole director of Ace Radio is Stephen M. Hackerman, Robert Walker's brother-in-law, and a director of Matinee Media since April 2006. Ace Radio was the winning bidder in the January 2006 FCC Auction of FM Broadcast Construction Permits (Auction No. 62) for the 12 construction permits. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process. In April 2007, Matinee Media entered into option agreements for the exclusive right to purchase, subject to prior FCC approval, two FM radio station construction permits from Able Radio Corporation, a wholly-owned subsidiary of Ace Radio. Able Radio was the winning bidder in the March 2007 FCC Auction of FM Broadcast Construction Permits (Auction No. 70) for the two construction permits.

        On February 6, 2006, Matinee Media loaned Katy Walker $70,000, pursuant to a promissory note, to cover certain personal expenses. Ms. Walker is Robert Walker's wife and Mr. Hackerman's sister. Ms. Walker repaid the loan on February 8, 2006.

        On December 1, 2005, Matinee loaned Mr. Hackerman $1,105,000, pursuant to a promissory note. Mr. Hackerman then made a loan to Ace Radio in a similar amount to fund the deposit for Ace Radio to participate in Auction No. 62. On February 9, 2006 Matinee Media entered into a line of credit with Ace Radio in order for Ace Radio to fund the FCC winning bid prices as the construction permits are granted by the FCC, and to fund the build out of certain of those permits. The principal amount of the line of credit was $4,500,000 and bears interest at 7% per annum. Ace Radio used the line of credit, in part, to repay the loan from Mr. Hackerman. Mr. Hackerman then repaid the loan from Matinee Media. The maturity date of the line of credit was February 9, 2007. On February 9, 2007, the maturity date of the line of credit was extended to March 1, 2008. In April 2007, the principal amount of the line of credit was increased to $7,500,000 in order for Able Radio to fund the FCC winning bid prices in Auction 70 as the construction permits are granted by the FCC and to fund any build out of those permits. As of September 30, 2007, the outstanding principal amount of the line of credit is $5,640,026, plus accrued interest of $371,866. On November 15, 2007, Ace Radio repaid approximately $530,000 of the line of credit with proceeds from its sale of the Cazadero license.

        As of September 30, 2007 Matinee Media has loaned Matinee Radio $612,698, including interest, to fund a portion of the winning bid prices of the permits and related fees and expenses for Matinee Radio to obtain those construction permits from the FCC. If not repaid sooner, this amount is expected to be repaid with proceeds from the sale(s) of the permits.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Filtering Associates directors, officers and persons owning more than 10% of Filtering Associates' common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Filtering Associates, or representations from certain reporting persons that no other reports were required, Filtering Associates believes that all applicable filing requirements were complied with during the fiscal years ended December 31, 2005 and December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Prior to the Effective Time of the Merger

        The following table sets forth information regarding the beneficial ownership of the shares of Filtering Associates' common stock as of September 30, 2007, except as noted in the footnotes below, by:

  •
  each person who we know to be the beneficial owner of 5% or more of Filtering Associates' outstanding common stock;

  •
  each of Filtering Associates' executive officers;

  •
  each of Filtering Associates' directors; and

  •
  all of Filtering Associates' executive officers and directors as a group.

        Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to derivative securities that are currently exercisable or exercisable within 60 days after September 30, 2007 are deemed to be outstanding and to be beneficially owned by the person holding the derivative securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentages are calculated based on 2,873,000 shares outstanding as of September 30, 2007.

	Shares Beneficially Owned Prior to Offering
Name and Address	Number of Shares		Percent of Class
Directors, Executive Officers and 5% Holders:
David Choi President, CEO, Chief Financial Officer, Secretary and Director 1495 Belleau Road Glendale, CA 91206	8,000		*
Kevin Frost, 101 W. Avenida Gaviota, Suite A San Clemente, CA 92672	1,128,000	(1)	39.3%
Edward Wiggins 101 W. Avenida Gaviota, Suite A San Clemente, CA 92672	435,000	(1)	15.1%
Alpine Opportunity Fund Limited 101 W. Avenida Gaviota, Suite A San Clemente, CA 92672	425,000	(1)	14.8%
Peter G. Geddes P.O. Box 5303 Beverly Hills, CA 90212	335,000	(1)	11.7%
All directors and executive officers, as a group (1 person)	8,000		*

    *
    Represents beneficial ownership of less than 1%.

    (1)
    1,662,214 of these shares will be tendered for redemption and cancelled prior to the effective time of the merger.

Beneficial Ownership After the Effective Time of the Merger

        The following table presents information regarding beneficial ownership of the surviving corporation's common stock, assuming the consummation of the merger and the redemption of 1,662,214 shares of Filtering Associates common stock pursuant to the terms of the merger agreement, as of September 30, 2007 of:

  •
  each shareholder known by us who would beneficially hold five percent or more of the common stock;

  •
  each of Matinee Media's directors;

  •
  each of Matinee Media's named executive officers; and

  •
  all of Matinee Media's current executive officers and directors as a group.

        Percentages are calculated based upon 15,179,383 shares that will be outstanding after the effective time of the merger. The address for Matinee Media's officers and directors is its corporate office located at 2801 Via Fortuna, Suite 675, Austin, Texas 78746.

	Shares Beneficially Owned After the Merger
Name and Address	Number of Shares		Percent of Class
Directors, Executive Officers and 5% Holders:
Robert W. Walker President, Chief Executive Officer and Chairman of the Board	2,229,888	(1)	14.1%
Stephen M. Hackerman Director	518,750	(2)	3.4%
Jordan Levin Director	100,000	(3)	*
Evan Smith Director	100,000	(3)	*
Bonanza Capital, Ltd. 300 Crescent Court, Suite 250 Dallas, Texas 75201	3,018,510	(4)	18.7%
William Smith 7588 Manatee St. Navarre, FL 32566	1,406,250		9.3%
John Paul DeJoria Austin, TX	1,100,000		7.2%
JMG Capital Management, LLC 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	1,054,851	(5)	6.8%
Forest Hill Capital, LLC 100 Morgan Keegan Dr., Suite 430 Little Rock, Arkansas 72202	1,054,851	(6)	6.8%
All directors and executive officers, as a group (5 persons)	3,233,677	(7)	19.3%

    *
    Represents beneficial ownership of less than 1%.

    (1)
    Includes (i) 775,000 shares held directly by Mr. Walker, (ii) 997,637 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker, (iii) 410,168 shares held directly by Mr. Walker's spouse, and (iv) 47,083 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker's spouse, who is an employee of Matinee Media.

    (2)
    Includes 50,000 shares issuable upon exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Hackerman.

    (3)
    Includes 100,000 shares issuable upon exercise of currently exercisable (or exercisable within 60 days) options held by this director.

    (4)
    Includes (i) 2,012,340 shares held directly by Bonanza Master Fund, Ltd., to which Bonanza Capital acts as investment advisor, and (ii) 1,006,170 shares issuable upon the exercise of currently exercisable warrants held by Bonanza Master Fund.

    (5)
    We have been advised by JMG Capital Management, LLC that Jonathan M. Glaser is its controlling person. Includes (i) 703,234 shares held directly by JMG Capital Partners, L.P., of which JMG Capital Management is the general partner, and (ii) 351,617 shares issuable upon the exercise of currently exercisable warrants held by JMG Capital Partners.

    (6)
    We have been advised by Forest Hill Capital, LLC that Mark Lee is its controlling person. Includes (i) 438,818 shares held directly by Forest Hill Select Fund, L.P., of which Forest Hill Capital is the general partner, (ii) 219,409 shares issuable upon the exercise of currently exercisable warrants held by Forest Hill Select Fund, (iii) 264,416 shares held directly by Forest Hill Select Offshore Fund, Ltd., to which Forest Hill Capital acts as investment advisor, and (ii) 132,208 shares issuable upon the exercise of currently exercisable warrants held by Forest Hill Select Offshore Fund. Pursuant to Rule 13d-4, Forest Hill Capital and Mr. Lee disclaim all such beneficial ownership.

    (7)
    Includes (i) 1,243,750 shares held directly by our executive officers and directors, (ii) 1,532,676 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers and directors, (iii) 410,168 shares held directly by Mr. Walker's spouse, and (iv) 47,083 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Walker's spouse, who is an employee of Matinee Media.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Filtering Associates

        In April 2004, Filtering Associates' common stock became eligible for quotation on the Over-the-Counter Bulletin Board under the symbol "FLTG". As of September 30, 2007, no shares of Filtering Associates' common stock have traded.

  Holders

        As of August 9, 2007, there were seventeen holders of record of shares of Filtering Associates common stock. There were 2,873,000 shares of common stock issued and outstanding as of that date.

  Dividends

        There have been no cash dividends declared on Filtering Associates common stock. Dividends are declared at the sole discretion of the Filtering Associates board of directors. Each stockholder is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of Filtering Associates common stock are entitled to receive dividends when, as and if declared by the Filtering Associates board of directors from funds legally available therefore. In the event of the liquidation, dissolution or winding up of Filtering Associates, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having any preference in relation to the common stock.

  Equity Compensation Plans

        Filtering Associates has no securities authorized for issuance under any equity compensation plans.

  Recent Sales of Unregistered Securities

        Filtering Associates did not sell any equity securities within the last three years that were not registered under the Securities Act.

  Penny Stock Regulation

        Shares of Filtering Associates common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

  •
  a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  •
  a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

  •
  a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

  •
  a toll-free telephone number for inquiries on disciplinary actions;

  •
  definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  •
  such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

        Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

  •
  the bid and offer quotations for the penny stock;

  •
  the compensation of the broker-dealer and its salesperson in the transaction;

  •
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  •
  monthly account statements showing the market value of each penny stock held in the customer's account.

        In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of Filtering Associates common stock may have difficulty selling those shares because the common stock will probably be subject to the penny stock rules.

Matinee Media

        There is no established public trading market for the shares of capital stock of Matinee Media. Matinee media has one outstanding equity compensation plan, the Matinee Media Corporation 2006 Long-Term Incentive Plan, as previously described. Upon consummation of the merger, the surviving corporation will assume the 2006 plan and the outstanding options of Matinee Media under the 2006 plan will be converted into options to purchase shares of the surviving corporation.

  Holders

        As of September 30, 2007, there are [42] holders of the shares of Matinee Media common stock.

  Dividends

        Matinee Media has not paid any dividends on its common stock to date.

  Recent Sales of Unregistered Securities

        In November and December 2005, Matinee Media issued a series of convertible promissory notes, in the aggregate original principal amount of $2,500,000, to certain institutional and individual accredited investors. Upon the closing of the private placement described below, the principal balance of, and the accrued and unpaid interest on, the bridge notes automatically converted into shares of Matinee Media common stock and warrants, as described below. The issuance of the bridge notes was exempt from registration under the Securities Act, pursuant to Section 4(2) of that act.

        In April 2006, Matinee Media completed a private placement of its common stock and warrants to certain institutional and individual accredited investors pursuant to a Securities Purchase Agreement, dated April 3, 2006. Matinee sold 3,036,405 shares of its common stock, and issued warrants to purchase 1,518,205 shares of common stock (one warrant for every two shares of common stock sold) for $3.50 per share, to raise approximately $8.6 million. The common stock and warrants were sold as a unit, with each investor receiving a warrant to purchase one share of common stock for every two shares of common stock purchased by such investor. The purchase price for each unit was $2.844 per share of common stock purchased. Upon the closing of the private placement, Matinee Media also issued 1,512,630 shares of its common stock, and issued warrants to purchase 756,315 shares of common stock (one warrant for every two shares of common stock issued) for $3.50 per share, upon the automatic conversion of the principal and accrued and unpaid interest of the bridge notes, at a conversion price of $1.707 per share of common stock.

        The shares of common stock and warrants to purchase common stock sold pursuant to the purchase agreement were offered and sold to 25 private individuals and institutional investors that Matinee Media reasonably believe are "accredited investors," as such term is defined in Rule 501 under the Securities Act. The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.

        In addition, pursuant to an engagement letter with Arabella Securities, as consideration for the services provided by Arabella, Matinee issued to Arabella warrants to purchase 336,634 shares of Matinee Media's common stock at exercise prices ranging from $1.707 per share to $3.50 per share, which are exercisable until April 3, 2011. The Arabella warrants were issued without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemption provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. We reasonably believe that Arabella is an "accredited investor."

        Matinee Media has used, and expects to use, the net proceeds from the private placement to fund the winning bids of the permits that Matinee Media has the exclusive right to purchase, subject to prior FCC approval, and to fund the development and construction of broadcast facilities related to those permits, to fund possible acquisitions to expand its current business and to fund working capital.

        Matinee Media has the obligation to register the resale of all of the shares issued in connection with the private placement that are not freely tradable after the merger, and the 2,274,520 shares underlying the warrants issued in the private placement, pursuant to a registration rights agreement with the investors in the private placement.

        Arabella Securities, who was Matinee Media's broker in the private placement, has the right to become a party to the registration rights agreement and to have the 336,634 shares of Matinee Media common stock underlying its warrants issued in connection with the private placement included in the registration for the private placement investors.

        Matinee Media is not required, but has agreed to include up to 2,812,500 shares of its common stock held by the founders of Matinee Media and up to 150,000 shares of Filtering Associates common stock held by Peter G. Geddes, a stockholder of Filtering Associates, in the registration statement required to be filed under the registration rights agreement with the private placement investors.

        In April 2007, Matinee Media offered the holders of the warrants to purchase its common stock for $3.50 per share, issued in the April 2006 private placement, to lower the exercise of those warrants to a price of $2.844 per share, if the holders exercised those warrants before May 4, 2007. In response to that offer, warrants to purchase 44,557 shares of Matinee Media common stock were exercised, resulting in approximately $126,720 in proceeds to Matinee Media. The issuance of the Matinee Media common stock upon exercise of the existing warrants was exempt from registration under the Securities Act pursuant to Section 3(9) of that act.

  Dividends Upon Completion of the Merger

        Upon completion of the merger with Matinee Media, Filtering Associates does not intend to pay any dividends on its shares of common stock. However, Matinee Media has indicated to its shareholders that it expects that the surviving corporation will pay a one-time dividend after the sale of its Cazadero, California and Morristown and Aquila, Arizona properties. The aggregate amount of that dividend, if paid, would be approximately 20% of the net proceeds received by the surviving corporation from the sale of those properties. The surviving corporation will pay other dividends in the future at the discretion of its board of directors. On November 15, 2007, Matinee Media received net proceeds from the sale of the Cazadero, California broadcast license of approximately $[2,070,000].

DESCRIPTION OF SECURITIES OF SURVIVING CORPORATION

        The following description of the material terms of the capital stock and warrants of the surviving corporation following the merger includes a summary of specified provisions of the articles of incorporation and bylaws of Filtering Associates that will be in effect upon completion of the merger. This description is subject to the relevant provisions of Nevada Revised Statutes.

Common Stock

        After the effective time of the merger, the surviving corporation will be authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share, of which 15,134,826 shares will be issued and outstanding immediately after the effective time of the merger. Each outstanding share of common stock will be entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holders at meetings of the stockholders. Holders of the surviving corporation's common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the surviving corporation's board of directors; (ii) are entitled to share ratably in all of the surviving corporation's assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of the surviving corporation's common stock, when issued, will be fully paid for and non-assessable.

Preferred Stock

        After the effective time of the merger, the surviving corporation will be authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares will be issued and outstanding. The preferred stock may be issued in one or more series and the surviving corporation's board of directors, without further approval from its stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the surviving corporation common stock.

Certain Provisions of the Surviving Corporation's Articles of Incorporation and Bylaws and Nevada Law

        Certain provisions of the Nevada Revised Statues, or NRS, and the surviving corporation's articles of incorporation and bylaws could make more difficult the acquisition of it by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the surviving corporation to offer a fair price.

        The surviving corporation's articles of incorporation and bylaws include provisions that:

  •
  allow the board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

  •
  deny the right of the stockholders to take action by written consent;

  •
  divide the board of directors into three classes, with the term of one class expiring each year;

  •
  require that special meetings of its stockholders be called only by the board of directors or the chairman of the board; and

  •
  establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of stockholders.

        NRS Section 78.433 et seq. also prohibits a corporation that has not opted out from engaging in any "business combination" with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder unless, prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

        If a proposal in good faith regarding a combination is made in writing to the board of directors, the board of directors is required to respond, in writing, within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, setting forth its reasons for its decision regarding the proposal.

        If a proposal in good faith to purchase shares is made in writing to the board of directors, the board of directors, unless it responds affirmatively in writing within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, is considered to have disapproved the purchase.

        A corporation may not engage in any combination with an interested stockholder until after the expiration of three years after the person first became an interested stockholder other than a combination meeting all of the requirements of the articles of incorporation of the corporation and either the requirements specified in subsection 1, 2 or 3 or all of the requirements specified in NRS 78.441 to 78.444, inclusive:

  1.
  A combination approved by the board of directors of the corporation before the date that the person first became an interested stockholder.

  2.
  A combination with an interested stockholder if the transaction by which the person became an interested stockholder was approved by the board of directors of the corporation before the person became an interested stockholder.

  3.
  A combination approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination, at a meeting called for that purpose no earlier than 3 years after the date that the person first became an interested stockholder.

        A combination engaged in with an interested stockholder of the corporation more than three years after the date that the person first became an interested stockholder may be permissible if the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder immediately before that date is at least equal to the higher of the following:

  1.
  The highest price per share paid by the interested stockholder, at a time when he was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting shares of the corporation, for any common shares of the same class or series acquired by him within three years immediately before the date of announcement with respect to the combination or within three years immediately before, or in, the transaction in which he became an interested stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the date of consummation at the rate for one-year obligations of the United States Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since the earliest date, but no more may be subtracted than the amount of the interest.

  2.
  The market value per common share on the date of announcement with respect to the combination or on the date that the person first became an interested stockholder, whichever is higher, plus interest compounded annually from that date through the date of consummation at the rate for one-year obligations of the United States Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per common share since that date, but no more may be subtracted than the amount of the interest.

        A combination may be permissible if after the date that the person first became an interested stockholder and before the date of consummation with respect to the combination, the interested stockholder has not become the beneficial owner of any additional voting shares of the corporation except:

  1.
  As part of the transaction that resulted in his becoming an interested stockholder;

  2.
  By virtue of proportionate splitting of shares, dividends distributed in shares, or other distributions of shares in respect of shares not constituting a combination;

  3.
  Through a combination meeting all of the conditions of NRS 78.439; or

  4.
  Through a purchase at any price that, if the price had been paid in an otherwise permissible combination whose date of announcement and date of consummation where the date of the purchase would have satisfied the requirements of NRS 78.441, 78.442 and 78.443.

Transfer Agent and Warrant Agent

        The transfer agent for Filtering Associates' common stock is Pacific Stock Transfer Company, located at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

STOCKHOLDER PROPOSALS

        Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2008 Annual Meeting must be received by us at our principal executive offices on or before                        , 2007. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

EXPERTS

        The financial statements of Filtering Associates at December 31, 2006 and for the fiscal years ended December 31, 2006 and 2005 appearing in this proxy statement/prospectus and in the registration statement have been included herein in reliance upon the report of Jonathon P. Reuben C.P.A., an Accountancy Corporation, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Matinee Media as of December 31, 2006 and 2005 and for the period from October 12, 2005 (inception) to December 31, 2005 and for the year ending December 31, 2006 included in this proxy statement/prospectus have been so included in reliance on the report of Malone & Bailey, PC, independent auditors, given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by M2 Law Professional Corporation, Newport Beach, California.

WHERE YOU CAN FIND MORE INFORMATION

        Filtering Associates files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

        You may read and copy reports, proxy statements and other information filed by Filtering Associates with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        Filtering Associates files its reports, proxy statements and other information electronically with the SEC. You may access information on Filtering Associates at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

        Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

        All information contained in this proxy statement/prospectus relating to Filtering Associates has been supplied by Filtering Associates, and all such information relating to Matinee Media has been supplied by Matinee Media. Information provided by either of Filtering Associates or Matinee Media does not constitute any representation, estimate or projection of the other.

        If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger, you should contact:

          If you are a Filtering Associates stockholder:

Filtering Associates, Inc.
Attn: David Y. Choi
1495 Belleau Road
Glendale, California 91206
(818) 632-5853

          If you are a Matinee Media shareholder:

Matinee Media Corporation
Attn: Robert Walker or Kevin Mischnick
2801 Via Fortuna, Suite 675
Austin, Texas 78746
(512) 329-5843

FILTERING ASSOCIATES, INC. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FILTERING ASSOCIATES, INC. FINANCIAL STATEMENTS
Balance Sheet as of September 30, 2007 (unaudited)
Statements of Operations (unaudited) for the nine months ended September 30, 2007 and 2006, and for the period July 10, 2001 (date of inception) to September 30, 2007
Statements of Cash Flows (unaudited) for the nine months ended September 30, 2007 and 2006, for the period July 10, 2001 (date of inception) to September 30, 2007
Notes to Unaudited Financial Statements
Balance Sheet for year ended December 31, 2006
Statement of Operations for the years ended December 31, 2006 and 2005, and the period June 10, 2001 (date of inception) to December 31, 2006
Statement of Change in Stockholders' Equity (Deficit) for period June 10, 2001 (date of inception) to December 31, 2006
Statement of Cash Flows for the years ended December 31, 2006 and 2005, and the period from June 10, 2001 (date of inception) to December 31, 2006
Notes to Financial Statements
MATINEE MEDIA CORPORATION REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MATINEE MEDIA CORPORATION CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006
Consolidated Statements of Operations (unaudited) for the nine months ended September 30, 2007 and 2006, and for the period October 12, 2005 (date of inception) to September 30, 2007
Consolidated Statements of Cash Flows (unaudited) for the nine months ended September 30, 2007 and 2006, for the period October 12, 2005 (date of inception) to September 30, 2007
Notes to Unaudited Financial Statements
Consolidated Balance Sheets as of December 31, 2006 and 2005
Consolidated Statements of Operations for the year ended December 31, 2006, and the period October 12, 2005 (date of inception) to December 31, 2006
Consolidated Statements of Stockholders' Equity (Deficit) for period October 12, 2005 (date of inception) to December 31, 2006
Consolidated Statements of Cash Flows for the year ended December 31, 2006, and the period from October 12, 2005 (date of inception) to December 31, 2006
Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Filtering Associates, Inc.

        We have audited the accompanying balance sheet of Filtering Associates, Inc. (a development stage company) as of December 31, 2006 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the two years then ended and for the period July 10, 2001 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Filtering Associates, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the two years then ended and for the period July 10, 2001 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has negative working capital and incurred significant losses for the years ended December 31, 2006 and 2005 and has an accumulated deficit of $432,928 as of December 31, 2006. As discussed in Note 1, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, California
March 27, 2007

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

BALANCE SHEET

(UNAUDITED)

September 30, 2007
Current assets
Cash held in trust	$697

Total current assets	—
Property & equipment, net	—

Total assets	$697

Current liabilities
Accounts payable	$126,416
Income taxes payable	1,600
Due to related parties	70,350

Total current liabilities	198,366

Stockholders' equity (deficit)
Preferred stock, $.001 par value; authorized 5,000,000 shares; no shares issued or outstanding
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 2,873,000 shares as of September 30, 2007	2,873
Additional paid-in capital	307,742
Deficit accumulated during the development stage	(508,284)

Total stockholders' (deficit)	(197,669)

Total liabilities and stockholders' (deficit)	$697

See the accompanying notes to these unaudited condensed financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		July 10, 2001 (Inception) Through September 30, 2007
	2007	2006	2007	2006
Revenues	$—	$—	$—	$—	$—

Expenses
Legal and accounting	15,881	6,064	45,232	63,522	200,725
Compensation	4,500	8,000	23,000	24,000	188,870
Consulting	597	695	1,705	3,720	79,233
General and administrative	1,452	1,280	4,351	4,357	49,388

Total Expenses	22,430	16,039	74,288	95,599	518,216

Other income (expense)
Interest expense	—	268	268
Forgiveness of debt	—	—	—	—	15,000

Loss before provision for income taxes	(22,430)	(16,039)	(74,556)	(95,599)	(503,484)

Provision for income taxes	—	—	(800)	—	(4,800)

Net income (loss)	$(22,430)	$(16,039)	$(75,356)	$(95,599)	$(508,284)

Per share data
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.03)	$—

Weighted average common shares outstanding	2,873,000	2,873,000	2,873,000	2,873,000	—

See the accompanying notes to these unaudited condensed financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,		July 10, 2001 (Inception) Through September 30, 2007
	2007	2006
Cash flows from operating activities
Net loss	$(75,356)	$(95,599)	$(508,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Donated rent	3,150	3,150	26,133
Donated services by officers	8,000	24,000	166,670
Depreciation expense	—	620	15,678
(Increase) decrease in assets
Increase (decrease) in liabilities
Increase in accounts payable and accrued expenses	34,050	55,144	126,416
Increase in income tax payable	—	—	1,600
Increase in due to related parties	15,000	—	16,060

Net cash used in operating activities	(15,156)	(12,685)	(155,727)

Cash flows from investing activities
Purchase of computer equipment	—	—	(15,678)

Net cash used in investing activities	—	—	(15,678)

Cash flows from financing activities
Proceeds from officer loans	13,000	17,010	54,290
Proceeds from issuance of common stock	—	—	117,650
Issuance costs	—	—	(14,928)
Additional paid-in capital contributed by stockholder	—	—	15,090

Net cash provided by financing activities	13,000	17,010	172,102

Net increase (decrease) in cash and cash equivalents	(2,156)	4,325	697
Cash and cash equivalents, beginning of period	2,853	700	—

Cash and cash equivalents, end of period	$697	$5,025	$697

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest Expense	$—	$—	$—

Income Taxes	$800	$—	$4,000

See the accompanying notes to these unaudited condensed financial statements.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1—COMPANY OPERATIONS

        The accompanying unaudited condensed financial statements reflect the results of operations for Filtering Associates, Inc. and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) considered necessary for a fair representation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. For further information, refer to the financial statements and footnotes thereto included in Filtering Associates, Inc. Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission (SEC).

        Filtering Associates, Inc. (the "Company") was incorporated in the state of Nevada on July 10, 2001. The Company is currently a development stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of developing a marketing plan to initiate the distribution of computer peripheral devices. The Company currently has not generated any revenues from its distribution operations.

        Going Concern—The Company has experienced net losses since its inception and had an accumulated deficit of $508,284 at September 30, 2007. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services, infrastructure and SEC administrative costs.

        We anticipate that the Company will merge with Matinee Media Corporation pursuant to the terms of the Agreement and Plan of Merger which was executed on April 13, 2006. The completion of the Merger is contingent upon Matinee completing its audit of its financial statements.

        If the above merger fails, Management will continue its attempt to seek a suitable Company to acquire or merge with and to raise additional equity and debt financing to sustain its current operations. The successful outcome of future activities cannot be determined at this time due to the current market conditions, and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

        The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

        Reclassification—Certain reclassifications have been made to conform prior period financial statement amounts to the current period presentation for comparative purposes.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash and Cash Equivalents—For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

        Accounting Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are three years for computer equipment. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

        Long-Lived Assets—The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and the fair value or disposable value. As of September 30, 2007, the Company does not believe there has been any impairment of its long-lived assets.

        Income Taxes—The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        Fair Value of Financial Instruments—SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2007, the carrying value of cash and cash equivalents approximated fair value due to the short-term nature of such instruments.

        Loss Per Share of Common Stock—The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with SFAS No. 128, any anti-dilutive effects on net earnings (loss) per share are excluded. For the nine months ended September 30, 2007 and 2006, there were no common stock equivalents.

        Issuances Involving Non-Cash Consideration—All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by officers and have been valued at the estimated value of the services rendered.

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS

        SFAS No. 157—In September 2006, the FASB issued Statement 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company has evaluated the impact of the adoption of SFAS 157, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        SFAS No. 158—In September 2006, the FASB issued Statement No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The Company has evaluated the impact of the adoption of SFAS 158, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        SAB No. 108—In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108), "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." The guidance in SAB No. 108 requires Companies to base their materiality evaluations on all relevant quantitative and qualitative factors. This involves quantifying the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The Company has adopted this standard.

        SFAS No. 159—In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.

        However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). The Company has evaluated the impact of the implementation of SFAS No. 159 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

NOTE 3—INCOME TAXES

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

        The components of the Company's income tax provision for the nine months ended September 30, 2007 and 2006 and the period from July 10, 2001 (inception) through September 30, 2007 consist of:

	Nine Months Ended September 30,		July 10, 2001 (Inception) Through September 30, 2007
	2007	2006
Current income tax expense	$—	$—	$—
Deferred income tax benefit from capitalization of start-up costs for tax purposes	(25,700)	(27,400)	(137,700)
Change in valuation allowance	25,700	27,400	137,700

	$—	$—	$—

        Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effects of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of September 30, 2007 are as follows:

Deferred income tax assets
Capitalized start-up costs for tax purposes	$137,700
Less: valuation allowance	(137,700)

$—

        A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the uncertainties surrounding the realization of the capitalized start-up costs, management has determined that the realization of the deferred tax asset is questionable. Accordingly, the Company has recorded a valuation allowance equal to the net deferred tax asset amount.

NOTE 4—RELATED PARTY TRANSACTIONS

        During the nine months ended September 30, 2007 and 2006, the Company utilized office space provided by the Company's president (also a stockholder). The president has waived reimbursement of the allocated rent of $3,150 and $3,150 for the nine months ended September 30, 2007 and 2006, respectively, and has considered it as additional paid-in capital. The Company recorded total rent expense of $3,150 and $3,150 for the nine months ended September 30, 2007 and 2006, respectively.

        As mentioned in Note 1, the Company is in its development stage. For the nine months ended September 30, 2007 and 2006, the officers of the Company devoted time to the development process of the Company. Compensation expense totaling $23,000 and $24,000 has been recorded for the nine months ended September 30, 2007 and 2006, respectively. For the nine months ended September 30, 2007, the officers have waived reimbursement on $8,000 and have considered the $8,000 as additional paid-in capital. The remaining $15,000 is due its President for services rendered during the six month period ended September 30, 2007 and is included in the Company's liabilities as amounts due related parties. For the nine months ended September 30, 2006, the officers have waived reimbursement and have considered the total expense as additional paid-in capital.

        The Company has received advances from certain officers and shareholders. During the nine months ended September 30, 2007 and 2006 the Company received advances from these related parties totaling $13,000 and $17,010, respectively. These advances are non-interest bearing and are due on demand.

        A recap of the amounts due related parties as of September 30, 2007 is as follows:

Advances payable	$55,350
Accrued compensation	15,000

$70,350

NOTE 5—PROPOSED MERGER

        On April 13, 2006, the Company entered into an agreement to merge with Matinee Media Corporation, a Texas corporation (MMC) subject to certain terms and conditions. Under the merger agreement certain shareholders of the Company will cancel 1,665,272 shares of their common stock in exchange for the Company distributing to them all the Company's current existing business and related assets and liabilities. MMC will transfer its business into the Company. Once the merger takes effect, MMC shareholders will own no less than 92% of the outstanding common stock of the Company and the Company's current shareholders owning no more than 8%. Material terms of the agreement require MMC to have closed funding with gross proceeds of not less than $6.0 million, shareholder approval by shareholders of both entities, and that the Company cancels 1,665,272 shares of its outstanding common stock held by certain officers and directors.

        On May 31, 2007, we entered into the second amendment to the definitive merger with MMC, stating that the Company, its President and certain shareholders have agreed to obtain the waiver of liabilities owed by the Company in excess of $200,000.

        On September 17, 2007, the Company entered into a Third Amendment with MMC, stating that the merger will close on or before February 29, 2008. The Company cannot guaranty that the merger with MMC will be consummated, or that it will be consummated on or before February 29, 2008.

        Matinee Media Corporation was incorporated in the State of Texas on October 12, 2005. MMC's principal source of revenue is expected to be from the purchase, development and resale of direct and indirect interest in the rights to construct FM radio broadcast facilities, or construction permits, granted by the Federal Communications Commission.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

BALANCE SHEET

December 31, 2006
Assets
Current assets
Cash and cash equivalents	$2,853

Total current assets	2,853
Property & equipment, net	—

Total assets	$2,853

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$92,366
Income taxes payable	1,600
Due to related parties	42,350

Total current liabilities	136,316

Stockholders' equity (deficit)
Preferred stock, $.001 par value; authorized 5,000,000 shares; no shares issued or outstanding	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding	—
2,873,000 shares as of December 31, 2006	2,873
Additional paid-in capital	296,592
Deficit accumulated during the development stage	(432,928)

Total stockholders' (deficit)	(133,463)

Total liabilities and stockholders' (deficit)	$2,853

The accompanying notes are an integral part of these financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Years Ended December 31,
			Period July 10, 2001 (Inception) Through December 31, 2006
	2006	2005
Revenues	$—	$—	$—

Expenses
Legal and accounting	74,107	20,396	155,493
Compensation	32,000	32,000	165,870
Consulting	4,380	20,850	77,528
General and administrative	5,480	8,895	45,037

Total Expenses	115,967	82,141	443,928

Other income (expense)
Forgiveness of debt	—	15,000	15,000
Loss before provision for income taxes	(115,967)	(67,141)	(428,928)
Provision for income taxes	800	800	4,000

Net income (loss)	$(116,767)	$(67,941)	$(432,928)

Per share data
Basic and diluted loss per share	$(0.04)	$(0.02)	$—

Weighted average common shares outstanding	2,873,000	2,873,000	—

The accompanying notes are an integral part of these financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

PERIOD JULY 10, 2001 (INCEPTION) THOUGH DECEMBER 31, 2006

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital
	Shares	Amount			Total
Balance, July 10, 2001 (inception)	—	$—	$—	$—	$—
Issuance of common stock, July 2001	1,000,000	1,000	9,000	—	10,000
Additional paid-in capital (in exchange for rent and compensation)	—	—	11,983	—	11,983
Net loss	—	—	—	(13,624)	(13,624)

Balance, December 31, 2001	1,000,000	1,000	20,983	(13,624)	8,359
Issuance of common stock, net of issuance costs of $14,928, November 2002	893,000	893	28,829	—	29,722
Additional paid-in capital (in exchange for rent and compensation)	—	—	32,070	—	32,070
Additional paid-in capital (contributed by a stockholder)	—	—	13,290	13,290
Net loss	—	—	—	(74,978)	(74,978)

Balance, December 31, 2002	1,893,000	1,893	95,172	(88,602)	8,463
Issuance of common stock, August 2003	700,000	700	34,300	—	35,000
Issuance of common stock, September 2003	280,000	280	27,720	—	28,000
Additional paid-in capital (in exchange for rent and compensation)	—	—	36,200	—	36,200
Additional paid-in capital (contributed by a stockholder)	—	—	1,800	—	1,800
Net loss	—	—	—	(64,828)	(64,828)

Balance, December 31, 2003	2,873,000	2,873	195,192	(153,430)	44,635
Additional paid-in capital (in exchange for rent and compensation)	—	—	29,800	—	29,800
Net loss	—	—	—	(94,790)	(94,790)

Balance, December 31, 2004	2,873,000	2,873	224,992	(248,220)	(20,355)
Additional paid-in capital (in exchange for rent and compensation)	—	—	35,400	—	35,400
Net loss	—	—	—	(67,941)	(67,941)

Balance, December 31, 2005	2,873,000	2,873	260,392	(316,161)	(52,896)
Additional paid-in capital (in exchange for rent and compensation)	—	—	36,200	—	36,200
Net loss	—	—	—	(116,767)	(116,767)

Balance, December 31, 2006	2,873,000	$2,873	$296,592	$(432,928)	$(133,463)

The accompanying notes are an integral part of these financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Period July 10, 2001 (Inception) Through December 31, 2006
	2006	2005
Cash flows from operating activities
Net loss	$(116,767)	$(67,941)	$(432,928)
Adjustments to reconcile net loss to net cash used in operating activities:
Contributed rent	4,200	4,200	22,983
Contributed compensation	32,000	31,200	158,670
Forgiveness of debt	—	15,000	—
Depreciation expense	688	4,493	15,678
(Increase) decrease in assets
Decrease in deposit	—	—	—
Increase (decrease) in liabilities
Increase in accounts payable	59,722	(9,615)	92,366
Increase in income tax payable	800	—	1,600
Increase in due to related parties	—	—	1,060

Net cash used in operating activities	(19,357)	(22,663)	(140,571)

Cash flows from investing activities
Purchase of computer equipment	—	—	(15,678)

Net cash used in investing activities	—	—	(15,678)

Cash flows from financing activities
Proceeds from officer loans	21,510	19,780	41,290
Proceeds from issuance of common stock	—	—	117,650
Issuance costs	—	—	(14,928)
Additional paid-in capital contributed by stockholder	—	—	15,090

Net cash provided by financing activities	21,510	19,780	159,102

Net increase (decrease) in cash and cash equivalents	2,153	(2,883)	2,853
Cash and cash equivalents, beginning of period	700	3,583	—

Cash and cash equivalents, end of period	$2,853	$700	$2,853

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest Expense	$—	$—	$—

Income Taxes	$—	$800	$3,200

The accompanying notes are an integral part of these financial statements.

FILTERING ASSOCIATES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1—COMPANY OPERATIONS

        Filtering Associates, Inc. (the "Company") was incorporated in the state of Nevada on July 10, 2001. The Company is currently a development stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of developing a marketing plan to initiate the distribution of computer peripheral devices. The Company currently has not generated any revenues from its distribution operations.

        Going Concern—The Company has experienced net losses since its inception and had an accumulated deficit of $432,928 at December 31, 2006. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue in the foreseeable future as it continues to develop and promote its products and services.

        We anticipate that the Company will merge with Matinee Media Corporation pursuant to the terms of the Agreement and Plan of Merger which was executed on April 13, 2006. the completion of the Merger is contingent upon Matinee completing its audit of its financial statements.

        If the above merger fails, Management will continue its attempt to seek a suitable Company to acquire or merge with and to raise additional equity and debt financing to sustain its current operations. The successful outcome of future activities cannot be determined at this time due to the current market conditions, and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

        The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Reclassification

        Certain reclassifications have been made to conform prior period financial statement amounts to the current period presentation for comparative purposes.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash and Cash Equivalents—For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

        Accounting Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are three years for computer equipment. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

        Long-Lived Assets—The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and the fair value or disposable value. As of December 31, 2006, the Company does not believe there has been any impairment of its long-lived assets.

        Income Taxes—The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        Fair Value of Financial Instruments—SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2006, the carrying value of cash and cash equivalents approximated fair value due to the short-term nature of such instruments.

        Loss Per Share of Common Stock—The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The calculation of diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with SFAS No. 128, any anti-dilutive effects on net earnings (loss) per share are excluded. For the years ended December 31, 2006 and 2005, there were no outstanding common stock equivalents.

        Issuances Involving Non-Cash Consideration—All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by officers and have been valued at the estimated value of the services rendered.

Recent Accounting Pronouncements

        FASB Interpretation No. 47—In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (FIN 47). This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred—generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. The Company has adopted FIN 47 for the year ended December 31, 2006, and the impact has not been significant to the Company's operations or financial position.

        SFAS No. 154—In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions in SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has adopted SFAS 154 for the year ended December 31, 2006, and the impact has not been significant to the Company's operations or financial position.

        SFAS No. 155—In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement (a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, (c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and (e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of this Statement may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company plans to adopt this statement on January 1, 2007, and does not believe that it will have a significant impact on its operations or financial position.

        SFAS No. 156—In March 2006, the FASB issued Statement No. 156, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Company has evaluated the impact of the adoption of SFAS 156, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        FASB Interpretation No. 48—In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which supplements SFAS No. 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is "more-likely-than-not" to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. The Company has evaluated the impact of the adoption of FIN 48, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        SFAS No. 157—In September 2006, the FASB issued Statement 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company has evaluated the impact of the adoption of SFAS 157, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        SFAS No. 158—In September 2006, the FASB issued Statement No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The Company has evaluated the impact of the adoption of SFAS 158, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

        SAB No. 108—In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108), "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." The guidance in SAB No. 108 requires Companies to base their materiality evaluations on all relevant quantitative and qualitative factors. This involves quantifying the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The Company has adopted this standard.

        SFAS No. 159—In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.

        However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). The Company has evaluated the impact of the implementation of SFAS No. 159 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

NOTE 3—PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at December 31, 2006:

Computer equipment	$15,678
Less: accumulated depreciation	(15,678)

$—

NOTE 4—INCOME TAXES

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

        The components of the Company's income tax provision for the years ended December 31, 2006 and 2005 and the period from July 10, 2001 (inception) through December 31, 2006 consist of:

			Period July 10, 2001 (Inception) Through December 31, 2006
	Year Ended December 31,
	2006	2005
Current income tax expense	$—	$—	$—
Deferred income tax benefit from capitalization of start-up costs for tax purposes	(43,400)	(12,700)	(111,700)
Change in valuation allowance	43,400	12,700	111,700

	$—	$—	$—

        Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effects of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of December 31, 2006 are as follows:

Deferred income tax assets
Capitalized start-up costs for tax purposes	$111,700
Less: valuation allowance	(111,700)

$—

        A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the uncertainties surrounding the realization of the capitalized start-up costs, management has determined that the realization of the deferred tax asset is questionable. Accordingly, the Company has recorded a valuation allowance equal to the net deferred tax asset amount.

NOTE 5—RELATED PARTY TRANSACTIONS

        During the years ended December 31, 2006 and 2005, the Company utilized office space provided by the Company's president (also a stockholder). The president has waived reimbursement of the allocated rent of $4,200 and $4,200 for the years ended December 31, 2006 and 2005, respectively, and has considered it as additional paid-in capital. The Company recorded total rent expense of $4,200 and $4,200 for the years ended December 31, 2006 and 2005, respectively.

        As mentioned in Note 1, the Company is in its development stage. For the years ended December 31, 2006 and 2005, the officers of the Company devoted time to the development process of the Company. Compensation expense totaling $32,000 and $32,000 has been recorded for the years ended December 31, 2006 and 2005, respectively. For the year ended December 31, 2006, the officers have waived reimbursement and have considered the total expense as additional paid-in capital. Of the

$32,000 charged to operations during the year ended December 31, 2005, $800 was paid to the Company's treasurer. Payments for the remaining $31,200 were waived and considered donated capital.

        The Company has received advances from certain officers and shareholders. During the years ended December 31, 2006 and 2005 the Company received advances from these related parties totaling $21,510 and $19,780, respectively. These advances are non-interest bearing and are due on demand.

NOTE 6—STOCKHOLDERS' DEFICIT

        The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of preferred stock shall have no right to vote such shares, with certain exceptions as determined by the Board of Directors of this corporation or as otherwise provided by the Nevada General Corporation Law, as amended from time to time.

        In July 2001, the Company issued 1,000,000 shares of its common stock to its founder in exchange for reimbursement of organizational costs and related expenses.

        In November, 2002, the Company issued 893,000 shares of common stock for cash consideration of $44,650. The Company incurred issuance costs of $14,928 in connection with this offering, leaving net proceeds of $29,722.

        In August, 2003 the Company issued 700,000 shares of common stock for cash consideration of $35,000.

        In September, 2003 the Company issued 280,000 shares of common stock for cash consideration of $28,000.

NOTE 7—FORGIVENESS OF DEBT

        During the year ended December 31, 2005, the Company experienced a forgiveness of debt in the amount of $15,000 from an unrelated party.

NOTE 8—PROPOSED MERGER

        On April 13, 2006, the Company entered into an agreement to merge with Matinee Media Corporation, a Texas corporation (MMC) subject to certain terms and conditions. Under the merger agreement certain shareholders of the Company will cancel 1,665,272 shares of their common stock in exchange for the Company distributing to them all the Company's current existing business and related assets and liabilities. MMC will transfer its business into the Company. Once the merger takes effect, MMC shareholders will own no less than 92% of the outstanding common stock of the Company and the Company's current shareholders owning no more than 8%. Material terms of the agreement require MMC to have closed funding with gross proceeds of not less than $6.0 million, shareholder approval by shareholders of both entities, and that we cancel 1,665,272 shares of our outstanding common stock held by certain of our officers and directors. We cannot assure you that the merger will be consummated.

        Matinee Media Corporation was incorporated in the State of Texas on October 12, 2005. MMC's principal source of revenue is expected to be from the purchase, development and resale of direct and indirect interest in the rights to construct FM radio broadcast facilities, or construction permits, granted by the Federal Communications Commission.

        As of December 31, 2006, MMC was still in the process of completing the audit of its financial statements. It is anticipated that the merger will be concluded upon the completion of the audit.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Matinee Media Corporation
(A Development Stage Enterprise)
Austin, TX

        We have audited the accompanying consolidated balance sheets of Matinee Media Corporation as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2006 and for the period from October 12, 2005 (inception) through December 31, 2005. These consolidated financial statements are the responsibility of Matinee Media's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Matinee Media Corporation for the periods described, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey PC
 www.malone-bailey.com
Houston, TX

December 6, 2007

Matinee Media Corporation and Consolidated Entities
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$271,632	$3,595,776
Time deposits	—	199,742
Accounts receivable	4,679	—
Accounts receivable—related parties	163,332	43,398
Prepaid expenses and other current assets	164,588	198,278
Notes receivable	610,464	432,923

Total current assets	1,214,695	4,470,117
Property and equipment, net	58,420	72,515
Intangible assets, net	6,564,948	4,635,314
Other assets	745,743	200,027

Total Assets	$8,583,806	$9,377,973

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$435,447	$141,213
Accrued expenses and other liabilities	128,624	127,358
Short-term notes payable to stockholders	549,886	—

Total current liabilities	1,113,957	268,571
Long-term notes payable to stockholders	989,940	956,162

Total Liabilities	2,103,897	1,224,733
Non-controlling interest
Stockholders' equity
Common stock, no par value, 25,000,000 shares authorized; 13,968,597 and 9,375,000 issued and outstanding as of September 30, 2007 and December 31, 2005, respectively	—	—
Additional paid-in capital	13,653,568	12,535,574
Subscription receivable	(1,000)	(1,000)
Accumulated deficit during the development stage	(7,172,659)	(4,381,334)

Total stockholders' equity (deficit)	6,479,909	8,153,240

Total Liabilities and Stockholders' Equity	$8,583,806	$9,377,973

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation and Consolidated Entities
(A Development Stage Company)

Condensed Consolidated Statement of Operations

	Three-month period ended September 30,		Nine-month period ended September 30,
					Period October 12, 2005(Inception) Through September 30, 2007
	2007	2006	2007	2006
Total Revenue	$—	$—	$—	$—	$—

Expenses
Compensation and benefits	610,808	716,050	1,878,536	2,310,645	4,791,720
Legal fees	140,092	42,801	439,702	186,940	913,972
Other professional services	50,306	37,993	138,913	106,679	461,740
Marfa Public Radio contribution	24,950	—	93,000	—	594,919
Travel and entertainment	23,024	33,839	102,122	95,710	268,459
General and administrative	41,375	33,342	119,304	138,706	355,541
Depreciation and amortization	6,619	5,924	19,321	14,355	39,789

Total expenses	897,174	869,949	2,790,898	2,853,035	7,426,140

Operating loss	(897,174)	(869,949)	(2,790,898)	(2,853,035)	(7,426,140)
Interest and other income	5,761	88,414	58,816	174,997	307,937
Interest expense	(60,014)	(11,383)	(84,243)	(85,444)	(223,707)

Net loss	(951,427)	(792,918)	(2,816,325)	(2,763,482)	(7,341,910)
Net loss attributable to non-controlling interest	(38,479)	(13,189)	(25,000)	(93,339)	(169,251)
Consolidated net loss	$(912,948)	$(779,729)	$(2,791,325)	$(2,670,143)	$(7,172,659)

Net loss per share available to common stockholders	$(0.07)	$(0.06)	$(0.20)	$(0.22)

Shares used in computing net loss per share available to common stockholders, basic and diluted	13,698,597	13,924,040	13,946,842	12,391,030

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation and Consolidated Entities
(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

	Nine-month period ended September 30, 2007	Nine-month period ended September 30, 2006	Period October 12, 2005 (Inception) through September 30, 2007
Cash flows from operating activities
Net loss	$(2,791,325)	$(2,670,143)	(7,172,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,321	14,355	39,789
Marfa Public Radio contribution	—	—	501,919
Interest expense associated with warrant re-pricing	45,422	—	45,422
Stock option expense	945,852	1,657,334	2,923,838
Non-controlling interest	—	(93,339)	(144,250)
Changes in operating assets and liabilities
Accounts receivable—related party	(119,934)	(262,608)	(626,042)
Accounts receivable	(4,679)	—	(4,679)
Prepaid expenses and other assets	(143,853)	593,540	(349,901)
Accounts payable	294,234	(57,936)	435,447
Accounts payable—related party	—	(33,500)	—
Accrued expenses and other liabilities	37,931	2,077,778	304,863

Net cash used in operating activities	(1,717,031)	1,225,481	(4,046,253)

Cash flows from investing activities
Purchases of property and equipment	(5,225)	(51,269)	(98,209)
Matinee Radio net activity assumed in connection with FIN 46 consolidation	—	—	(258,392)
Proceeds provided for notes receivable	—	(450,000)	(450,000)
Purchases of intangible assets	(1,982,328)	(3,379,412)	(5,330,689)
Cash paid for CWIP	(316,397)	(35,650)	(466,424)
Investment in film productions	(176,625)	—	(226,625)

Net cash used in investing activities	(2,480,575)	(3,916,331)	(6,830,339)

Cash flows from financing activities
Proceeds from notes payable to stockholders	575,000	—	575,000
Payment on notes payble to stockholders	(28,000)	—	(28,000)
Proceeds from convertible notes	—	—	2,500,000
Proceeds from sale of stock	126,720	7,974,504	8,101,224

Net cash provided by financing activities	673,720	7,974,504	11,148,224

Net increase (decrease) in cash and cash equivalents	(3,523,885)	5,283,654	271,632
Cash and cash equivalents, beginning of period	3,795,518	902,455	—

Cash and cash equivalents, end of period	271,632	6,186,109	271,632

Supplemental Information:
Interest paid	—	—
Conversion of convertible notes to common stock	—	2,582,084

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation & Consolidated Entities
(A Development Stage Company)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine-month periods ended September 30, 2007 and 2006

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

        The accompanying unaudited interim consolidated financial statements of Matinee Media Corporation (MMC), a Texas corporation, have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements and notes thereto contained in the Matinee Media's December 31, 2006 audited financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

        Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2006 have been omitted.

        The accompanying consolidated financial statements for the nine-month periods ended September 30, 2007 and 2006 includes the results of MMC and its wholly-owned subsidiary, MPC. MPC was formed in November 2006. The consolidated financial statements also include results of Matinee Radio, LLC, and Ace Radio Corporation, each a variable interest entity. MMC and the consolidated entities are collectively referred to herein as MMC. All significant inter-company accounts and transactions have been eliminated in consolidation.

2. DEBT

  Line of Credit

        On August 6, 2007, MMC entered into an arrangement with Robert Walker, our President and Chief Executive Officer, and Katy Walker, Robert Walker's spouse, under which MMC may borrow amounts under a line of credit to cover operating expenses and capital needs. The principal amount of the line of credit is $500,000 and bears interest at 10% per annum. The maturity date of the line of credit is December 31, 2007. MMC borrowed up to $225,000 on the line of credit from August 7, 2007 to December 4, 2007, at which time the remaining principal balance, plus accrued interest of $5,379, was fully paid. Therefore, as of December 17, 2007, there was no outstanding principal balance on the line of credit.

  Promissory Note

        On September 26, 2007, MMC borrowed $350,000 from JMG Capital Partners, an MMC shareholder. The promissory note bears interest at 12% per annum and matures on November 22, 2007, five business days following the sales transaction between Ace Radio and Redwood for the Cazadero, CA property. The Promissory note is collateralized by the option agreements to purchase the Cazadero, CA and Morristown, AZ properties. The note was paid-in full, including accrued interest of $5,950, on November 16, 2007. Proceeds from the promissory note were used by MMC for operating expenses and capital needs. In connection with the note, MMC agreed to reduce the exercise price of the warrants previously issued to JMG Capital under the April 2006 equity offering from $3.50 per share to $2.50 per share. Other than the change in the exercise price, all other terms and conditions of the original warrant remain unchanged. The re-pricing of the warrants created additional fair value as of the modification date causing MMC to recognize $45,422 in additional interest expense.

  Long-term Notes Payable to Stockholders

        Long-term notes payable to shareholders consist of aggregate amounts of $989,940 and $956,162 as of September 30, 2007 and December 31, 2006, respectively. These amounts were originally borrowed during 2004 and 2005 by Matinee Radio from two founding members of Matinee Radio and one third party to Matinee Radio. The principal balances of the three notes are $344,090, $224,565 and $322,170 as of December 31, 2006, with maturity dates of September 15, 2009, September 15, 2009 and October 1, 2010, respectively. The notes do not contain demand provisions, therefore, are presented as long-term. The notes bear interest at a rate of 5% per annum and MMC has accrued interest of $99,115 and $65,337 as of September 30, 2007 and December 31, 2006, respectively.

Year-End	Principal Amount Due
2007	$0
2008	0
2009	568,655
2010	322,170

3. STOCKHOLDER'S EQUITY

  Common Stock

        MMC has reserved 1,210,786 shares of its common stock for issuance in conjunction with a potential reverse merger to take place in 2007.

  Warrants

        In May 2007, MMC offered its holders of warrants to purchase its common stock for $3.50 per share the right to exercise those warrants at a reduced price of $2.844 per share for a limited period of time(approximately two weeks). The re-pricing only applied to warrants actually exercised before the termination of the offer. Proceeds from the warrant exercises were to be used to fund construction and build-out of optioned radio properties and for general corporate purposes. In May and June 2007, MMC received proceeds from the warrant re-pricing and exercise offer of $126,720, from the exercise of warrants to purchase 44,557 shares of common stock. MMC evaluated the impact the re-pricing would have on the fair value of the warrants under FAS123R using black-scholes and determined that there was no material modification.

  Stock Options

        In April 2006 MMC adopted the Matinee Media Corporation 2006 Long-Term Incentive Plan. MMC initially reserved 2,500,000 shares of common stock for issuance to officers and other selected employees, non-employee members of the board of directors, consultants and other independent advisors. The exercise price, term and other conditions applicable to each stock option granted under the plan are generally determined by the board of directors. The exercise price of stock options is set on the grant date and may not be less than the fair market value per share of MMC's common stock on that date. During 2006, MMC granted options to purchase 1,867,133 shares of common stock.

        There was $945,852 and $1,657,334 of compensation cost related to stock options recognized in operating results in the nine-month periods ended September 30, 2007 and 2006, respectively.

        The following table summarizes information about stock option activity for the nine-month period ended September 30, 2007:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
Outstanding at December 31, 2006	1,867,133	$2.844	9	$5,310,126
2007
Granted	—
Expired	—
Exercised	—

Outstanding at September 30, 2007	1,867,133	$2.844	8	$5,310,126

Exercisable at September 30, 2007	1,524,231

        The weighted average exercise price of options granted was $2.844. There were no options granted or exercised during the nine month period ended September 30, 2007. The following table summarizes information about non-vested stock option awards as of September 30, 2007 and changes for the period:

	Number of Options	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2006	835,379	$2.844
2007
Granted	—	—
Vested	(492,477)	$2.844
Forfeited	—	—

Non-vested at September 30, 2007	342,902	$2.844

        At September 30, 2007, there was $658,263 of total unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 1 years. There were 492,477 options that became vested during the period ended September 30, 2007.

        The following table shows information about outstanding stock options at September 30, 2007:

		Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life
Range of Exercise Prices	Options Outstanding		Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$2.844	1,867,133	8 years	$2.844	1,524,231	$2.844

4. RISKS AND UNCERTAINTIES

  USFR Litigation

        On October 5, 2006, MMC agreed to merge with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group). On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas and in anticipation of finalizing a merger agreement MMC agreed to pledge all of its interests in 24 option agreements to purchase FM radio station construction permits.

        On February 16, 2007, a merger agreement was completed for execution by Matinee MediaMMC and USFR. On February 19, 2007, USFR informed MMC that USFR would not execute the merger agreement or otherwise proceed with the merger with MMC. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, MMC filed a lawsuit against USFR and the USFR lenders. The lawsuit claims, among other things, that USFR and its lenders fraudulently used MMC's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. MMC is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by MMC for the benefit of the USFR lenders and a constructive trust in favor of MMC on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. MMC has proceeded to obtain depositions in the case and intends to continue to vigorously pursue its claims in the lawsuit.

        In connection with the warrants issued in April 2006, the parties entered into a registration rights agreement which does not become effective until the merger with Filtering that requires MMC to use its best efforts to make a registration statement declared effective. At such time a registration statement is not declared effective MMC may be subject to liquidated damages. Once the registration rights agreement becomes effective, MMC will evaluate its exposure under the guidance in EITF 06-07.

5. MARFA PUBLIC RADIO CORPORATION

        MPR is a non-profit organization created to provide national public radio (NPR) to far west Texas. In order to assist in the construction and initial launch of MPR, MMC has provided services and funding to MPR. MMC expects to utilize the station granted to Marfa, Texas for MPR and the NPR broadcast. MMC also assisted MPR in obtaining a grant from the U.S. Department of Commerce to assist in the construction of the station. The grant of $432,923 was awarded to MPR on September 22, 2005, but funding is still pending. From October, 2005 to December 2006, MMC funded $941,561 to MPR for construction and operating costs. It is expected that the proceeds from the grant will be used to refund a portion of the funded amount and the balance will be contributed to MPR as a donation. Therefore, as of December 31, 2006, MMC had reserved for all of the accounts receivable from MPR of $462,710, and $39,209 of the notes receivable and accrued interest, so that the total amount due from MPR was equal to the grant amount. MMC expects that it will continue to work with MPR in the future, including possibly producing radio content for use by Marfa Public Radio or distributing content created by MPR.

        In August 2007, Matinee Radio agreed to donate the construction permit granted to Marfa, Texas to MPR. The cost to obtain the construction permit from the FCC by Matinee Radio was $215,250. In addition, a $35,000 voluntary contribution to the US Treasury by Matinee Radio in connection with a consent decree entered into between Matinee Radio and the FCC related to the Marfa construction permit. This payment was accrued for as of December 31, 2006 and paid in Aug. 2007. In July, 2007 the final payment for the construction permit was made in the amount of $177,940. Therefore, it is expected that the construction permit will be donated to MPR during the fourth quarter of 2007 upon funding of the grant proceeds, as FCC approval of the transfer of license to MPR as been granted.

Matinee Media Corporation
(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$3,595,776	$902,455
Time deposits	199,742	—
Accounts receivable—related parties	43,398	996
Prepaid expenses and other current assets	198,278	1,198,906
Notes receivable	432,923	—

Total current assets	4,470,117	2,102,357
Property and equipment, net	72,515	40,440
Intangible assets	4,635,314	1,320,036
Other assets	200,027	—

Total Assets	$9,377,973	$3,462,833

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$141,213	$108,748
Accounts payable—related party	—	18,098
Accrued expenses and other liabilities	127,358	118,703
Convertible notes payable	—	2,530,417

Total current liabilities	268,571	2,775,966
Long-term notes payable to stockholders	956,162	911,003

Total Liabilities	1,224,733	3,686,969
Non-controlling interest	—	128,397
Stockholders' equity
Common stock, no par value, 25,000,000 shares authorized; 13,924,040 and 9,375,000 issued and outstanding as of December 31, 2006 and 2005, respectively	—	—
Additional paid-in capital	12,535,574	1,000
Subscription receivable	(1,000)	(1,000)
Accumulated deficit during the development stage	(4,381,334)	(352,533)

Total stockholders' equity (deficit)	8,153,240	(352,533)

Total Liabilities and Stockholders' Equity	$9,377,973	$3,462,833

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation
(A Development Stage Company)

Consolidated Statements of Operations

	Year ended December 31, 2006	October 12, 2005 (Inception) Through December 31, 2005	Period October 12, 2005 (Inception) Through December 31, 2006
Total revenue	$—	—	—

Expenses
Compensation and benefits	2,906,857	6,327	2,913,184
Legal fees	367,499	106,771	474,270
Other professional services	177,348	145,479	322,827
Marfa Public Radio contribution	473,068	28,851	501,919
Travel and entertainment	161,403	4,934	166,337
General and administrative	198,122	38,120	236,242
Depreciation and amortization	20,468	—	20,468

Total expenses	4,304,765	330,482	4,635,247

Operating loss	(4,304,765)	(330,482)	(4,635,247)
Interest and other income	244,946	4,179	249,125
Interest expense	(97,379)	(42,084)	(139,463)

Net loss	(4,157,198)	(368,387)	(4,525,585)
Net loss attributable to non-controlling interest	(128,397)	(15,854)	(144,251)

Consolidated net loss	$(4,028,801)	$(352,533)	$(4,381,334)

Net loss per share available to common stockholders	$(0.31)	$(0.04)

Shares used in computing net loss share available to common stockholders, basic and dilute	12,777,433	9,375,000

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation
(A Development Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)

					Accumulated Deficit During the Development Stage
	Common Stock
			Additional Paid-In Capital	Subscription Receivable
	Shares	Amount				Totals
Balance, October 12, 2005 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock	9,375,000		1,000	(1,000)	—
Net loss					(352,533)	(352,533)

Balance, December 31, 2005	9,375,000	$—	$1,000	$(1,000)	$(352,533)	$(352,533)

Shares issued upon conversion of debt	1,512,636		2,582,083			2,582,083
Issuance of common stock for cash net of stock issuance costs	3,036,404		4,709,402			4,709,402
Stock option expense			1,977,986			1,977,986
Warrants issued with common stock			3,265,103			3,265,103
Net loss					(4,028,801)	(4,028,801)

Balance, December 31, 2006	13,924,040	$—	$12,535,574	$(1,000)	$(4,381,334)	$8,153,240

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year ended December, 31, 2006	Period ended December 31, 2005	Period October 12, 2005 (Inception) through December 31, 2006
Cash flows from operating activities
Net loss	$(4,028,801)	$(352,533)	$(4,381,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,468	—	20,468
Marfa Public Radio contribution	473,068	28,851	501,919
Non-controlling interest	(128,397)	(15,854)	(144,251)
Stock option expense	1,977,986	—	1,977,986
Changes in operating assets and liabilities
Accounts receivable—related party	(476,261)	(29,847)	(506,108)
Prepaid expenses and other assets	978,498	(1,184,546)	(206,048)
Accounts payable	32,465	108,748	141,213
Accounts payable—related party	(18,098)	18,098	—
Accrued expenses and other liabilities	105,482	161,451	266,933

Net cash used in operating activities	$(1,063,590)	$(1,265,632)	$(2,329,222)
Cash flows from investing activities
Purchases of property and equipment	(52,544)	(40,440)	(92,984)
Matinee Radio net activity assumed in connection with FIN 46 consolidation	—	(258,392)	(258,392)
Proceeds provided for notes receivable	(450,000)	—	(450,000)
Purchases of intangible assets	(3,315,280)	(33,081)	(3,348,361)
Cash paid for CWIP	(150,027)	—	(150,027)
Cash paid for film productions	(50,000)	—	(50,000)

Net cash used in investing activities	$(4,017,851)	$(331,913)	$(4,349,764)
Cash flows from financing activities
Proceeds from convertible notes	—	2,500,000	2,500,000
Proceeds from sale of stock	7,974,504	—	7,974,504

Net cash provided by financing activities	$7,974,504	$2,500,000	$10,474,504
Net increase in cash and cash equivalents	2,893,063	$902,455	3,795,518
Cash and cash equivalents, beginning of year	902,455	—	—

Cash and cash equivalents, end of year	$3,795,518	$902,455	$3,795,518

Supplemental Information:
Interest paid	—	6,098
Conversion of convertible notes to common stock	2,582,084	—

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2006 and 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

        Matinee Media Corporation (MMC) was incorporated in Texas on October 12, 2005. MMC's primary business activities include the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the Federal Communications Commission (FCC). As of December 31, 2006 MMC has entered into option agreements to purchase, subject to prior FCC approval, 25 FM construction permits in California, Arizona, New Mexico, Texas, Iowa, Illinois, Mississippi and Georgia. MMC's acquisition strategy is focused on acquiring interests in FM radio construction permits and broadcast licenses for frequencies granted to smaller communities located near larger metropolitan areas, and which MMC believes can be developed in a manner that will increase coverage to include that larger metropolitan area. MMC believes that the larger population coverage resulting from such development will result in a significant increase in the value of the permits.

        MMC intends to acquire additional FM construction permits through direct or indirect participation in future FCC permit auctions. It also expects to seek non-auction acquisition opportunities, such as purchasing small market radio stations from others who have received the construction permits from the FCC but who may be unable to realize the value of the permit because of inadequate financing, inability to complete construction or other factors. MMC undertakes the tasks to technically modify the authorized power and transmitter location of a particular construction permit to provide increased signal coverage over larger markets. MMC expects that it will then resell its interest in the radio station. MMC may sell a radio station, or assign its rights to purchase the construction permit relating to a radio station, at any point during the permitting, construction or operation process, depending on when it believes it will generate the greatest return. As a result, MMC may operate radio stations it develops or owns for a period of time, but does not expect to generate any significant revenue or profit from station operations in the near term. However, MMC is exploring a long-term business model that it expects will provide a predictable, recurring revenue stream while minimizing the risk, expense and income fluctuation typically associated with day-to-day radio station operation and may retain some of the radio stations acquired to implement this business model.

        Through Matinee Productions Corporation (MPC), a wholly-owned subsidiary, MMC has invested in a full length, independently produced film and subsequent to December 31, 2006 has also invested in a documentary film. MMC may also explore opportunities to expand into print media or the film or music industries through additional direct investment, joint ventures or other relationships. MMC does not expect that any of the investments involved in these activities will be in material amounts, or will result in material revenues to MMC, in relation to our primary business activities.

  Basis of Presentation

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. MMC bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. These estimates and assumptions are routinely evaluated. Actual results may differ from these estimates.

        MMC is a development stage enterprise, as defined in Statement of Financial Accounting Standard No. 7. Accordingly, the statement of expenses, statement of cash flows and statement of shareholders equity include activity since the date of inception. See "Nature of Business" above for activities of the development stage enterprise.

  Principles of Consolidation

        The accompanying consolidated financial statements for the year ended December 31, 2006 includes the results of MMC and its wholly-owned subsidiary, MPC. MPC was formed in November 2006. For the period ended December 31, 2005, the consolidated financial statements also include results of Matinee Radio, LLC, and Ace Radio Corporation. MMC and the consolidated entities are collectively referred to herein as MMC. All significant inter-company accounts and transactions have been eliminated in consolidation.

        In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, which addresses consolidation by business enterprises of variable interest entities (VIEs). VIEs created after January 1, 2004, must be accounted for under FIN 46(R). FIN 46(R) requires consolidation of an entity if a company is subject to a majority of the risk of loss from the VIE's activities or is entitled to receive a majority of the entity's residual returns, or both. A company that consolidates a VIE is known as the primary beneficiary of that entity. FIN 46(R) requires the primary beneficiary of a VIE to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability company, trust or any other legal entity used to conduct activities or hold assets that either (a) has an insufficient amount of equity to carry out its principal activities without additional financial support, (b) has a group of equity owners that are unable to make significant decisions about its activities, or (c) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. MMC adopted FIN 46 upon inception in 2005. The impact of consolidating the VIEs on MMC's consolidated balance sheet at December 31, 2006 and 2005 was an increase in assets of approximately $886,000 and $1,070,000 and an increase in liabilities of approximately $1,070,000 and $940,000, net of inter-company eliminations, respectively. Creditors of the VIEs have no recourse to the general credit of MMC.

  Cash and Cash Equivalents

        For purposes of the statement of cash flows, MMC considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Accounts Receivable—Related Parties

        As of December 31, 2006 accounts receivable from related parties consists of $8,179 from MMC's CEO, $32,469 from James Falcon, a shareholder, and $2,750 from Palm Broadcasting Company, a company owned by two shareholders, including MMC's CEO. As of December 31, 2005, accounts receivable from affiliated parties consisted of $996 from Palm. The receivable from MMC's CEO was paid in full in November 2007.

  Notes Receivable

        MMC had notes receivable from Marfa Public Radio Corporation (MPR) in the amount of $432,923 as of December 31, 2006. MPR has been approved for a grant from the Department of Commerce for a portion of the construction cost associated with building a radio station that will serve as a National Public Radio (NPR) affiliate. The grant amount is equal to the notes receivable balance due MMC. The grant proceeds are required to be used to fund the purchase of equipment for the station. Proceeds from the notes receivable were used by MPR to purchase equipment, therefore, the grant proceeds expected to be used to payoff the notes receivable balance, which is expected to occur by the end of 2007. Interest accrual on the notes was suspended as of December 31, 2006 due to the ability to collect any additional amounts from MPR beyond the grant amount. See Note 11—Marfa Public Radio Corporation

        Notes receivable are recorded at the stated value of the note or such lower amount that has been drawn down to date. Interest on the notes is recognized based on the terms of the respective agreements and generally accrued as interest receivable during the term of the note.

  Security Deposits

        Security deposits represent funds on deposit with the FCC as down payments for the winning bid prices for stations won in auction or an upfront payment to participate in an auction. The FCC requires an upfront payment in order to participate in an auction and also requires a down payment once a station is successfully won in auction. Prior to 2007, the down payment held the station with the FCC until the construction permit was granted. However, in 2007 the FCC altered the rules, requiring that the full amount of the winning bid price be funded to the FCC generally within 30 days after the closing of an auction.

  Equipment, Furnishings & Fixtures

        Equipment, furnishings and fixtures are stated at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three to seven years.

  Intangible Assets

        Intangible assets consist of FCC construction permits or licenses. MMC's intangible assets are considered indefinite-lived assets and are not subject to amortization, but are tested for impairment at least annually in accordance with FAS 142. MMC analyzes its intangible assets for impairment by relying primarily on a discounted cash flow approach assuming a start-up scenario in which the only assets held by an investor are FCC licenses. The assumptions used to build the discounted cash flow approach included but are not limited to (1) a forecasted growth rate of each radio market, including population, household income and other items impacting advertising expenditures, (2) estimated capital contributions incurred during the development stage and a (3) risk adjusted discount rate. MMC intends to develop these construction permits and licenses in order to sell the to third party broadcasters.

  Other Assets

        MMC holds construction permits and the rights to acquire, subsequent to FCC approval, construction permits. MMC incurs legal, consulting and other fees, as well as construction costs, in the process of preparing these assets for eventual sale to a third party. These costs are generally capitalized and included in the basis of the right to purchase the construction permit held for sale.

  Revenue Recognition

        Revenue is expected to be derived from the sale of rights to purchase FCC construction permits or FCC licenses. Revenue will be recognized when the sale of such rights or licenses is consummated, generally upon receipt of sales proceeds or other transfer of such rights or licenses to a third party.

  Income Taxes

        MMC recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. MMC provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

  Basic and Diluted Net Loss Per Share

        Basic and diluted earnings per share are calculated in accordance with Statement of Financial Accounting Standard No. 128, "Earnings Per Share." Basic earnings per share is computed based on the weighted average number of common shares outstanding during the period the calculation is made, divided into the net income applicable to common stockholders. Diluted earnings per share is computed based on the weighted average number of common shares and diluted common stock equivalents shares for stock options and warrants outstanding during the period the calculation is made, divided into the net income applicable to common stockholders. The number of common stock equivalents excluded from the weighted average shares calculation because of their "anti-dilutive" effect is 4,433,735.

  Recently Issued Accounting Pronouncements

        FASB Interpretation No. 48—In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which supplements SFAS No. 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is "more-likely-than-not" to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. MMC has evaluated the impact of the adoption of FIN 48, and does not believe the impact will be significant to MMC's overall results of operations or financial position.

        SFAS No. 157—In September 2006, the FASB issued Statement 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. MMC has evaluated the impact of the adoption of SFAS 157, and does not believe the impact will be significant to MMC's overall results of operations or financial position.

  Stock Based Compensation

        In December 2004, the FASB released its final revised standard, Statement of Financial Accounting Standards No. 123R, "Share-Based Payments." SFAS 123R requires that an entity measure the cost of equity-based awards using the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. An entity will initially measure the cost of liability-based service awards using its current fair value; the fair value of that award will be measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over the period.

        Effective January 1, 2006, MMC adopted the provisions of SFAS 123R requiring that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity award). MMC also followed the disclosure requirements of Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation", as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure".

        There was $1,977,985 of compensation cost related to stock options recognized in operating results in 2006. There were no stock options granted during therefore no compensation cost was recognized in 2005 and no proforma disclosures required.

        The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatility is based on rates used by four public companies chosen as MMC's comparables in the same industry based on industry and development stage. MMC used the simplified method to derive an expected term. The expected term represents an estimate of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the five-year treasury bond rate in effect at the time of grant. The following table sets forth the assumptions used to determine compensation cost for our stock options consistent with the requirements of SFAS 123R:

Year ended December 31, 2006
Expected volatility	115.56%
Expected annual dividend yield	0.00%
Risk free rate of return	4.68 - 4.87%
Expected option term (years)	5.24 - 5.46

2. FCC FM STATION CONSTRUCTION PERMITS

        See also note 10—Related Party Transactions.

        As of December 31, 2006, MMC has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, James Falcon, for which MMC has paid $10 each. Mr. Falcon was the winning bidder for the listed permits in Auction 37 conducted in December 2004 and has acquired the contstuction permits from the FCC at various dates subsequent to the close of the auction. The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee. The construction permits have a three year term with the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Rio Grande City, TX	Original App	95.1	A	McAllen, TX	120,000	$838,500	$877,948
Seymour, TX	CP	92.3	C2	Wichita Falls, TX	142,000	$107,250	$112,296
Knox City, TX	CP	107.3	A	N/A	17,708	$87,100	$91,198
Pleasant Valley, TX	CP	98.7	A	Wichita Falls, TX	142,000	$80,600	$84,392
Olney, TX	App	104.3	C2	Metro Ft. Worth, TX	150,000	$95,550	$100,045
Grape Creek, TX	App***	104.5	C2	San Angelo, TX	106,000	$222,300	$232,758
Wellington, TX	CP	98.5	C3	Childress, TX	26,868	$102,700	$107,532
Eldorado, OK	CP	96.9	C3	Altus, OK	59,802	$102,700	$107,532

*
Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and "build out" the permit.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C2 allotment and a change in the city of license.

        As of December 31, 2006, MMC also has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, Matinee Radio, for which MMC has paid $10 each. Matinee Radio was the winning bidder for the listed permits in Auction 37 conducted in December 2004 and has acquired the contstuction permits from the FCC at various dates subsequent to the close of the auction. The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee. The construction permits have a three year term with the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Albany, TX	CP	98.9	C3	Abilene, TX	115,930	$252,750	$261,919
Goldsmith, TX	CP	94.7	A	Midland/Odessa, TX	165,425	$347,250	$381,137
Camden, TX	App***	98.1	C3	Lufkin, TX	169,139	$337,500	$344,682
Magdalena, NM	CP	95.9	C1	Albuquerque, NM	463,993	$321,000	$327,973
Marfa, TX	App****	93.5	C1	West Texas	30,000	$215,250	$215,250

*
Auction bids are net of 25% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 25% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and "build out" the permit.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment and a change in the city of license.

****
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C1 allotment. On July 25, 2007 the FCC issued the "ready to grant" public notice for this application.

        As of December 31, 2006, MMC has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, Ace Radio, for which MMC has paid $10 each. Ace Radio was the winning bidder for the listed permits in Auction 62 conducted in January 2006 and has acquired the contstuction permits from the FCC at various dates subsequent to the close of the auction. The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee. The construction permits have a three year term with the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Erie, IL	Original App	105.5	A	Quad Cities, IA-IL	300,000	$118,300	$131,185
Cazadero, CA	License	106.3	A	Santa Rosa, CA	265,000	$172,900	$253,171
Morristown, AZ	CP	99.5	C2	Phoenix, AZ	2,100,000	$1,452,100	$1,493,832
Gallup, NM	CP	101.5	C1	Gallup, NM	108,000	$78,000	$84,887
Mertzon, TX	App***	101.1	A	San Angelo, TX	150,000	$309,400	$318,535
Coalinga, CA	CP	97.3	A	Fresno, CA	950,000	$309,400	$321,248
Dunkerton, IA	CP	103.9	A	Waterloo/Cedar Falls, IA	195,000	$295,750	$313,554
Waynesboro, GA	Original App	92.9	A	Augusta, GA	200,000	$130,000	$148,520
Lost Hills, CA	CP	105.7	B1	Bakersfield, CA	215,000	$248,950	$265,201
New Albany, MS	CP	101.5	A	Tupelo, MS	185,000	$190,450	$208,187
Santa Anna, TX	CP	105.5	C3	Brownwood, TX	50,000	$127,400	$138,798
New Augusta, MS	CP	101.7	A	Hattiesburg, MS	140,000	$407,550	$420,464

*
Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**
The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and "build out" the permit.

***
The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment.

3. EQUIPMENT, FURNISHINGS and FIXTURES

        Equipment, furnishings and fixtures are carried at cost less accumulated depreciation and consist of the following as of December 31, 2006 and 2005:

	2006	2005
Equipment, Furnishings & Fixtures:
Computer, Equipment & Software	$21,055	$4,645
Furnishings & Fixtures	25,942	17,644
Leasehold Improvements	45,986	18,150

Total	92,983	40,439
Less: Accumulated Depreciation	(20,468)	—

Total	$72,515	$40,439

        Depreciation expense for the periods ending December 31, 2006 and 2005 was $20,468 and $0, respectively.

4. DEBT

  Convertible Notes Conversion

        In November and December 2005, MMC borrowed $2,500,000 under numerous convertible notes with a conversion price of $1.71 per share. The notes had identical terms, other than their respective interest accrual dates, which were based on the funding date of each note. The notes bore interest at 8%. MMC accrued interest on the notes of $30,417 through December 31, 2005 and an additional $51,666 during 2006.

        In April 2006, these notes and accrued interest, totaling $2,582,083, were converted into 1,512,636 shares of common stock at an approximate price of $1.71 per share. In addition, when converted, each holder received warrants to purchase one share of common stock for every two shares of common stock issued upon conversion, at an exercise price of $3.50, for a term of five years. See "Warrants" below.

  Long-term Notes Payable to Stockholders

        Long-term notes payable to shareholders consist of aggregate amounts of $956,162 and $911,002 as of December 31, 2006 and 2005, respectively. These amounts were originally borrowed during 2004 and 2005 by Matinee Radio from two founding members of Matinee Radio and one third party to Matinee Radio. The principal balances of the three notes are $344,090, $224,565 and $322,170 as of December 31, 2006, with maturity dates of September 15, 2009, September 15, 2009 and October 1, 2010, respectively. The notes do not contain demand provisions, therefore, are presented as long-term.

The notes bear interest at a rate of 5% per annum and MMC has accrued interest of $65,337 and $20,177 as of December 31, 2006 and 2005, respectively.

Year-End	Principal Amount Due
2007	$0
2008	0
2009	568,655
2010	322,170

5. EMPLOYEE BENEFITS PLAN

        In September 2006, MMC established a 401(k) plan that covers all employees after 30 days of service. Employees may elect to contribute a portion of their annual salary, subject to the Internal Revenue Code maximum limitations. The plan provides for employer matching of 100% of employee contributions up to 3% of the employee's base salary and 50% of employee's contributions in excess of 3%, but not more than 5% of the employee's base salary. MMC made contributions to the plan of $9,958 for 2006.

6. STOCKHOLDERS' EQUITY

  Common Stock

        In April 2006, MMC sold 3,036,404 common shares for $8,635,550, at $2.844 per share, with $661,046 in offering expenses. Additional costs included warrants for 2,611,159 additional shares at an exercise price of $3.50 for a term of five years. The proceeds of the offering were allocated based on the relative fair market value of the common stock issued in relation to the equity raise and the warrants The relative fair market value of the warrants was $3,265,103. Black-Scholes was used to estimate the fair market value of the warrants.

        In addition, convertible note holders converted $2,582,083 of the notes, including accrued interest, into 1,512,636 shares at approximately $1.71 per share.

        MMC has reserved 1,210,786 shares of its common stock for issuance in conjunction with a potential reverse merger to take place in 2007.

  Stock Options

        In April 2006 MMC adopted the Matinee Media Corporation 2006 Long-Term Incentive Plan. MMC initially reserved 2,500,000 shares of common stock for issuance to officers and other selected employees, non-employee members of the board of directors, consultants and other independent advisors. The exercise price, term and other conditions applicable to each stock option granted under the plan are generally determined by the board of directors. The exercise price of stock options is set on the grant date and may not be less than the fair market value per share of MMC's common stock on that date. During 2006, MMC granted options to purchase 1,867,133 shares of common stock.

        In April 2006, MMC issued 1,597,133 options to certain employees and consultants at an exercise price of $2.84. The options issued to employees and consultants in April 2006 vested 30% at date of grant and the remaining 70% vests over 24 months from the date of grant. In August 2006, MMC issued 70,000 options to additional employees and consultants at an exercise price of $2.84. The options granted to the additional employees vest equally over 24 months from the date of grant. In September, MMC issued 200,000 options to directors at an exercise price of $2.84. 50% of the options granted to the directors vest at the date of grant and the remaining 50% vest one year from the date of grant. All of the options will expire ten years from date of grant.

        There was $1,977,986 of compensation cost related to stock options recognized in operating results during 2006. $1,604,116 remains to be recognized in future periods.

        The following table summarizes information about stock option activity from inception through December 31, 2006:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($)
2005

Outstanding at December 31, 2005	—	$—	—	$—

2006
Granted	1,867,133	$2.844	10	$5,310,126

Outstanding at December 31, 2006	1,867,133	$2.844	10	$5,310,126

Exercisable at December 31, 2006	1,031,754

        The weighted average exercise price of options granted during 2006 was $2.84. During the year ended December 31, 2006, no options were exercised. The following table summarizes information about non-vested stock option awards from inception through December 31, 2006.

	Number of Options	Weighted Average Grant Date Fair Value
2005

Non-vested at December 31, 2005	—

2006
Granted	1,867,133	$2.844
Vested	(1,031,754)	$2.844

Non-vested at December 31, 2006	835,379	$2.844

        At December 31, 2006, there was $1,604,116 of total unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 2 years. There were 1,031,754 options that became vested during 2006.

        The following table shows information about outstanding stock options at December 31, 2006:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$2.844	1,867,133	9 years	$2.844	1,031,754	$2.844

7. COMMITMENTS AND CONTINGENCIES

  Lease Agreement

        MMC has entered into a ease agreement for its corporate office. The lease agreement was entered into for a period of 56 months, with a termination date no later than November 15, 2009. MMC has also entered into a sublease for additional corporate office space. The sublease has a term from April 15, 2006 to May 13, 2013. The lease and sublease are subject to base rental payments, plus operating expenses, which are subject to change on an annual basis. Rental payments are charged to operating expense. Total rent expense was $49,889 and $9,051 for 2006 and 2005, respectively.

        At December 31, 2006, future minimum payments on operating leases were as follows:

2006
2007	60,404
2008	61,434
2009	42,903
2010	24,372
2011	24,372
Thereafter	34,527

Total	$248,012

  FCC Bidding Credits

        When a party acquires construction permits at auction, the auction bids may be made net of bidding credits awarded by the FCC to parties without attributable interests in media properties. If the acquirer sells the permit to another party within five years after acquiring the permit, all or a portion of the credit may be reimbursable to the FCC. If this is the case, the option price paid by the auction winning bidder will be increased to the extent the permittee is required to reimburse the FCC. Matinee Radio and Ace Radio qualified for bidding credits in FCC Auction 37 and Action 62, respectively. The bidding credits awarded to Matinee Radio total $491,250 and the bidding credits awarded to Ace Radio total $2,067,800.

8. INCOME TAXES

        At December 31, 2006, MMC had federal net operating loss carryforwards of approximately $1,728,000 that will begin expiring in 2025, if not utilized.

        Utilization of the net operating loss carryforwards may be subject to an annual limitation due to the "change of ownership" provisions of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss before utilization.

        A valuation allowance has been provided to offset the deferred tax assets due to the uncertainties regarding the future realization of net operating loss carryforwards and other deferred tax assets. The valuation allowance increased by $1,310,905 during the year.

9. RISKS AND UNCERTAINTIES

  USFR Litigation

        On October 5, 2006, MMC agreed to merge with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group). On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas and in anticipation of finalizing a merger agreement MMC agreed to pledge all of its interests in 24 option agreements to purchase FM radio station construction permits.

        On February 16, 2007, a merger agreement was completed for execution by Matinee MediaMMC and USFR. On February 19, 2007, USFR informed MMC that USFR would not execute the merger agreement or otherwise proceed with the merger with MMC. USFR gave no reason for its decision to not move forward with the merger. On March 2, 2007, MMC filed a lawsuit against USFR and the USFR lenders. The lawsuit claims, among other things, that USFR and its lenders fraudulently used MMC's assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger. MMC is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by MMC for the benefit of the USFR lenders and a constructive trust in favor of MMC on KTBU. On April 2, 2007, the defendants filed a general denial to the lawsuit. MMC intends to vigorously pursue its claims in the lawsuit.

10. RELATED PARTY TRANSACTIONS

  Matinee Radio, LLC

        MMC has options with Matinee Radio to purchase five construction permits acquired by Matinee Radio in FCC Auction No. 37. Matinee Radio is owned in part by MMC shareholders. See note 2 for details.

        In addition, as of December 31, 2006, MMC has advanced $353,443, including interest, to Matinee Radio to fund a portion of the winning bid prices of the permits noted above and related fees and expenses for Matinee Radio to obtain those construction permits from the FCC. If not repaid sooner this amount is expected to be repaid with proceeds from the sale(s) of the permits. The advanced amount and related accrued interest has been eliminated upon consolidation.

  Ace Radio Corporation

        In March 2006, MMC entered into option agreements for the exclusive right to purchase 12 FCC FM radio station construction permits from Ace Radio. Ace Radio was the winning bidder in the January 2006 FCC Auction of FM Broadcast Construction Permits (Auction No. 62) for the 12 construction permits. A majority of Ace Radio is owned by Mr. Steven Hackerman, an MMC shareholder, with the remainder owned by a company whose majority owner is the mother of MMC's CEO. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process.

        On February 9, 2006, MMC extended a line of credit to Ace Radio to fund Ace Radio's FCC winning bid prices as the above construction permits are granted by the FCC. The principal amount of the line of credit was $4,500,000 and bears interest at 7% per annum. The maturity date of the line of credit is March 1, 2008. As of December 31, 2006, the outstanding principal amount of the line of credit was $3,679,243, plus accrued interest of $110,513. The line of credit and related accrued interest has been eliminated upon consolidation.

  Palm Broadcasting Company

        Palm Broadcasting Company is owned by Robert Walker, MMC's CEO, and William Smith, an MMC shareholder. During 2006, MMC advanced $2,750 to Palm for the payment of Palm business expenses. As of December 31, 2006, this amount remained outstanding. As of December 31, 2005, $996 was outstanding from Palm.

  James Falcon, shareholder

        MMC has options with James Falcon to purchase eight construction permits acquired by Mr. Falcon in FCC Auction No. 37. Mr. Falcon is an MMC shareholder. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process.

  Stephen Hackerman, Robert Walker's (CEO, MMC) brother-in-law

        Stephen Hackerman is the president, sole director and majority shareholder of Ace Radio. Mr. Hackerman is also Robert Walker's brother-in-law and an MMC shareholder. In December 2005, MMC loaned $1,105,000 to Mr. Hackerman. Mr. Hackerman requested that the draw be funded directly to Ace Radio to be used as the down payment for FCC Auction 62. On February 9, 2006, MMC extended a $4,500,000 line of credit to Ace Radio. Ace Radio assumed Hackerman's loan including accrued interest totaling $1,120,255, as part of the initial draw on the line of credit. As of December 31, 2005, amounts due from Mr. Hackerman to MMC have been eliminated in connection with the consolidation, under FIN 46, of Ace Radio, which in turn had a liability recorded to Mr. Hackerman for the same amount. No amounts were outstanding directly to Mr. Hackerman as of December 31, 2006. See above discussion regarding Ace Radio.

11. MARFA PUBLIC RADIO CORPORATION

        MPR is a non-profit organization created to provide national public radio (NPR) to far west Texas. In order to assist in the construction and initial launch of MPR, MMC has provided services and funding to MPR. MMC expects to utilize the station granted to Marfa, Texas for MPR and the NPR broadcast. MMC also assisted MPR in obtaining a grant from the U.S. Department of Commerce to assist in the construction of the station. The grant of $432,923 was awarded to MPR on September 22, 2005 but funding is still pending. From October 2005 to December 2006, MMC funded $941,561 to MPR for construction and operating costs. It is expected that the proceeds from the grant will be used to refund a portion of the funded amount and the balance will be contributed to MPR as a donation. Therefore, as of December 31, 2006, MMC had reserved for all of the accounts receivable from MPR of $462,710, and $39,209 of the notes receivable and accrued interest, so that the total amount due from MPR was equal to the grant amount. As of December 31, 2005, MMC reserved for $28,851 of amounts funded to MPR during 2005 and therefore reflected no outstanding balances due at the end of the period. MMC expects that it will continue to work with MPR in the future, including possibly producing radio content for use by Marfa Public Radio or distributing content created by MPR.

12. SUBSEQUENT EVENTS

  Able Radio Corporation and FCC Auction #70

        In March 2007, Ace Radio through a wholly-owned subsidiary, Able Radio Corporation, participated in FCC Auction 70. This auction included approximately 120 FM radio station signals from markets across the country. Able Radio was the eventual winning bidder in two of these markets, Aguila, Arizona and Balmorhea, Texas. The winning bid prices for these markets were $1,659,000 and $40,000, respectively. In April 2007, MMC agreed to increase the line of credit with Ace Radio to $7,500,000 in order to fund these winning bid amounts and allow for future funding capacity for construction, legal and other costs associated with the build-out of these signals.

  MPR Donation Agreement

        In August 2007, MMC agreed to donate the construction permit granted to Marfa, Texas to MPR. The cost to obtain the construction permit from the FCC by Matinee Radio was $215,250. In addition, a $35,000 voluntary contribution to the US Treasury by Matinee Radio in connection with a consent decree entered into between Matinee Radio and the FCC related to the Marfa construction permit. This payment was accrued as of December 31, 2006 and paid in August 2007. In July, 2007 the final payment for the construction permit was for $177,940. Therefore, it is expected that the construction permit will be donated to MPR during the fourth quarter of 2007, upon FCC approval of the transfer of license.

  Warrant Repricing and Exercise Offer

        In May 2007, MMC offered its holders of warrants to purchase its common stock for $3.50 per share the right to exercise those warrants at a reduced price of $2.844 per share for a limited period of time. The re-pricing only applied to warrants actually exercised before the termination of the offer. Proceeds from the warrant exercises were to be used to fund construction and build-out of optioned radio properties and for general corporate purposes. In May and June 2007, MMC received proceeds from the warrant re-pricing and exercise offer of $126,720, from the exercise of warrants to purchase 44,557 shares of common stock.

  Sales Transaction

        On November 15, 2007, Ace Radio closed on the sale of its license granted to Cazadero, CA to Redwood Empire Stereocasters(Redwood), which was approved by the FCC on November 1, 2007. The license was sold for $2.9 million; $2.6 million in cash and $300,000 in a note payable, which bears interest at 6% per annum and is payable in two equal annual installments of $150,000. In addition, Ace Radio and Redwood signed a Local Marketing Agreement allowing Redwood to provide programming on the Cazadero, CA signal effective October 1, 2007 through the closing date of the sale.

  Line of Credit

        On August 6, 2007, MMC entered into an arrangement with Robert Walker, our President and Chief Executive Officer, and Katy Walker, Robert Walker's spouse, under which MMC may borrow amounts under a line of credit to cover operating expenses and capital needs. The principal amount of the line of credit is $500,000 and bears interest at 10% per annum. The maturity date of the line of credit is December 31, 2007. MMC borrowed up to $225,000 on the line of credit from August 7, 2007 to December 4, 2007, at which time the remaining principal balance, plus accrued interest of $5,379, was fully paid. Therefore, as of December 6, 2007, there was no outstanding principal balance on the line of credit.

  Promissory Note

        On September 26, 2007, MMC borrowed $350,000 from JMG Capital Partners, an MMC shareholder. The promissory note bears interest at 12% per annum and matures on November 22, 2007, five business days following the sales transaction between Ace Radio and Redwood for the Cazadero, CA property. The Promissory note is collateralized by the option agreements to purchase the Cazadero, CA and Morristown, AZ properties. The note was paid-in full, including accrued interest of $5,950, on November 16, 2007. Proceeds from the promissory note were used by MMC for operating expenses and capital needs. In connection with the note, MMC agreed to reduce the exercise price of the warrants previously issued to JMG Capital under the April 2006 equity offering from $3.50 per share to $2.50 per share. Other than the change in the exercise price, all other terms and conditions of the original warrant remain unchanged.

  Periphery Partners L.P.

        In January 2007, MMC invested an additional $50,000 in Periphery Partners L.P., bringing its total equity investment to $100,000. In addition, from January, 2007 to June, 2007 MMC loaned Periphery Partners a total of $167,500 bearing interest at 10%.

ANNEX A-1

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER ("Merger Agreement") made this 13th day of April, 2006 by and among FILTERING ASSOCIATES, INC., ("FAI"), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the "FAI Stockholders"), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the "Company"), on the other hand.

Recitals:

        A.    The respective Boards of Directors of FAI and the Company have determined that a merger of the Company with and into FAI (the "Merger"), with FAI being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which the shares of the Company's common stock, no par value ("Company Stock"), issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03), other than Dissenting Shares (as defined in Section 2.01(d)), will be converted into the number of shares of Common Stock of FAI determined by application of the Exchange Ratio (defined below).

        B.    FAI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        C.    For federal income tax purposes, the parties intend that the Merger shall qualify as a plan of reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

The Merger

        1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the "Nevada Merger Statute") and the Texas Business Corporation Act (the "Texas Merger Statute"), which shall govern the merger contemplated hereby, the Company shall be merged with and into FAI at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of the Company shall cease, and FAI shall continue as the surviving corporation (hereinafter sometimes referred to as "Public FAI") under the name "MATINEE MEDIA CORPORATION".

        1.02 Closing. Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the "Closing Date"), at the offices of the Company, Austin, Texas, unless another date, time or place is agreed to in writing by the parties hereto.

        1.03 Effective Time of Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI of this Agreement, the parties shall file with the Secretary of State of the State of Nevada articles of merger (the "Nevada Articles of Merger") in substantially the form attached hereto as Exhibit A, which shall amend the Articles of Incorporation of Public FAI to reflect the name change to "MATINEE MEDIA CORPORATION", and with the Secretary of State of the

A-1-1

State of Texas articles of merger (the "Texas Articles of Merger") in substantially the form attached hereto as Exhibit B, each executed in accordance with the relevant provisions of the Nevada Merger Statute or the Texas Merger Statute, as the case may be, and shall make all other filings or recordings required under the Nevada Merger Statute and the Texas Merger Statute. The Merger shall become effective at such time as the Nevada Articles of Merger are duly filed with the Secretary of State of the State of Nevada and the Texas Articles of Merger are duly filed with the Secretary of State of the State of Texas and a certificate of merger has been issued by each such Secretary of State, to the extent required by the Nevada Merger Statute or the Texas Merger Statute for the Merger to become effective, or at such later time as FAI and the Company shall agree, which time should be specified in the Nevada Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger"). FAI and the Company shall use reasonable efforts to have the Closing Date and the Effective Time of the Merger to be the same day.

        1.04 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Nevada Merger Statute and the Texas Merger Statute.

        1.05 Articles of Incorporation; Bylaws; Purposes.

          (a)   The Articles of Incorporation of FAI, as amended by the Nevada Articles of Merger, shall be the Articles of Incorporation of Public FAI until thereafter changed or amended as provided therein or by applicable law.

          (b)   The Bylaws of FAI in effect at the Effective Time of the Merger shall be the Bylaws of Public FAI until thereafter changed or amended as provided therein or by applicable law.

        1.06 Directors. The directors of the Company at the Effective Time of the Merger shall be the directors of Public FAI, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        1.07 Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of Public FAI, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        1.08 Stock Cancellation. On or before the Closing, FAI shall cause to be cancelled 1,665,272 shares of its outstanding Common Stock held by certain of its stockholders who hold restricted Common Stock and it shall transfer to such stockholders its existing business and related assets and liabilities in consideration of the cancellation of their FAI Common Stock. Such stockholders, by their signature below, agree to the cancellation of their stock as aforesaid and to the assumption of all liabilities of the FAI business. After the cancellation of these shares, the total outstanding shares of FAI as of immediately prior to the Effective Time of the Merger shall not exceed 1,207,728 shares of Common Stock, which as of immediately after the Effective Time of the Merger shall amount to no more than 8% of the total shares of Public FAI Common Stock then outstanding, after giving effect to the issuance of the Public FAI shares to the Company's shareholders in the Merger pursuant to this Agreement.

ARTICLE II

Effect of the Merger
on the Capital Stock
of the Constituent Corporations

        2.01 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of shares of Company Stock or of FAI Stock:

          (a)   FAI Stock. Each share of FAI Stock issued and outstanding immediately prior to the Effective Time of the Merger shall remain one share of Public FAI Common Stock, subject to

A-1-2

  adjustment as provided below ("FAI Exchange Ratio"). Certificates representing shares of FAI Stock shall be exchanged for certificates reflecting the name change to "Matinee Media Corporation" for that number of shares of Public FAI Common Stock held prior to the Effective Time of the Merger.

          (b)   Conversion of Company Stock. Except as otherwise provided herein, each issued and outstanding share of Company Stock shall be converted into one share of Public FAI Common Stock, subject to adjustment as provided below ("Company Exchange Ratio") so that upon such issuance the shareholders of the Company shall own no less than 92% and the shareholders of FAI shall own no more than 8% of the total shares of Public FAI Common Stock outstanding immediately after the Effective Time of the Merger. Certificates representing such number of shares of Company Stock shall be exchanged for certificates representing an equal number of shares of Public FAI Common Stock.

          (c)   Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of FAI Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in accordance with the Nevada Merger Statute ("Dissenting Shares") shall not be converted into a right to receive sharers of Public FAI Common Stock unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, each share of FAI Stock held by such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into the right to receive Public FAI Common Stock in accordance with this Section 2.01. FAI shall give prompt notice to the Company of any demands received by FAI for appraisal of shares of FAI Stock, and the Company shall have the right to participate in all negotiations and proceedings with respect to such demands. FAI shall not, except with the prior written consent of the Company, make any payment with respect to, or settle or offer to settle, any such demands.

          (d)   Cancellation and Retirement of Stock. As of the Effective Time of the Merger, all shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing shares of Public FAI Common Stock to be issued in consideration therefore upon surrender of such certificates in accordance with Section 2.04.

        2.02 Intentionally Deleted

        2.03 Company Securities.

          (a)   Assumption of Company Warrants. At the Effective Time of the Merger, each outstanding warrant or option to purchase Company Stock (each a "Company Warrant"), shall by virtue of the Merger be assumed by Public FAI and each employee stock incentive plan of the Company under which any Company Warrant may be granted (the "Company Plans") shall by virtue of the Merger be assumed by Public FAI. Each Company Warrant so assumed by Public FAI will continue to have, and be subject to, the same terms and conditions of such Company Warrant immediately prior to the Effective Time of the Merger and will be exercisable for that number of shares of Public FAI Common Stock equal to the number of Company Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time of the Merger and (ii) the per share exercise price for the shares of Public FAI Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the exercise price that would have been paid prior to the Effective Time of the Merger if the Company Warrant were exercised in full prior to the Effective Time of the Merger. Public FAI shall comply with the terms of all such Company

A-1-3

  Warrants and Company Plans. Public FAI shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Public FAI Common Stock for delivery upon exercise of all Company Warrants outstanding at the Effective Time of the Merger on the terms set forth in this Section 2.03 and all other shares of Public FAI Common Stock issuable under the Company Plans.

          (b)   Pre-Merger Increase in Issued and Outstanding Shares of Company Stock FAI acknowledges that the Company has entered into a securities purchase agreement pursuant to which, prior to the Effective Time of the Merger, the Company issued and sold to certain institutional and individual accredited investors shares of Company Stock and issued Company Warrants to purchase one share of Company Stock for every two shares of Company Stock issued to such investors, with an exercise price of $3.50 per share (the "Company Funding"). Upon the closing of the Company Funding, up to $2,500,000 in principal amount of the Company's convertible promissory notes (the "Bridge Notes"), plus accrued and unpaid interest thereon, automatically converted into shares of Company Stock at a conversion price of $1.707 per share, and Company Warrants to purchase one share of Company Stock for every two shares of Company Stock issued to the holders of the Bridge Notes, with an exercise price of $3.50 per share.

          (c)   Adjustment to Exchange Ratios. The Company Exchange Ratio set forth above in Section 2.01(b) is based on the assumption that the shareholders of FAI will own 8% of the outstanding Common Stock of Public FAI as of immediately after the Effective Time of the Merger. If necessary to maintain this percentage ownership immediately after the Effective Time of the Merger, the Company Exchange Ratio set forth in Section 2.01(b) or the FAI Exchange Ratio set forth in Section 2.01(a) shall be proportionately adjusted so as to achieve this 8% target for the FAI shareholders in the Merger.

ARTICLE III

Representations and Warranties

        3.01 Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered to FAI by the Company at the time of the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to FAI as follows:

          (a)   Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02) with respect to the Company. Attached as Schedule 3.01(a) of the Company Disclosure Schedule are complete and correct copies of the Articles of Incorporation and Bylaws of the Company, each as amended through the date of this Agreement.

          (b)   Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          (c)   Capital Structure. The authorized capital stock of the Company consists of 25,000,000 shares of Company Stock, of which 15,096,601 shares are issued and outstanding, including the securities issued in the Company Funding, as described in Schedule 3.01(c) of the Company Disclosure Schedule. Except as set forth in Schedule 3.01(c) of the Company Disclosure Schedule, as of the date hereof no other shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the

A-1-4

  Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, phantom equity or similar rights, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Schedule 3.01(c) of the Company Disclosure Schedule sets forth the ownership of the Company Stock. Except as set forth on Schedule 3.01(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or, to the best of the Company's knowledge, other agreements or arrangements with or among any security holders of the Company with respect to equity securities of the Company.

          (d)   Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the Merger. Subject to obtaining the Company Shareholder Approval (as defined in Section 3.01(o)), the execution and delivery of this Agreement by the Company and this Agreement, the merger and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect

A-1-5

  to this Agreement, for the filing of the Texas Articles of Merger with the Secretary of State of the State of Texas and the filing of the Nevada Articles of Merger with the Secretary of State of the State of Nevada.

          (e)   Absence of Certain Changes or Events. The Company was organized on October 13, 2005. The Company has provided FAI with the Company's unaudited balance sheet as of December 31, 2005. Since December 31, 2005, there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of FAI; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          (f)    Litigation; Labor Matters; Compliance with Laws.

            (i)    There is no suit, action or proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

            (ii)   The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its the best of its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

            (iii)  The Company is not in violation of any statute, law, regulation, ordinance, rule, judgment, order, decree or arbitration award applicable to the Company or its business.

          (g)   Benefit Plans. The Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans").

          (h)   Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          (i)    Tax Returns and Tax Payments. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and, to the best of the Company's

A-1-6

  knowledge, has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

          (j)    Environmental Matters. To the best of its knowledge, the Company is in compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

          (k)   Material Contract Defaults. The Company has provided or made available to FAI copies of all material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which it is a party or by which it is bound ("Material Contracts") all of which are listed on Schedule 3.01(k) of the Company Disclosure Schedule. The Company is not, nor has it received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and, to the best of the Company's knowledge, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment to which the Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000 or more, including guarantees of such indebtedness. Notwithstanding the foregoing definition, a Material Contract shall not include any contract with a fair market valuation equal to or less than $50,000.

          (l)    Properties. The Company has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens.

          (m)  Trademarks, Broadcast Licensees and Related Contracts. To the best of the Company's knowledge:

            (i)    As used in this Agreement, the term "Trademarks" means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for shrink-wrap or click wrap software or other off-the-shelf products that are generally available for less than $25,000), and any written settlements

A-1-7

    relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

            (ii)   Schedule 3.01(m) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks; (3) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed) (4) Federal Communications Commission ("FCC") broadcast licenses, options and agreements to acquire rights to such licenses, including terms, parties, dates, restrictions ("Broadcast Licenses"). Schedule 3.01(m) of the Disclosure Schedule sets forth a list of all third party Software that is incorporated in any Software sold, licensed, leased or otherwise distributed by the Company, indicating for each the title, owner/licensor of the Software. Third party Software tools that are used to create the Software sold, licensed, leased or otherwise distributed by the Company but are not incorporated therein are specifically excluded from this list.

            (iii)  The Intellectual Property owned by the Company is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Schedule 3.01(m) of the Company Disclosure Schedule.

            (iv)  The patents and Broadcast Licenses owned by the Company are valid and enforceable, in full force and effect, and have not been canceled, expired, or abandoned. There is no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any Intellectual Property licensed to the Company or with the FCC with respect to the Broadcast Licenses.

            (v)   The conduct of the Company's business as currently conducted does not, infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Schedule 3.01(m) of the Company Disclosure Schedule lists all U.S. and foreign patents for which: (i) the Company has obtained written opinion of counsel; or (ii) the Company has received written notice of infringement or license offer outside the ordinary course of business. There are no claims or suits pending or threatened against the Company, and the Company has not received any notice of a third party claim or suit against the Company (1) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

            (vi)  There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company is bound which (1) restrict the Company's rights to use any Intellectual Property or License, (2) restrict the Company's business in order to accommodate a third party's Intellectual Property or License or (3) permit third parties to use any Intellectual Property or License owned by the Company. There exists no event or condition, which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any other party under any Company License Agreement or Broadcast License.

            (vii) The Company takes reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and independent contractors having access thereto to execute written non-disclosure agreements. No Trade Secret of the Company has been disclosed or authorized to be disclosed to any third party other than pursuant to a

A-1-8

    non-disclosure agreement that protects the Company's proprietary interests in and to such Trade Secrets. Neither the Company nor any other party to any non-disclosure agreement relating to the Company's Trade Secrets is in breach or default thereof.

            (viii) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Intellectual Property or License, nor will require the consent of any Governmental Entity or third party in respect of any such Intellectual Property or Broadcast License.

            (ix)  Schedule 3.01(m) of the Company Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by the Company to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. With respect to the Software set forth in Schedule 3.01(m) of the Company Disclosure Schedule which the Company purports to own, such Software was either developed (1) by employees of the Company within the scope of their employment; or (2) by independent contractors who have assigned all of their rights in such Software to the Company pursuant to written agreements.

          (n)   Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Company and has recommended that the holders of the shares of Company Stock approve the Merger.

          (o)   Company Shareholder Approval. The affirmative vote or consent of a majority of the issued and outstanding shares of the Company Stock is the only vote or consent of the holders of any class of the Company's securities required to approve the Merger (the "Company Shareholder Approval").

        3.02 Representations and Warranties of FAI and the FAI Shareholders. Except as set forth in the disclosure schedule delivered to the Company by FAI and the FAI Shareholders at the time of the execution of this Agreement (the "FAI Disclosure Schedule"), FAI and the FAI Shareholders hereby, jointly and severally, represent and warrant to the Company as follows:

          (a)   Organization, Standing and Corporate Power. FAI is duly organized, validly existing and in good standing under the laws of the State of Nevada as is applicable, and has the requisite corporate power and authority to carry on its business as now being conducted. FAI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to FAI. FAI has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws, which reflect all amendments made thereto prior to the date of this Agreement, and such Articles of Incorporation (or other organization documents) and Bylaws of FAI are included in Schedule 3.02(a) of the FAI Disclosure Schedule. The records of meetings of the stockholders and Board of Directors of FAI furnished to the Company are complete and correct in all material respects. The stock records of FAI furnished to the Company are complete and correct in all material respects and accurately reflect the record ownership and beneficial ownership of all of the outstanding shares of FAI Stock and any other outstanding securities issued by FAI.

          (b)   Subsidiaries. FAI does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          (c)   Capital Structure. The authorized capital stock of FAI consists of 50,000,000 shares of Common Stock, 0.001 par value, of which 2,873,000 shares of FAI Stock are issued and outstanding, and 5,000,000 shares of Preferred Stock, 0.001 par value, none of which are issued

A-1-9

  and outstanding. As of immediately prior to Effective Time of the Merger, 1,665,272 shares of FAI restricted Common Stock shall be cancelled as provided in Section 1.08 so that as of prior to the Effective Time of the Merger, no more than 1,207,728 shares of FAI Common Stock, and no other securities, or convertible securities, shall be outstanding. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, phantom equity or similar rights, arrangements or undertakings of any kind to which FAI is a party or by which it is bound obligating FAI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of FAI or obligating FAI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and no shares of FAI Common Stock are or shall be reserved for issuance pursuant to any FAI stock plans or any other plan, contract or obligation. Except as set forth above, no shares of capital stock or other equity securities of FAI shall be issued, reserved for issuance or outstanding as of the Effective Time of the Merger. All outstanding shares of capital stock of FAI are, and all shares which may be issued pursuant to this Agreement shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of FAI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of FAI may vote. There are no outstanding contractual obligations, commitments, understandings or arrangements of FAI to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of FAI, except as to the cancellation of those shares of common stock held by the FAI Stockholders specified in Section 1.08 of this Agreement. There are no agreements or arrangements pursuant to which FAI is or could be required to register the issuance or resale of shares of FAI Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of FAI with respect to equity securities of FAI.

          (d)   Authority; Noncontravention. FAI has all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Subject to obtaining the FAI Shareholder Approval (as defined in Section 3.02(r)), the execution and delivery of this Agreement by FAI and the consummation by FAI of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of FAI. The cancellation of the restricted FAI Common Stock and the transfer of its FAI business and assets as provided in Section 1.08 complies with all applicable corporate and fiduciary law requirements. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of FAI, enforceable against FAI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of FAI under, (i) the articles of incorporation or bylaws of FAI, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to FAI or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to FAI or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a

A-1-10

  material adverse effect with respect to FAI or could not prevent, hinder or materially delay the ability of FAI to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to FAI in connection with the execution and delivery of this Agreement by FAI or the consummation by FAI of any of the transactions contemplated by this Agreement, except for the filing of the Texas Articles of Merger with the Secretary of State of the State of Texas and the filing of the Nevada Articles of Merger with the Secretary of State of the State of Nevada and such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "blue sky" laws of various states.

          (e)   S.E.C. Documents; Undisclosed Liabilities. FAI has filed with the Securities and Exchange Commission (the "S.E.C.") all reports, schedules, forms, statements and other documents as were required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the period FAI has been required by law to file such material, and FAI has delivered or made available to the Company all such reports, schedules, forms, statements and other documents filed by FAI with the S.E.C. (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "FAI S.E.C. Documents"). As of their respective dates, the FAI S.E.C. Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the S.E.C. promulgated thereunder applicable to such FAI S.E.C. Documents, and none of the FAI S.E.C. Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the S.E.C. (a copy of which has been provided to the Company prior to the date of this Agreement), none of the FAI S.E.C. Documents contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of FAI included in such FAI S.E.C. Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the S.E.C. with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of FAI as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to the extent they may not include footnotes or may be condensed). FAI does not have, and at the Effective Time of the Merger FAI will not have, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $100,000.

          (f)    Absence of Certain Changes or Events. Except as disclosed in the FAI S.E.C. Documents, since December 31, 2004, FAI has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to FAI; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to FAI; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of FAI to consummate the transactions contemplated by this Agreement.

A-1-11

          (g)   Litigation; Labor Matters; Compliance with Laws.

            (i)    There is no suit, action or proceeding or investigation pending or, to the best of FAI's or the FAI Shareholders' knowledge, threatened against or affecting FAI that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to FAI or prevent, hinder or materially delay the ability of FAI to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FAI having, or which, insofar as reasonably could be foreseen by FAI, in the future could have, any such effect.

            (ii)   FAI does not have any employees and is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its the best of its knowledge, threatened, any of which could have a material adverse effect with respect to FAI.

            (iii)  FAI is not in violation of any material statute, law, regulation, ordinance, rule, judgment, order, decree or arbitration award applicable to FAI or its business.

          (h)   Benefit Plans. FAI is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which FAI currently has an obligation to provide benefits to any current or former employee, officer or director of FAI.

          (i)    Certain Employee Payments. FAI is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of FAI of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          (j)    Tax Returns and Tax Payments. FAI has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and, to the best of FAI's and the FAI Shareholders' knowledge, has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of FAI or is being asserted against FAI, no audit of any Tax Return of FAI is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by FAI and is currently in effect.

          (k)   Environmental Matters. To the best of its knowledge, FAI is in compliance with all applicable Environmental Laws.

          (l)    Material Contracts. FAI does not have any Material Contracts to which it is a party or by which it is bound.

          (m)  Properties. FAI neither owns nor leases any real property or other tangible assets.

          (n)   Intellectual Property. Other than as listed on Section 3.02(n) of the FAI Disclosure Schedule, FAI neither owns nor uses any Intellectual Property. Neither FAI nor the FAI

A-1-12

  Shareholders have any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of FAI infringes upon or involves, or has resulted in the infringement of any Intellectual Property of any other person.

          (o)   No Brokers. Neither FAI nor the FAI Shareholders have employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          (p)   Listing and Maintenance. FAI has not received notice from the Over-the-Counter Bulletin Board to the effect that FAI is not in compliance with the listing maintenance requirements of such trading market. FAI is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (q)   Board Recommendation. The Board of Directors of FAI has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of FAI and has recommended that the holders of the shares of FAI Stock approve the Merger.

          (r)   Required FAI Shareholder Approvals. The affirmative vote or consent of a majority of the issued and outstanding shares of the FAI Stock is the only vote or consent of the holders of any class of FAI's securities required to approve the Merger (the "FAI Shareholder Approval").

ARTICLE IV

Covenants Relating to
Conduct of Business Prior to Merger

        4.01 Conduct of the Company and FAI. From the date of this Agreement and until the Effective Time of the Merger, or until the prior termination of this Agreement, the Company and FAI shall not, without the prior written approval of the other:

          (a)   engage in any material transaction except for (i) transactions in the normal and ordinary course of business or contemplated in this Agreement, (ii) the issuance by the Company of shares of Company Stock as contemplated herein and the grant by the Company of the Company warrants in connection with such issuances, and (iii) the acquisition of Broadcast Licenses by the Company, as determined by its Board of Directors;

          (b)   sell, assign or otherwise transfer any of their assets, except for the sale of Broadcast Licenses by the Company, as determined by its Board of Directors, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

          (c)   fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Time of the Merger;

          (d)   incur any material liability or create or suffer to exist any lien or other encumbrance upon any of their respective assets that will not be discharged in full prior to the Effective Time of the Merger; or

          (e)   make any material change with respect to their accounting or bookkeeping methods, principles or practices, except as required by generally accepted accounting principles.

A-1-13

ARTICLE V

Additional Agreements

        5.01 Shareholder Approvals. FAI will, as promptly as practicable following the execution of this Agreement, call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the FAI Shareholder Approval. As soon as practicable after the date of this Agreement, FAI shall file with the S.E.C. a preliminary and final definitive proxy statement (such preliminary and final definitive proxy statement, and any amendments or supplements thereto, collectively, the "Proxy Statement") pursuant to Rule 14a-3 under the Exchange Act, and shall cause the Proxy Statement to be mailed to the holders of the FAI Stock. FAI agrees to provide the Company and its counsel with any written or oral comments FAI or its counsel may receive from the S.E.C. with respect to such Proxy Statement promptly after the receipt of such comments. FAI shall also provide the Company and its counsel a reasonable opportunity to review each of the filings relating to the Proxy Statement prior to its filing with the S.E.C. or dissemination to the holders of the FAI Stock and to participate, including by way of discussions with the S.E.C., in the response of FAI to such comments. The Board of Directors of FAI will take all lawful action to solicit such approval, including, without limitation, the timely mailing of the Proxy Statement. At the Shareholders Meeting, the FAI Shareholders will vote all FAI Stock held by them in favor of the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby. The Company will, as promptly as practicable following the execution of this Agreement, call, give notice of, convene and hold a meeting of its shareholders, or obtain the written consent of the holders of at least a majority of the outstanding Company Stock, for the purpose of obtaining the Company Shareholder Approval.

        5.02 Access to Information; Confidentiality.

          (a)   The Company and FAI, respectively, shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and FAI shall, and shall cause its officers, employees and representatives to, furnish promptly to the other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Company and FAI set forth herein and compliance by the Company and FAI of its obligations hereunder, during the period prior to the Effective Time of the Merger, FAI shall provide the Company and its representatives, and the Company shall provide FAI and its representatives, with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the such party to confirm the accuracy of the representations and warranties of the other party set forth herein and compliance by the Company and FAI with its obligations hereunder, and, during such period, FAI shall, and shall cause its officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement or other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as the Company may from time to time reasonably request. Except as required by law, each of the Company and FAI will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

          (b)   No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

A-1-14

        5.03 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement. FAI and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entity or third party, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company to Public FAI in the Merger, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. FAI and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

        5.04 Public Announcements. FAI and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, Company may disclose the contemplated Merger in letters, proxy materials, information statements, consents and other documents sent to the Company's shareholders and to the holders of the Bridge Notes and the Company Warrants and FAI may disclose the contemplated Merger and related transactions in letters, the Proxy Statement, and other documents sent to FAI's shareholders. FAI and the Company acknowledge that Public FAI must file with the S.E.C., within four days after the Closing Date, a Current Report on Form 8-K describing the Merger and other information required by the S.E.C. to be included in such report (the "Super 8-K"). Prior to the Closing Date, FAI and the Company will cooperate with each other in preparing the Super 8-K.

        5.05 No Solicitation. Except as previously agreed to in writing by the other party, during the term of this Agreement neither the Company nor FAI shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving the Company or FAI, other than the Merger or other transaction contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. Company or FAI will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

A-1-15

ARTICLE VI

Conditions Precedent

        6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party under this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date, of the following conditions:

          (a)   Shareholder Approval. The FAI Shareholder Approval and the Company Shareholder Approval shall have been obtained.

          (b)   OTCBB Clearance. The shares of Public FAI Common Stock shall have been cleared for quotation on the Over-the-Counter Bulletin Board.

          (c)   No Litigation. There shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect and there shall not be in effect, pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from FAI any damages that are material, (ii) seeking to prohibit or limit the ownership or operation by the Company, FAI or Public FAI of any material portion of the business or assets of the Company, FAI or Public FAI, or to dispose of or hold separate any material portion of the business or assets of the Company, FAI or Public FAI, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to prohibit Public FAI from effectively controlling in any material respect the business or operations of the Company after the Effective Time of the Merger, or (iv) that could reasonably be expected to result in criminal or material uninsured or unindemnifiable personal liability on the part of one or more directors of the Company.

          (d)   Equity Financing. The Company shall have closed the Company Funding with gross proceeds therefrom of not less than $6.0 million.

        6.02 Conditions to Obligations of FAI. The obligations of FAI under this Agreement are further subject to the following conditions:

          (a)   Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. FAI shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (b)   Performance of Obligations of the Company. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions contemplated herein or perform its obligations hereunder), and FAI shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (c)   Consents, etc. FAI shall have received prior to the Closing Date evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Entity and or third party as necessary in connection with the transactions contemplated hereby have been obtained.

A-1-16

          (d)   Financial Statements. The Company shall have delivered to FAI audited balance sheets of the Company as of December 31, 2005, and the related statements of operations, changes in shareholders' equity and cash flows for the period October 13, 2005 (inception) through December 31, 2005.

        6.03 Conditions to Obligation of the Company. The obligations of the Company under this Agreement are further subject to the following conditions:

          (a)   Representations and Warranties. The representations and warranties of FAI and the FAI Shareholders set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on, and as of, the Closing Date. The Company shall have received a certificate signed on behalf of FAI by the chief executive officer of FAI to such effect.

          (b)   Performance of Obligations of FAI. FAI and the FAI Shareholders shall have performed the obligations required to be performed by them under this Agreement at, or prior to, the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to FAI or adversely affect the ability of FAI to consummate the transactions contemplated herein or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of FAI by the chief executive officer of FAI to such effect.

          (c)   Forgiveness of Excess Liabilities. FAI and the FAI Shareholders shall have obtained for the benefit of Public FAI, prior to the Closing Date, the forgiveness or satisfaction of (i) sufficient liabilities or obligations of FAI necessary so that the liabilities and obligations of FAI at the Effective Time of the Merger do not exceed the limitation of $100,000 set forth in Section 3.02(e) of this Agreement.

          (d)   Consents, etc. The Company shall have received prior to the Closing Date evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Entity or other third party as necessary in connection with the transactions contemplated hereby, or for Public FAI to conduct the business of the Company after the Merger, have been obtained.

          (e)   Filing of Merger Agreement. FAI shall have filed prior to the Effective Time of the Merger, in the office of the Secretary of State or other office of each jurisdiction in which such filings are required, all applications, certificates and other documents, and pay all fees, as shall be necessary for the Merger to become effective.

          (f)    No Dissent. The aggregate number of Dissenting Shares shall be less than five percent (5%) of the total number of outstanding shares of FAI Stock.

          (g)   Cancellation of Stock. At Closing, FAI shall have cancelled 1,665,272 shares of its outstanding restricted common stock from the FAI Stockholders as provided in Section 1.08 and provide evidence of cancellation of those shares satisfactory to counsel for the Company.

          (h)   Filing of 2005 10-K. FAI shall have filed its 10-KSB for the year ended December 31, 2005 as required by the Securities Exchange Act of 1934.

ARTICLE VII

Termination, Amendment and Waiver

        7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

          (a)   by mutual written consent of FAI and the Company;

A-1-17

          (b)   by either FAI or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c)   by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before December 31, 2006 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either FAI or Company requests an extension of the Closing after this date and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;

          (d)   by FAI, if there has been a material breach of this Agreement on the part of the Company of its obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by FAI to the Company; or

          (e)   by the Company, if there has been a material breach of this Agreement on the part of FAI of its obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by the Company to FAI.

        7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or FAI provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FAI or the Company, other than the provisions of the last sentence of Section 5.02(a), Section 5.04 and this Article VII. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

        7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Such amendment or amendments may be made with the approval of the Board of Directors of the Company and the Board of Directors of FAI and without the further approval of the shareholders of either the Company or FAI so long as such change does not amend the essential terms of the Agreement to the material detriment of such stockholders, respectively.

        7.04 Extension; Waiver. Subject to Section 7.01(c), at any time prior to the Effective Time of the Merger, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the agreements of the other party contained in this Agreement, or (d) waive any of the conditions contained in this Agreement to the performance of the waiving party's obligations hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section 7.04 shall, in order to be effective, require in the case of

A-1-18

FAI or the Company, the approval thereof by action of not less than a majority of the members then in office of its Board of Directors.

        7.06 Return of Documents. In the event of termination of this Agreement for any reason, FAI and the Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Neither FAI nor the Company will use any information so obtained from the other party for any purpose other than as contemplated in this Agreement and will take all reasonable steps to have such other party's information kept confidential.

ARTICLE VIII

Indemnification and Related Matters

        8.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and the termination of this Agreement.

        8.02 Indemnification.

        Irrespective of any due diligence investigation conducted by FAI or the Company with regard to the transactions contemplated hereby, each party shall indemnify and hold the other party, and each of their officers, directors, employees, affiliates, or agents harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to, or resulting from, any and all Losses incurred or suffered by such party resulting from or arising out of any breach of a representation, warranty or covenant made by the other as set forth herein, provided such breach resulted in the termination of this Agreement.

        8.03 Notice of Indemnification. In the event any legal proceeding (an "Indemnity Claim") shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought under the provisions of this Article VIII, (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other (the "Indemnitor"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the Claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within thirty (30) days of the receipt of such written notice, the Indemnitor shall notify the Indemnitee in writing of its intent to contest its obligation to indemnify or reimburse under this Agreement (a "Contest") or to accept liability hereunder. If the Indemnitor does not respond within thirty (30) days to such written notice, the Indemnitor will be deemed to accept liability. In the event of a Contest, within ten (10) days of the receipt of the written notice thereof, the parties will select arbitrators and submit the dispute to binding arbitration in Texas. The arbitrators shall be selected by the mutual agreement of the parties. If the parties cannot agree on the arbitrators, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the Federal District Court for the Western District of Texas shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association.

ARTICLE IX

General Provisions

        9.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile,

A-1-19

electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to FAI to:

      Kevin Frost, President
      Filtering Associates, Inc.
      18 Technology, Suite 18
      Irvine, California 92614

          (b)   if to the Company, to:

      MATINEE MEDIA CORPORATION
      2801 Via Fortuna Drive, Suite 675
      Austin, Texas 78746
      Attn: Robert Walker, Chief Executive Officer

        9.02 Definitions. For purposes of this Agreement:

          (a)   an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b)   "material adverse change" or "material adverse effect" means, when used in connection with the Company or FAI, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of FAI to the consummation of the Merger);

          (c)   "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (d)   a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

        9.03 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        9.04 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

        9.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        9.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties

A-1-20

without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        9.07 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed In accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of Texas in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

        9.08 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        9.09 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

        9.10 Schedules. If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

A-1-21

        IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

FAI STOCKHOLDERS:	FILTERING ASSOCIATES, INC.
/s/ Kevin Frost Kevin Frost
	By:	/s/ Kevin Frost
/s/ Edward Wiggins Edward Wiggins	Name: Kevin Frost Title: President
Attest:
/s/ Edward Wiggins Ed Wiggins, acting secretary
MATINEE MEDIA CORPORATION
	By:	/s/ Robert Walker
Name: Robert Walker Its: Chief Executive Officer

A-1-22

Schedule 3.01(a)

Articles of Incorporation attached
Bylaws attached

A-1-23

Schedule 3.01(c)

Capitalization

        Authorized capital stock of the Company consists of 25,000,000 shares of common stock and no shares of preferred stock. Capitalization of the Company as of the date hereof (pro forma for:

	% of total outstanding shares	Fully Diluted Amount of Shares
Existing shareholders	67.5%	9,375,000
Investors (including bridge investors)	32.5%	4,513,873
Total	100.0%	13,888,873

        The Company has reserved 2,591,871 shares of Company Stock for issuance upon exercise of warrants issued pursuant to the Company Funding.

        The Company intends to approve a Long Term Incentive Plan pursuant to which the Company could grants awards to employees, consultants and directors of up to 2,500,000 shares of Company Stock.

        The Company has the obligation to register the resale of all of the Company Stock issued in the Company Funding, and the shares of Company Stock underlying the warrants issued in the Company Funding, pursuant to a Registration Rights Agreement with the investors therein.

        Arabella Securities has the right to become a party to the Registration Rights Agreement to have the 334,934 shares of Company Stock underlying its warrants issued in connection with the Company Funding registered.

        The Company is not required, but has agreed, to include 2,812,500 shares of Company Stock held by the founders of the Company and up to 150,000 shares of Common Stock held by certain shareholders of Filtering after the merger in the Registration Statement.

A-1-24

Schedule 3.01(h)

Material Contracts

        On April 3, 2006, the Company entered into a Securities Purchase Agreement with certain investors in the Company Funding, under which the investors invested $8,535,550, and the holders of the Bridge Notes converted all of their principal and accrued interest. In connection with the execution of that agreement, the Company entered into a Registration Rights Agreement with such investors, and executed Common Stock Warrants for the benefit of each such investor.

        In March 2006, Matinee Media Corporation entered into option agreements for the exclusive right to purchase 12 FCC FM radio station construction permits from Ace Radio Corporation ("ACE"). ACE was the winning bidder in the January, 2006 FCC Auction of FM Broadcast Construction Permits (Auction No. 62) for the 12 construction permits. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process. These construction permits include the following:

City of License	Frequency MHz	Class	Target Market	Winning Bid/ Base Option Price
Erie, IL	105.5	A	Quad Cities, IA-IL	$118,300
Jenner, CA	106.3	A	Santa Rosa, CA	$172,900
Yarnell, AZ	99.5	C2	Phoenix, AZ	$1,452,100
Gallop, NM	101.5	C1	Gallop, NM	$78,000
Mertzon, TX	101.1	C3	San Angelo, TX	$309,400
Coalinga, CA	97.3	A	Fresno, CA	$309,400
Dunkerton, IA	103.9	A	Waterloo/Cedar Falls, IA	$295,750
Waynesboro, GA	92.9	A	Augusta, GA	$130,000
Lost Hills, CA	105.7	B1	Bakersfield, CA	$248,950
New Albany, MS	101.5	A	Tupelo, MS	$190,450
Santa Anna, TX	105.5	C3	Brownwood, TX	$127,400
New Augusta, MS	101.7	A	Hattiesburg, MS	$407,550

NOTE: The winning bid/base option price is net of a 35% bidding credit ($2,067,800), all of a portion of this credit may be reimbursable to the FCC upon sale based on buyer profile.

        On February 9, 2006 the Company entered into a line of credit with ACE in order for ACE to fund FCC winning bid prices as the above construction permits are granted by the FCC. The principal amount of the line of credit is $4,500,000 and bears interest at 7% per annum. The maturity date of the line of credit is February 9, 2007. As of March 31, 2006, the outstanding principal amount of the line of credit is $1,120,255.14, plus accrued interest of $10,891.37.

        The Company has entered into exclusive option agreements with Matinee Radio LLC to purchase five construction permits acquired by Matinee Radio LLC in FCC Auction No. 37. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to

A-1-25

complete the licensing process. These option agreements include the following signals and target markets:

City of License	Frequency MHz	Class	Target Market	Winning Bid/ Base Option Price
Albany, TX	98.9	A	Abilene, TX	$219,050
Goldsmith, TX	94.7	A	Midland/Odessa, TX	$300,950
Groveton, TX	98.1	A	Lufkin, TX	$292,500
Magdelena, NM	95.9	C1	Albuquerque, NM	$278,200
Marfa, TX	93.5	C1	Far West Texas	$186,550

NOTE: The winning bid/base option price is net of a 35% bidding credit ($687,750), all of a portion of this credit may be reimbursable to the FCC upon sale based on buyer profile.

        In addition, the Company has funded $298,100.00 to Matinee Radio, LLC for a portion of the winning bid prices of the permits noted above and related fees and expenses for Matinee Radio to obtain those construction permits from the FCC. If not repaid sooner this amount is expected to be repaid with proceeds from the sale(s) of the permits.

        The Company has entered into exclusive option agreements with James Falcon to purchase eight construction permits acquired by Mr. Falcon in FCC Auction No. 37. The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process. These option agreements include the following signals and target markets:

City of License	Frequency MHz	Class	Target Market	Winning Bid/ Base Option Price
Rio Grande City, TX	95.1	A	McAllen, TX	$838,500
Seymour, TX	92.3	C2	Wichita Falls, TX	$107,250
Knox City, TX	107.3	A	N/A	$87,100
Seymour, TX	98.7	A	Wichita Falls, TX	$80,600
Olney, TX	104.3	C2	Metro Fort Worth, TX	$95,550
Eden, TX	104.5	C3	San Angelo, TX	$222,300
Wellington, TX	98.5	C3	Childress, TX	$102,700
Eldorado, OK	96.9	A	N/A	$102,700

NOTE: The winning bid/base option price is net of a 35% bidding credit ($881,300), all of a portion of this credit may be reimbursable to the FCC upon sale based on buyer profile.

        Marfa Public Radio Corporation is a non-profit organization created to operate a radio station on FM frequency 93.5 MHz in Marfa, TX. The station has been designed as a public radio station serving far west Texas. The construction permit for the station is licensed to Matinee Radio LLC and the Company has the exclusive right to purchase the station from Matinee Radio. In order to assist in the construction and initial launch of the Marfa station, the Company has provided services and funding. The Company also assisted Marfa Public Radio in obtaining a grant from the U.S. Department of Commerce to assist in the construction of the station. The grant in the amount of $432,000 was awarded on September 22, 2005, and is expected to fund in Q2 2006. As of March 31, 2006, the Company had accounts receivable from Marfa Public Radio of $29,080.60 and a note receivable of $350,000, of which $312,225.00 is currently outstanding.

A-1-26

Schedule 3.01(m)

Intellectual Property

        The Company owns the following Internet domain names:

matineebroadcasting.com
matineebroadway.com
matineecontent.com
matineedevelopment.com
matineedigital.com
matineefilm.com
matineegames.com
matineegaming.com
matineeinteractive.com
matineeipo.com
matineelicensing.com
matineemagazine.com
matineemanuscripts.com
matineemarketing.com
matineemedia.com
matineemediacorp.com
matineemotionpictures.com
matineemovie.com
matineemovies.com
matineenetwork.com
matineepartners.com
matineeplay.com
matineeplays.com
matineeproductions.com
matineepromotions.com
matineepublications.com
matineepublish.com
matineepublishing.com
matineeradio.com
matineerecording.com
matineescreenplay.com
matineescreenplays.com
matineescript.com
matineescripts.com
matineeshow.com
matineeshows.com
matineesoftware.com
matineesports.com
matineetelevision.com
matineetunes.com
mediaipo.com

A-1-27

Schedule 3.02(a)

Articles of Incorporation attached
Bylaws attached

A-1-28

Schedule 3.01(n)

Intellectual Property

        FAI owns the Internet domain name www.filterdrive.com.

A-1-29

ANNEX A-2

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into as of December 18, 2006, by and among FILTERING ASSOCIATES, INC., ("FAI"), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the "FAI Stockholders"), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the "Company"), on the other hand.

BACKGROUND

        A.    FAI, the FAI Stockholders and the Company entered into an Agreement and Plan of Merger (the "Agreement") on April 13, 2006. All capitalized terms used herein have the same meanings given to them in the Agreement.

        B.    On October 5, 2006, the Company executed a non-binding letter of intent with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group) ("USFR"), regarding a merger of USFR with and into the Company (the "USFR Merger").

        C.    On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Conroe, Texas and, in connection with that loan, the Company executed a security agreement for the benefit of the USFR lenders, pursuant to which the Company pledged all of its interests in the option agreements under which the Company has the exclusive right to purchase 24 FM radio permits, subject to prior FCC approval (the "USFR Pledge").

        D.    The Company and USFR have executed, or expect to execute, an agreement and plan of merger (the "USFR Merger Agreement"), pursuant to which, upon the closing of the USFR Merger, the shareholders of USFR (including the holders of options, warrants or convertible securities of USFR) will receive shares of Company Stock (or options, warrants or convertible securities of the Company with terms similar to those of the securities of USFR held by such holders) representing 55% of the shares of Company Stock that will be outstanding, on a fully diluted basis (including shares of FAI to be outstanding immediately prior to the Effective Time of the Merger). The Company expects that the USFR Merger will be consummated prior to the Effective Time of the Merger.

        E.    Each of FAI, the FAI Stockholders and the Company desires to amend the Agreement by entering into this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Section 1.08 of the Agreement is hereby amended to read in its entirety as follows:

        "1.08 Stock Cancellation. On or before the Closing, FAI shall cause to be cancelled 1,662,214 shares of its outstanding Common Stock held by certain of its stockholders who hold restricted Common Stock and it shall transfer to such stockholders its existing business and related assets and liabilities in consideration of the cancellation of their FAI Common Stock. After the cancellation of these shares, the total outstanding shares of FAI as of immediately prior to the Effective Time of the Merger shall not exceed 1,210,786 shares of Common Stock."

        2.     Section 2.03(a) of the Agreement is hereby amended to read in its entirety as follows:

        "(a) Assumption of Company Derivatives. At the Effective Time of the Merger, each outstanding warrant or option to purchase Company Stock (each a "Company Warrant") shall by virtue of the Merger be assumed by Public FAI and each employee stock incentive plan of the Company under

A-2-1

which any Company Warrant may be granted (the "Company Plans") shall by virtue of the Merger be assumed by Public FAI, and each outstanding promissory note convertible into Company Stock (each a "Company Convertible Note") shall by virtue of the Merger be assumed by Public FAI. Each Company Warrant and Company Convertible Note so assumed by Public FAI will (i) continue to have, and be subject to, the same terms and conditions of such Company Warrant or Company Convertible Note immediately prior to the Effective Time of the Merger and will be exercisable for or convertible into a number of shares of Public FAI Common Stock equal the number of shares of Company Stock that were issuable upon exercise of such Company Warrant or conversion of such Company Convertible Note immediately prior to the Effective Time of the Merger, (ii) the total exercise price for the shares of Public FAI Common Stock issuable upon exercise of each such assumed Company Warrant will be equal to the total exercise price that would have been paid prior to the Effective Time of the Merger if such Company Warrant were exercised in full prior to the Effective Time of the Merger, and (iii) the conversion price for the shares of Public FAI Common Stock issuable upon conversion of each such assumed Company Convertible Notes will be equal to the conversion price that would have been applicable prior to the Effective Time of the Merger if such Company Convertible Note were converted in full prior to the Effective Time of the Merger. Public FAI shall comply with the terms of all such Company Warrants, Company Convertible Notes and Company Plans. Public FAI shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Public FAI Common Stock for delivery upon exercise of all Company Warrants and conversion of all Company Convertible Notes outstanding at the Effective Time of the Merger on the terms set forth in this Section 2.03 and all other shares of Public FAI Common Stock issuable under the Company Plans."

        3.     Section 2.03(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c) Adjustment to Exchange Ratios. The FAI Exchange Ratio and the Company Exchange Ratio set forth above in Section 2.01(b) are based on the assumption that the shareholders of FAI will own 8% of the outstanding Common Stock of Public FAI as of immediately after the Effective Time of the Merger, without taking into consideration the shares of Company Stock that may be issued in the USFR Merger. If necessary to maintain this percentage ownership immediately after the Effective Time of the Merger, the Company Exchange Ratio set forth in Section 2.01(b) or the FAI Exchange Ratio set forth in Section 2.01(a) shall be proportionately adjusted so as to achieve this 8% target for the FAI shareholders in the Merger."

        4.     The first sentence of Section 3.01(c) of the Agreement is hereby amended to read in its entirety as follows:

        "The authorized capital stock of the Company consists of 25,000,000 shares of Company Stock, of which 13,924,041 shares are issued and outstanding, including the securities issued in the Company Funding, as described in Schedule 3.01(c) of the Company Disclosure Schedule."

        5.     Section 6.03(g) of the Agreement is hereby amended to read in its entirety as follows:

        "(g) Cancellation of Stock. At Closing, FAI shall have cancelled 1,662,214 shares of its outstanding restricted common stock from the FAI Stockholders as provided in Section 1.08 and provide evidence of cancellation of those shares satisfactory to counsel for the Company."

        6.     Section 7.01(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c)    by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before June 1, 2007 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either FAI or Company requests

A-2-2

an extension of the Closing after this date and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;"

        7.     FAI and the FAI Stockholders acknowledge that the Company has entered into an agreement and plan of merger with USFR pursuant to which, prior to the Effective Time of the Merger, the Company may issue to the securityholders of USFR, upon the consummation of the USFR Merger, shares of Company Stock, Company Warrants and Company Convertible Notes. FAI and the FAI Stockholders hereby agree, approve and consent to the USFR Pledge, the execution of the USFR Merger Agreement and the consummation of the USFR Merger prior to the Effective Time of the Merger, and acknowledge that the consummation of the USFR Merger will not result in an adjustment to the FAI Exchange Ratio, except as set forth in this Amendment.

        8.     For purposes of Section 6.02 of the Agreement, prior to the Closing Date, the Company will deliver to FAI and the FAI Stockholders an updated Company Disclosure Schedule reflecting, among other things, the effects of the USFR Merger, if consummated prior to the Closing Date.

        9.     Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

        10.   This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

A-2-3

        IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

FAI STOCKHOLDERS:	FILTERING ASSOCIATES, INC.
/s/ Kevin Frost Kevin Frost	/s/ David Choi Name: David Choi Its: President
/s/ Edward Wiggins Edward Wiggins
MATINEE MEDIA CORPORATION
/s/ Robert Walker Name: Robert Walker Its: President

A-2-4

ANNEX A-3

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into as of May 31, 2007, by and among FILTERING ASSOCIATES, INC., ("FAI"), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the "FAI Stockholders"), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the "Company"), on the other hand.

BACKGROUND

        A.    FAI, the FAI Stockholders and the Company entered into an Agreement and Plan of Merger (the "Agreement") on April 13, 2006. All capitalized terms used herein have the same meanings given to them in the Agreement.

        B.    On December 18, 2006, FAI, the FAI Stockholders and the Company entered into a First Amendment to Agreement and Plan of Merger, amending the Agreement.

        C.    Each of FAI, the FAI Stockholders and the Company desires to amend the Agreement again by entering into this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Section 1.08 of the Agreement is hereby amended to read in its entirety as follows:

        "Stock Cancellation. On or before the Closing, FAI shall cause to be cancelled 1,662,214 shares of the outstanding FAI Common Stock held by certain of its stockholders who hold restricted Common Stock and it shall transfer to such stockholders its existing business and related assets and liabilities in consideration of the cancellation of their FAI Common Stock. Such stockholders, by their signature below, agree to the cancellation of their stock as aforesaid and to the assumption of all liabilities of the existing FAI business. After the cancellation of these shares, the total outstanding shares of FAI Common Stock as of immediately prior to the Effective Time of the Merger shall not exceed 1,210,786 shares."

        2.     Section 2.01(b) of the Agreement is hereby amended to read in its entirety as follows:

        "Conversion of Company Stock. Except as otherwise provided herein, each issued and outstanding share of Company Stock shall be converted into one share of Public FAI Common Stock ("Company Exchange Ratio"). Certificates representing such number of shares of Company Stock shall be exchanged for certificates representing an equal number of shares of Public FAI Common Stock."

        3.     Section 2.03(c) of the Agreement is hereby deleted in its entirety.

        4.     The last sentence of Section 3.02(e) of the Agreement is hereby amended to read in its entirety as follows:

        "FAI does not have, and at the Effective Time of the Merger FAI will not have, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, exceed $200,000."

        5.     Section 4.01(b) of the Agreement is hereby amended to read in its entirety as follows:

        "sell, assign or otherwise transfer any of their assets, except for the sale of Broadcast Licenses by the Company, as determined by its Board of Directors, cancel or compromise any debts or claims

A-3-1

relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (other than (A) a declaration and payment by the Company, so long as the appropriate amount of such dividends are held in trust and paid to the holders of the FAI Common Stock if the Merger is consummated, or (B) in connection with the cancellation of those shares of common stock held by the FAI Stockholders specified in Section 1.08 of this Agreement);"

        6.     Section 5.01 of the Agreement is hereby amended to read in its entirety as follows:

        "Shareholder Approvals. FAI will, as promptly as practicable following June 1, 2007, call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the FAI Shareholder Approval. As soon as practicable after the date of this Agreement, FAI shall file with the S.E.C. a registration of Form S-4 (such registration statement, and any amendments or supplements thereto, collectively, the "Merger Registration Statement") covering the issuance of Public FAI Common Stock to the holders of the Company Stock in the Merger. FAI shall use its best efforts to cause the Merger Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall cause the proxy statement included in the Merger Registration Statement (the "Proxy Statement") to be mailed to the holders of the FAI Stock. FAI agrees to provide the Company and its counsel with any written or oral comments FAI or its counsel may receive from the S.E.C. with respect to the Merger Registration Statement promptly after the receipt of such comments. FAI shall also provide the Company and its counsel a reasonable opportunity to review each of the filings relating to the Merger Registration Statement prior to its filing with the S.E.C. or dissemination to the holders of the FAI Stock and to participate, including by way of discussions with the S.E.C., in the response of FAI to such comments. The Company agrees to pay all reasonable out-of-pocket expenses incurred by FAI in connection with the Merger Registration Statement. The Board of Directors of FAI will take all lawful action to solicit such approval, including, without limitation, the timely mailing of the Proxy Statement. At the Shareholders Meeting, the FAI Shareholders will vote all FAI Stock held by them in favor of the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby. The Company will, as promptly as practicable following June 1, 2007, call, give notice of, convene and hold a meeting of its shareholders, or obtain the written consent of the holders of at least two-thirds of the outstanding Company Stock, for the purpose of obtaining the Company Shareholder Approval."

        7.     Section 6.03(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c) Forgiveness of Excess Liabilities. FAI and the FAI Shareholders shall have obtained for the benefit of Public FAI, prior to the Closing Date, the forgiveness or satisfaction of (i) sufficient liabilities or obligations of FAI necessary so that the liabilities and obligations of FAI at the Effective Time of the Merger do not exceed the limitation of $200,000 set forth in Section 3.02(e) of this Agreement."

        8.     Section 7.01(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c) by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before September 30, 2007 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either FAI or Company requests an extension of the Closing after this date and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;"

        9.     Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

A-3-2

        10.   This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[signature page follows]

A-3-3

        IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

FAI STOCKHOLDERS:	FILTERING ASSOCIATES, INC.
/s/ KEVIN FROST Kevin Frost	By:	/s/ DAVID CHOI Name: David Choi Its: President
/s/ EDWARD WIGGINS Edward Wiggins
MATINEE MEDIA CORPORATION
	By:	/s/ ROBERT WALKER Name: Robert Walker Its: President, CEO

A-3-4

ANNEX A-4

THIRD AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

        THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into as of September 17, 2007, by and among FILTERING ASSOCIATES, INC., ("FAI"), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the "FAI Stockholders"), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the "Company"), on the other hand.

BACKGROUND

        A.]fmFAI, the FAI Stockholders and the Company entered into an Agreement and Plan of Merger (the "Agreement") on April 13, 2006. All capitalized terms used herein have the same meanings given to them in the Agreement.

        B.    On December 18, 2006, FAI, the FAI Stockholders and the Company entered into a First Amendment to Agreement and Plan of Merger, amending the Agreement.

        C.    On May 31, 2007, FAI, the FAI Stockholders and the Company entered into a Second Amendment to Agreement and Plan of Merger, amending the Agreement.

        D.    Each of FAI, the FAI Stockholders and the Company desires to amend the Agreement again by entering into this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Section 7.01(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c) by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before February 29, 2008 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either FAI or Company requests an extension of the Closing after this date and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;"

        2.     Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

        3.     This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[signature page follows]

A-4-1

        IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

FAI STOCKHOLDERS:	FILTERING ASSOCIATES, INC.
/s/ KEVIN FROST Kevin Frost	By:	/s/ DAVID CHOI Name: David Choi Its: President
/s/ EDWARD WIGGINS Edward Wiggins
MATINEE MEDIA CORPORATION
	By:	/s/ ROBERT WALKER Name: Robert Walker Its: President, CEO

A-4-2

ANNEX B

NEVADA DISSENTERS' RIGHTS STATUTE—RIGHTS OF DISSENTING OWNERS

        NRS 92A.300 DEFINITIONS.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

        NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED.    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

        NRS 92A.310 "CORPORATE ACTION" DEFINED.    "Corporate action" means the action of a domestic corporation.

        NRS 92A.315 "DISSENTER" DEFINED.    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

        NRS 92A.320 "FAIR VALUE" DEFINED.    "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        NRS 92A.325 "STOCKHOLDER" DEFINED.    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

        NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED.    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

        NRS 92A.335 "SUBJECT CORPORATION" DEFINED.    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

        NRS 92A.340 COMPUTATION OF INTEREST.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

        NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

        NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

        1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

        2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

        1.     Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the domestic corporation is a constituent entity:

            (1)   If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

            (2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

          (b)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

          (c)   Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

        2.     A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

        1.     There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a)   The articles of incorporation of the corporation issuing the shares provide otherwise; or

          (b)   The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

            (1)   Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

               (I)  The surviving or acquiring entity; or

              (II)  Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

            (2)   A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

        2.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

        1.     A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

        2.     A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a)   He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b)   He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

        1.     If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

        2.     If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

        1.     If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a)   Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b)   Must not vote his shares in favor of the proposed action.

        2.     A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

        1.     If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

        2.     The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a)   State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c)   Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e)   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

        1.     A stockholder to whom a dissenter's notice is sent must:

          (a)   Demand payment;

          (b)   Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c)   Deposit his certificates, if any, in accordance with the terms of the notice.

        2.     The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

        3.     The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

        1.     The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

        2.     The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

        1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a)   Of the county where the corporation's registered office is located; or

          (b)   At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

        2.     The payment must be accompanied by:

          (a)   The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b)   A statement of the subject corporation's estimate of the fair value of the shares;

          (c)   An explanation of how the interest was calculated;

          (d)   A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e)   A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

        1.     A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

        2.     To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

        1.     A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

        2.     A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

        1.     If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        2.     A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

        3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        4.     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        5.     Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a)   For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b)   For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

        1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

        2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

        3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

        4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

        5.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Filtering Associates' bylaws, which will be the bylaws of the surviving corporation, provide that any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the corporation upon the same terms, under the same conditions, and to the same extent as authorized by Nevada Revised Statutes Section 78.7502 ("NRS"), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 78.7502 of the NRS provides as follows:

          Indemnification of directors and officers.

    (1)
    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.

    (2)
    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for negligence or misconduct in the performance of his duty to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    (3)
    To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Item 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 13, 2006, by and among the Registrant, Matinee Media Corporation and certain stockholders of Registrant (incorporated by reference to Annex A-1 to the proxy statement/prospectus included in this registration statement).
2.2
First Amendment to Agreement and Plan of Merger, dated December 18, 2006, between the Registrant, Matinee Media Corporation and certain stockholders of the Registrant (incorporated by reference to Annex A-2 to the proxy statement/prospectus included in this registration statement).
2.3
Second Amendment to Agreement and Plan of Merger, dated as of May 31, 2007, between the Registrant, Matinee Media Corporation and certain stockholders of Registrant (incorporated by reference to Annex A-3 to the proxy statement/prospectus included in this registration statement).
2.4
Third Amendment to Agreement and Plan of Merger, dated as of September 17, 2007, between the Registrant, Matinee Media Corporation and certain stockholders of Registrant (incorporated by reference to Annex A-4 to the proxy statement/prospectus included in this registration statement).
3.1	Articles of Incorporation.*
3.2	By-laws.*
5.1	Opinion of M2 Law Professional Corporation.††
23.1	Consent of Jonathon P. Reuben C.P.A., an Accountancy Corporation.†
23.2	Consent of Malone & Bailey, PC.†
23.3	Consent of M2 Law Professional Corporation (included in Exhibit 5.1).
99.1	Proxy Card for Special Meeting.†

*
Incorporated by reference to the exhibits of the same number filed with the Registrant's Registration Statement on Form SB-2 filed on January 23, 2002.

†
Filed herewith.

††
To be filed by amendment.

(b)
Financial Statement Schedule(s):

          All schedules are omitted for the reason that the information is included in the financial statements or the notes thereto or that they are not required or are not applicable.

Item 22.    UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

  •
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (3)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  •
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  •
  that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  •
  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

  •
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

  •
  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

  •
  that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glendale, State of California, on December 21, 2007.

FILTERING ASSOCIATES, INC.
By:	/s/ DAVID Y. CHOI David Y. Choi President, Chief Executive Officer, Chief Financial Officer, Secretary, and Sole Director